CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor,

DLJ MORTGAGE CAPITAL, INC.,

Seller,

WELLS FARGO BANK N.A.,

Servicer, Master Servicer and Trust Administrator,

SELECT PORTFOLIO SERVICING, INC.,

Servicer and Modification Oversight Agent,

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of November 1, 2006

relating to

CSAB MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-4

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

8

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

53

SECTION 2.01

Conveyance of Trust Fund.

53

SECTION 2.02

Acceptance by the Trustee.

57

SECTION 2.03

Representations and Warranties of the Seller, Master Servicer and Servicers.

60

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

62

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

62

SECTION 2.06

Issuance of Certificates.

63

SECTION 2.07

REMIC Provisions.

63

SECTION 2.08

Covenants of the Master Servicer and each Servicer.

68

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

70

SECTION 3.01

Master Servicing and Servicing of Mortgage Loans.

70

SECTION 3.02

Sub-servicing; Enforcement of the Obligations of Sub-Servicers.

72

SECTION 3.03

Master Servicing by Master Servicer

74

SECTION 3.04

Trustee to Act as Master Servicer or Servicer.

75

SECTION 3.05

Collection of Mortgage Loans; Collection Accounts; Certificate Account.

75

SECTION 3.06

Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from

Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

80

SECTION 3.07

Access to Certain Documentation and Information Regarding the Non-Designated

Mortgage Loans; Inspections.

81

SECTION 3.08

Permitted Withdrawals from the Collection Accounts and Certificate Account.

82

SECTION 3.09

Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Mortgage

Guaranty Insurance Policy; Claims; Restoration of Mortgaged Property.

84

SECTION 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

88

SECTION 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage

Loans.

89

SECTION 3.12

Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

93

SECTION 3.13

Documents, Records and Funds in Possession a Servicer to be Held for the Trust.

94

SECTION 3.14

Servicing Compensation and Master Servicing Compensation.

94

SECTION 3.15

Access to Certain Documentation.

95

SECTION 3.16

[Reserved].

95

SECTION 3.17

[Reserved].

95

SECTION 3.18

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

95

SECTION 3.19

Special Serviced Mortgage Loans.

96

SECTION 3.20

Designated Mortgage Loans.

98

SECTION 3.21

Indemnification of Servicers and Master Servicer

99

SECTION 3.22

Assigned Prepayment Premiums.

99

ARTICLE IV

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

101

SECTION 4.01

Priorities of Distribution.

101

SECTION 4.02

Allocation of Losses.

107

SECTION 4.03

Recoveries.

108

SECTION 4.04

Monthly Statements to Certificateholders.

108

SECTION 4.05

Servicers and Master Servicer to Cooperate.

109

SECTION 4.06

[Reserved].

110

SECTION 4.07

Basis Risk Reserve Fund.

110

SECTION 4.08

The Interest Rate Cap Agreements.

111

ARTICLE V

ADVANCES BY THE MASTER SERVICER AND SERVICERS

114

SECTION 5.01

Advances by the Master Servicer and Servicers.

114

ARTICLE VI

THE CERTIFICATES

116

SECTION 6.01

The Certificates.

116

SECTION 6.02

Registration of Transfer and Exchange of Certificates.

117

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

122

SECTION 6.04

Persons Deemed Owners.

122

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

123

SECTION 6.06

Maintenance of Office or Agency.

123

SECTION 6.07

Book-Entry Certificates.

123

SECTION 6.08

Notices to Clearing Agency.

124

SECTION 6.09

Definitive Certificates.

124

ARTICLE VII

THE DEPOSITOR, THE SELLER, THE MASTER SERVICER,  THE SERVICERS

AND ANY SPECIAL SERVICER

126

SECTION 7.01

Liabilities of the Seller, the Depositor, the Master Servicer, the Servicers and any

Special Servicer.

126

SECTION 7.02

Merger or Consolidation of the Seller, the Depositor, the Master Servicer, the

Servicers or any Special Servicer.

126

SECTION 7.03

Limitation on Liability of the Seller, the Depositor, the Master Servicer, the

Servicers, any Special Servicer and Others.

127

SECTION 7.04

Master Servicer and Servicer Not to Resign; Transfer of Servicing.

128

SECTION 7.05

Master Servicer, Seller, Special Servicer and Servicers May Own Certificates.

129

ARTICLE VIII

DEFAULT

130

SECTION 8.01

Events of Default.

130

SECTION 8.02

Master Servicer or Trust Administrator to Act; Appointment of Successor.

133

SECTION 8.03

Notification to Certificateholders.

135

SECTION 8.04

Waiver of Events of Default.

135

ARTICLE IX

CONCERNING THE TRUSTEE

136

SECTION 9.01

Duties of Trustee.

136

SECTION 9.02

Certain Matters Affecting the Trustee.

138

SECTION 9.03

Trustee Not Liable for Certificates or Mortgage Loans.

139

SECTION 9.04

Trustee May Own Certificates.

139

SECTION 9.05

Trustee’s Fees and Expenses.

140

SECTION 9.06

Eligibility Requirements for Trustee.

140

SECTION 9.07

Resignation and Removal of Trustee.

141

SECTION 9.08

Successor Trustee.

141

SECTION 9.09

Merger or Consolidation of Trustee.

142

SECTION 9.10

Appointment of Co-Trustee or Separate Trustee.

142

SECTION 9.11

Office of the Trustee.

143

ARTICLE X

CONCERNING THE TRUST ADMINISTRATOR

144

SECTION 10.01

Duties of Trust Administrator.

144

SECTION 10.02

Certain Matters Affecting the Trust Administrator.

146

SECTION 10.03

Trust Administrator Not Liable for Certificates or Mortgage Loans.

147

SECTION 10.04

Trust Administrator May Own Certificates.

148

SECTION 10.05

Trust Administrator’s Fees and Expenses.

148

SECTION 10.06

Eligibility Requirements for Trust Administrator.

149

SECTION 10.07

Resignation and Removal of Trust Administrator.

149

SECTION 10.08

Successor Trust Administrator.

150

SECTION 10.09

Merger or Consolidation of Trust Administrator.

151

SECTION 10.10

Appointment of Co-Trust Administrator or Separate Trust Administrator.

151

SECTION 10.11

Office of the Trust Administrator.

153

SECTION 10.12

Tax Return.

153

SECTION 10.13

[Reserved].

153

SECTION 10.14

Determination of Certificate Index.

153

ARTICLE XI

TERMINATION

154

SECTION 11.01

Termination upon Liquidation or Purchase of all Mortgage Loans.

154

SECTION 11.02

Determination of the Terminating Entity

155

SECTION 11.03

Procedure Upon Optional Termination or Auction Sale.

156

SECTION 11.04

Additional Termination Requirements.

158

ARTICLE XII

MISCELLANEOUS PROVISIONS

160

SECTION 12.01

Amendment.

160

SECTION 12.02

Recordation of Agreement; Counterparts.

162

SECTION 12.03

Governing Law.

163

SECTION 12.04

Intention of Parties.

163

SECTION 12.05

Notices.

164

SECTION 12.06

Severability of Provisions.

165

SECTION 12.07

Limitation on Rights of Certificateholders.

165

SECTION 12.08

Certificates Nonassessable and Fully Paid.

166

SECTION 12.09

Protection of Assets.

166

SECTION 12.10

Non-Solicitation.

166

ARTICLE XIII

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

168

SECTION 13.01

Exercise of Rights of Holder of the Insured Certificates.

168

SECTION 13.02

Trustee and Trust Administrator to Act Solely with Consent of Certificate Insurer.

168

SECTION 13.03

Trust Fund and Accounts Held for Benefit of Certificate Insurer.

168

SECTION 13.04

Claims Upon the Policy; Policy Payments Account.

169

SECTION 13.05

Effect of Payments by Certificate Insurer; Subrogation.

172

SECTION 13.06

Notices to Certificate Insurer.

173

SECTION 13.07

Third Party Beneficiary.

173

SECTION 13.08

Trust Administrator to Hold the Policy.

173

SECTION 13.09

Termination of Certain of Certificate Insurer’s Rights.

174

SECTION 13.10

Survival of Indemnification.

174

ARTICLE XIV

EXCHANGE ACT REPORTING

174

SECTION 14.01

Commission Reporting.

174

SECTION 14.02

Form 10-D Reporting

175

SECTION 14.03

Form 10-K Reporting

176

SECTION 14.04

Form 8-K Reporting

177

SECTION 14.05

Delisting; Amendment; Late Filing of Reports

178

SECTION 14.06

Annual Statements of Compliance

179

SECTION 14.07

Annual Assessments of Compliance

180

SECTION 14.08

Accountant’s Attestation

181

SECTION 14.09

Sarbanes-Oxley Certification

182

SECTION 14.10

Indemnification

183

EXHIBITS

Exhibit A:

Form of Class A Certificate

A-1

Exhibit B:

[Reserved]

B-1

Exhibit C:

Form of Class AR Certificate

C-1

Exhibit D:

Form of Class X Certificates

D-1

Exhibit E:

Form of Class P Certificate

E-1

Exhibit F:

Form of Class M Certificate

F-1

Exhibit G:

[Reserved]

G-1

Exhibit H:

Form of Reverse of Certificates

H-1

Exhibit I:

Form of Servicer Information

I-1

Exhibit I-A:

SPS Reporting – Base Liquidation Report

I-A-1

Exhibit J:

Form of Initial Certification of Trustee

J-1

Exhibit K:

Form of Final Certification of Trustee

K-1

Exhibit L:

Form of Request for Release

L-1

Exhibit M:

Form of Transferor Certificate

M-1

Exhibit N-1

Form of Investment Letter

N-1-1

Exhibit N-2:

Form of Rule 144A Letter

N-2-1

Exhibit N-3:

Form of Regulation S Letter

N-3-1

Exhibit O:

Form of Investor Transfer Affidavit and Agreement

O-1

Exhibit P:

Form of Transfer Certificate

P-1

Exhibit Q:

Relevant Servicing Criteria

Q-1

Exhibit R:

Additional Form 10-D Disclosure

R-1

Exhibit S:

Form of Monthly Statement to Certificateholders

S-1

Exhibit T:

Form 8-K Disclosure Information

T-1

Exhibit U:

Form of Annual Certification

U-1

Exhibit V:

Additional Disclosure Notification

V-1

Exhibit W:

Additional Form 10-K Disclosure

W-1

Exhibit X:

[Reserved]

X-1

Exhibit Y:

Form of Officer’s Certificate

Y-1

SCHEDULES

Schedule I:

Mortgage Loan Schedule

I-1

Schedule IIA:

Representations and Warranties of DLJMC

IIA-1

Schedule IIB:

Representations and Warranties of Wells Fargo

IIB-1

Schedule IIC:

Representations and Warranties of SPS

IIC-1

Schedule IID:

Representations and Warranties of Wells Fargo

IID-1

Schedule III:

Representations and Warranties of DLJMC as to the Mortgage Loans

IIIA-1

THIS POOLING AND SERVICING AGREEMENT, dated as of November 1, 2006, is hereby executed by and among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES  CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC. (“DLJMC”), a Delaware corporation, as seller (the “Seller”), WELLS FARGO BANK, N.A. (“Wells Fargo”), a national banking association, in its capacity as a servicer (a “Servicer”), as master servicer (the “Master Servicer”) and as trust administrator (the “Trust Administrator”), SELECT PORTFOLIO SERVICING, INC. (“SPS”), a Utah corporation, in its capacity as a servicer (a “Servicer”) and as modification oversight agent (the “Modification Oversight Agent”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).  Capitalized terms used in this Agreement and not otherwise defined will have the meanings assigned to them in Article I below.

PRELIMINARY STATEMENT

As provided herein, the Trust Administrator shall elect that the Trust Fund (exclusive of the Supplemental Interest Trust, the Interest Rate Cap Accounts, the Interest Rate Cap Agreements and the Basis Risk Reserve Fund) be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each a “REMIC” or, in the alternative, “Subsidiary REMIC 1” and “Master REMIC”).  Each Class of Certificates, other than the Class AR Certificates and exclusive of the right to receive amounts from the Basis Risk Reserve Fund or Supplemental Interest Trust in the case of each Certificate other than the Class X, Class P or Class AR Certificates, represents ownership of a regular interest in the Master REMIC for purposes of the REMIC Provisions.  The Class AR Certificates represent ownership of the sole class of residual interest in each REMIC for purposes of the REMIC Provisions.  The Master REMIC shall hold as its assets the Class P Reserve Fund and several classes of uncertificated Lower Tier Interests in Subsidiary REMIC 1, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in Subsidiary REMIC 1.  Subsidiary REMIC 1 shall hold as its assets the Mortgage Loans and all collections and accounts related thereto.  The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Subsidiary REMIC 1

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each uncertificated REMIC interest in Subsidiary REMIC 1:

Subsidiary REMIC 1 Interest	Initial Principal Balance	Interest Rate	Corresponding Class of Master REMIC Certificates
LT1-A-1-A	(1)	(3)	A-1-A
LT1-A-1-B	(1)	(3)	A-1-B
LT1-A-1-C	(1)	(3)	A-1-C
LT1-A-1-D	(1)	(3)	A-1-D
LT1-A-2-A	(1)	(3)	A-2-A
LTI-A-2-B	(1)	(3)	A-2-B
LT1-A-3	(1)	(3)	A-3
LT1-A-4	(1)	(3)	A-4
LT1-A-5	(1)	(3)	A-5
LT1-A-6-A	(1)	(3)	A-6-A
LT1-A-6-B	(1)	(3)	A-6-B
LT1-M-1-A	(1)	(3)	M-1-A
LT1-M-1-B	(1)	(3)	M-1-B
LT1-M-2	(1)	(3)	M-2
LT1-M-3	(1)	(3)	M-3
LT1-M-4	(1)	(3)	M-4
LT1-M-5	(1)	(3)	M-5
LT1-M-6	(1)	(3)	M-6
LT1-M-7	(1)	(3)	M-7
LT1-M-8	(1)	(3)	M-8
LT1-AR	(1)	(3)	AR
LT1-Q	(2)	(3)	N/A
LT1-R	(4)	(4)	N/A

________________

(1)

This interest has an initial principal balance equal to one-half of the initial Class Principal Balance of its Corresponding Class of Master REMIC Certificates.

(2)

This interest has an initial principal balance equal to the excess of (i) the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of the Mortgage Loans less (ii) the sum of the initial principal balances of each other interest in Subsidiary REMIC 1.

(3)

This interest shall bear interest at a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans, adjusted to reflect any amounts paid in respect of Certificate Insurer Premiums.

(4)

The Class LT1-R Interest is the sole class of residual interest in Subsidiary REMIC 1.  It does not have an interest rate or a principal balance.  The Class AR Certificate represents beneficial ownership interest of the Class LT1-R Interest.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans to the Interests in Subsidiary REMIC 1 at the rates shown above, pro rata, based on the amount of interest accrued on each such Interest for the related Interest Accrual Period, provided, however, that interest that accrues on the Class LT1-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT1-Q Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other Subsidiary REMIC 1 Interests having a principal balance in the manner described below.

On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans shall be allocated in the following order of priority:

(i)

  First, concurrently, to each Subsidiary REMIC 1 Interest with a Corresponding Class of Master REMIC Certificates until the principal balance of each such Subsidiary REMIC 1 Interest equals one-half of the Class Principal Amount of its Corresponding Class of Certificates immediately after such Distribution Date; and

(ii)  Second, to the Class LT1-Q Interests, any remaining amounts.

On each Distribution Date, Assigned Prepayment Premiums collected in connection with the Principal Prepayment of any Prepayment Premium Loan shall be distributed to the Class LT1-Q Interest.

Master REMIC

Master REMIC Class Designation	Initial Class Principal Balance or Class Notional Amount	Initial Pass-Through Rate	Minimum Denominations	Integral Multiples in Excess of Minimum Denominations
Class A-1-A	$131,950,000	5.8675%(1)	$25,000	$1
Class A-1-B	$112,000,000	5.4100%(2)	$25,000	$1
Class A-1-C	$16,000,000	5.4600%(3)	$25,000	$1
Class A-1-D	$37,331,000	5.3900%(4)	$25,000	$1
Class A-2-A	$50,000,000	5.6106%(1)	$25,000	$1
Class A-2-B	$69,151,000	5.4800%(5)	$25,000	$1
Class A-3	$74,449,000	5.5400%(6)	$25,000	$1
Class A-4	$55,647,000	5.8734%(1)	$25,000	$1
Class A-5	$45,207,000	6.0890%(1)	$25,000	$1
Class A-6-A	$105,210,000	5.6837%(1)	$25,000	$1
Class A-6-B	$5,500,000	5.7828%(1)	$25,000	$1
Class M-1-A	$11,000,000	5.8760%(1)	$25,000	$1
Class M-1-B	$7,750,000	5.6600%(7)	$25,000	$1
Class M-2	$8,620,000	5.7300%(8)	$25,000	$1
Class M-3	$3,750,000	5.7700%(9)	$25,000	$1
Class M-4	$3,000,000	6.3227%(1)	$25,000	$1
Class M-5	$2,600,000	6.2900%(10)	$25,000	$1
Class M-6	$2,600,000	6.5700%(11)	$25,000	$1
Class M-7	$3,000,000	6.8200%(12)	$25,000	$1
Class M-8	$4,220,000	7.0700%(13)	$25,000	$1
Class AR (14)	$100	0.00000%	20%	20%
Class P(15)	$200	0.00000%	10%	1%
Class X	(16)	0.00000%	10%	1%

(1)

These Certificates are subject to a limitation on its Pass-Through Rate equal to the Net Funds Cap.  After the first possible Optional Termination Date for the Mortgage Loans, the per annum Pass-Through Rate on these Certificates, other than the Class A-1-A and Class A-2A Certificates, will increase by 0.50%, per annum, subject to the Net Funds Cap.

(2)

The initial Pass-Through Rate on the Class A-1-B Certificates is 5.4100% per annum.  On each Distribution Date after the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the lesser of (i) the Certificate Index plus 0.090% and (ii) the Net Funds Cap.

(3)

The initial Pass-Through Rate on the Class A-1-C Certificates is 5.4600% per annum.  On each Distribution Date after the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the lesser of (i) the Certificate Index plus 0.140% and (ii) the Net Funds Cap.

(4)

The initial Pass-Through Rate on the Class A-1-D Certificates is 5.3900% per annum.  On each Distribution Date after the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the lesser of (i) the Certificate Index plus 0.070% and (ii) the Net Funds Cap.

(5)

The initial Pass-Through Rate on the Class A-2-B Certificates is 5.4800% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) the Certificate Index plus 0.160%, (ii) the Net Funds Cap and (iii) 11.00% per annum.

(6)

The initial Pass-Through Rate on the Class A-3 Certificates is 5.5400% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) the Certificate Index plus 0.220%, (ii) the Net Funds Cap and (iii) 11.00% per annum.

(7)

The initial Pass-Through Rate on the Class M-1-B Certificates is 5.6600% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) the Certificate Index plus 0.340%, (ii) the Net Funds Cap and (iii) 11.00% per annum.  After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will equal the least of (i) the Certificate Index plus 0.510%, (ii) the Net Funds Cap and (iii) 11.00% per annum.

(8)

The initial Pass-Through Rate on the Class M-2 Certificates is 5.7300% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) the Certificate Index plus 0.410%, (ii) the Net Funds Cap and (iii) 11.00% per annum.  After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will equal the least of (i) the Certificate Index plus 0.615%, (ii) the Net Funds Cap and (iii) 11.00% per annum.

(9)

The initial Pass-Through Rate on the Class M-3 Certificates is 5.7700% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) the Certificate Index plus 0.450%, (ii) the Net Funds Cap and (iii) 11.00% per annum.  After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will equal the least of (i) the Certificate Index plus 0.675%, (ii) the Net Funds Cap and (iii) 11.00% per annum.

(10)

The initial Pass-Through Rate on the Class M-5 Certificates is 6.2900% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) the Certificate Index plus 0.970%, (ii) the Net Funds Cap and (iii) 11.00% per annum.  After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will equal the least of (i) the Certificate Index plus 1.455%, (ii) the Net Funds Cap and (iii) 11.00% per annum.

(11)

The initial Pass-Through Rate on the Class M-6 Certificates is 2.600% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) the Certificate Index plus 1.250%, (ii) the Net Funds Cap and (iii) 11.00% per annum.  After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will equal the least of (i) the Certificate Index plus 1.750%, (ii) the Net Funds Cap and (iii) 11.00% per annum.

(12)

The initial Pass-Through Rate on the Class M-7 Certificates is 6.8200% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) the Certificate Index plus 1.500%, (ii) the Net Funds Cap and (iii) 11.00% per annum.  After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will equal the least of (i) the Certificate Index plus 2.000%, (ii) the Net Funds Cap and (iii) 11.00% per annum.

(13)

The initial Pass-Through Rate on the Class M-8 Certificates is 7.0700% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will be equal to the least of (i) the Certificate Index plus 1.750%, (ii) the Net Funds Cap and (iii) 11.00% per annum.  After the first possible Optional Termination Date, the per annum Pass-Through Rate on these Certificates will equal the least of (i) the Certificate Index plus 2.250%, (ii) the Net Funds Cap and (iii) 11.00% per annum.

(14)

The Class AR Certificates shall represent beneficial ownership of the LT1-R Interest and of the residual interest in the Master REMIC.

(15)

The Class P Certificates will be entitled to all Assigned Prepayment Premiums.  For purposes of  compliance with REMIC Provisions, the Class P Certificates shall have a principal balance of $200.

(16)

The Class X Certificates shall represent ownership of a regular interest in the Master REMIC (the “Class X Interest”).  The Class X Interest shall have an initial principal balance equal to $260.51 and the right to receive distributions in respect of such amount.  The Class X Interest shall also comprise a notional component, which has a notional balance that will at all times equal the aggregate of the class principal balances of the Subsidiary REMIC Interests in Subsidiary REMIC 1.  For each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the Subsidiary REMIC Interests in Subsidiary REMIC 1, over (ii) the Adjusted Subsidiary REMIC 1 WAC.  In addition, for federal income tax purposes, the Class X Certificates shall represent ownership of the Basis Risk Reserve Fund and the Supplemental Interest Trust.  The initial Class X notional amount will be $748,985,360.51.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention the Trust Administrator shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Certificates other than the Physical Certificates.

Class A Certificates

The Class A-1-A, Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-A, Class A-2-B, Class A-3, Class A-4, Class A-5, Class A-6-A, Class A-6-B and Class AR Certificates.

ERISA-Restricted Certificates

Residual Certificates, Private Certificates and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption.

Floating Rate Certificates

The Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.

Senior Certificates

The Class A Certificates.

Subordinate Certificates

The Class M-1-A, Class M-1-B, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class X Certificates.

Insured Certificates

The Class A-4 Certificates.

LIBOR Certificates

The Floating Rate Certificates.

Lockout Certificates

The Class A-6-A and A-6-B Certificates.

Notional Amount Certificates

The Class X Certificates.

Offered Certificates

All Classes of Certificates other than the Private Certificates.

Physical Certificates

The Residual Certificates and the Private Certificates.

Private Certificates

The Class X and Class P Certificates.

Regular Certificates

All Classes of Certificates other than the Residual Certificates.

Residual Certificates

The Class AR Certificates.

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders and Certificate Insurer.  The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby and thereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  The principal balance of the Mortgage Loans as of the Cut-off Date is 748,985,360.51.

The parties hereto intend to effect an absolute sale and assignment of the Mortgage Loans to the Trustee for the benefit of Certificateholders under this Agreement.  However, the Depositor and the Seller will hereunder absolutely assign and, as a precautionary matter grant a security interest, in and to its rights, if any, in the related Mortgage Loans to the Trustee on behalf of Certificateholders to ensure that the interest of the Certificateholders hereunder in the Mortgage Loans is fully protected.

W I T N E S S E T H   T H A T:

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer, the Servicers, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant’s Attestation:  The attestation required from an accountant pursuant to Section 14.08.

Accrual Period:  For any interest-bearing Class of Certificates (other than the LIBOR Certificates) and for each Class of Lower Tier Interests, and any Distribution Date, the calendar month immediately preceding that Distribution Date.   For the LIBOR Certificates, the period from and including the Distribution Date immediately preceding that Distribution Date (or the Closing Date, in the case of the first Accrual Period) to and including the day immediately preceding that Distribution Date.

Additional Data Remittance Date:  With respect to any Distribution Date and the Master Servicer, SPS or Wells Fargo, no later than twelve noon, five Business Days before the related Distribution Date.

Additional Disclosure Notification:  As defined in Section 14.02.

Additional Form 10-D Disclosure:  As defined in Section 14.02.

Additional Form 10-K Disclosure:  As defined in Section 14.03.

Additional Servicer:  Each affiliate of the Depositor that Services any of the Mortgage Loans and each Person who is not an affiliate of the Depositor, who Services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Item 1123 Certificate is required to be delivered).  For clarification purposes, the Master Servicer and the Trust Administrator are Additional Servicers.

Advance:  With respect to any Non-Designated Mortgage Loan, the payment required to be made by a Servicer or the Master Servicer, as applicable, with respect to any Distribution Date pursuant to Section 5.01.

With respect to any Countrywide Serviced Mortgage Loan, the payment required to be made by (i) Countrywide with respect to any Distribution Date pursuant to Section 11.19 of the Countrywide Servicing Agreement or (ii) the Master Servicer with respect to any Distribution Date pursuant to Section 3.20(b) of this Agreement.

Adjusted Subsidiary REMIC 1 WAC:  For any Distribution Date (and the related Accrual Period) the product of (i) two and (ii) the weighted average of the interest rates for such Distribution Date for the Class LT1-A-1-A, Class LT1-A-1-B, Class LT1-A-1-C, Class LT1-A-1-D, Class LT1-A-2-A, Class LT1-A-2-B, Class LT1-A-3, Class LT1-A-4, Class LT1-A-5, Class LT1-A-6-A, Class LT1-A-6-B, Class LT1-M-1-A, Class LT1-M-1-B, Class LT1-M-2, Class LT1-M-3, Class LT1-M-4, Class LT1-M-5, Class LT1-M-6, Class LT1-M-7, Class LT1-M-8, Class LT1-AR and Class LT1-Q Interests, weighted in proportion to their class principal balance as of the beginning of the related Accrual Period and computed by subjecting the rate on the Class LT1-Q to a cap of 0.00%, and by subjecting the rate on each of the Class LT1-A-1-A, Class LT1-A-1-B, Class LT1-A-1-C, Class LT1-A-1-D, Class LT1-A-2-A, Class LT1-A-2-B, Class LT1-A-3, Class LT1-A-4, Class LT1-A-5, Class LT1-A-6-A, Class LT1-A-6-B, Class LT1-M-1-A, Class LT1-M-1-B, Class LT1-M-2, Class LT1-M-3, Class LT1-M-4, Class LT1-M-5, Class LT1-M-6, Class LT1-M-7, Class LT1-M-8 and Class LT1-AR Interests to a cap that corresponds to the Pass-Through Rate for the Corresponding Class of Master REMIC Certificates; provided, however, that for each Class of LIBOR Certificates the Pass-Through Rate shall be multiplied by the quotient of (a) the actual number of days in the Accrual Period divided by (b) 30.

Adverse REMIC Event:  As defined in Section 2.07(f).

Aggregate Loan Balance:  As of any date of determination, the aggregate of the Stated Principal Balances of the Mortgage Loans, except as otherwise provided herein, as of the last day of the related Collection Period.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Ancillary Income:  All income derived from the Non-Designated Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, Prepayment Premiums (other than Assigned Prepayment Premiums), fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges, and only with respect to SPS, any Qualified Substitute Mortgage Loan Excess Interest with respect to any Qualified Substitute Mortgage Loan for which a payment has been received or advanced during the related Collection Period.

Applied Loss Amount:  As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Offered Certificates, after giving effect to all Realized Losses incurred with respect to Mortgage Loans during the Collection Period for such Distribution Date, payments of principal on such Distribution Date and any additions to the Class Principal Balance of the Offered Certificates on such Distribution Date pursuant to Section 4.03 over (ii) the Aggregate Loan Balance for such Distribution Date.

Appraised Value:  The appraised value of the Mortgaged Property based upon the appraisal made for the originator at the time of the origination of the related Mortgage Loan or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or (i) with respect to any Mortgage Loan that represents a refinancing other than a Streamlined Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing and (ii) with respect to any Streamlined Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal made in connection with the origination of the Mortgage Loan being refinanced.

Assessment of Compliance:  The certification required pursuant to Section 14.07.

Assigned Prepayment Premium:  Any Prepayment Premium on a SPS Serviced Mortgage Loan, Wells Fargo Serviced Mortgage Loan and Wells Fargo Serviced CORE Mortgage Loans.

Assignment and Assumption Agreement:  That certain assignment and assumption agreement dated as of November 1, 2006, by and between DLJMC, as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

Assignment of Mortgage: An assignment of mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office and/or the assignee’s name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, the assignment or mortgage of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

Auction Purchaser:  As defined in Section 11.01.

Balloon Loan:  Any Mortgage Loan that, by its terms, does not fully amortize the principal balance thereof by its stated maturity and requires a payment at the stated maturity larger than the monthly payments due thereunder.

Bankruptcy Code:  The United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

Basis Risk Reserve Fund:  The separate Eligible Account created and initially maintained by the Trust Administrator pursuant to Section 4.07 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A. in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp., CSAB Mortgage-Backed Trust 2006-4, CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4.”  The Basis Risk Reserve Fund shall not be part of any REMIC.  Funds in the Basis Risk Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Basis Risk Shortfall:  For any Class of Offered Certificates (other than the Class AR Certificates) and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest calculated on the basis of the applicable Pass-Through Rate of such Class of Certificates without regard to the application of the Net Funds Cap over the related Current Interest for that Distribution Date; (ii) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates; and (iii) interest accrued during the related Accrual Period on the amount in clause (ii) calculated at a per annum rate equal to the applicable Pass-Through Rate of such Class of Certificates without regard to the application of the Net Funds Cap.

Beneficial Holder:  A Person holding a beneficial interest in any Certificate through a Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Book-Entry Form:  Any Certificate held through the facilities of the Depository.

Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York or the state in which the office of the Master Servicer or any Servicer or the Corporate Trust Office of the Trustee or Trust Administrator are located are authorized or obligated by law or executive order to be closed.

Capitalization Reimbursement Amount:  For any Distribution Date, the aggregate of the amounts added to the Stated Principal Balances of the Mortgage Loans during the preceding calendar month representing reimbursements made to a Servicer on or prior to such Distribution Date in connection with the modification of such Mortgage Loan pursuant to Section 3.05.

Carryforward Interest:  For any Class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate for such Distribution Date.

Cash Remittance Date:  With respect to any Distribution Date and (A) SPS, by 1:00 p.m. New York City time on the 7th calendar day preceding such Distribution Date, or if such 7th calendar day is not a Business Day, the Business Day immediately preceding such 7th calendar day, (B) Wells Fargo, by 4:00  p.m. New York City Time on the 18th calendar day of the month in which that Distribution Date occurs or, if such day is not a Business Day, the immediately following Business Day or (C) the Master Servicer, by 1:00 p.m. New York City time two Business Days preceding such Distribution Date.

Certificate:  Any Certificates executed and authenticated by the Trust Administrator on behalf of the Trustee for the benefit of the Certificateholders in substantially the form or forms attached as Exhibits A through H hereto.

Certificate Account:  The separate Eligible Account created and maintained with the Trust Administrator, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust Administrator, as agent for the Trustee, on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trust Administrator in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trust Administrator.  Funds deposited in the Certificate Account (exclusive of the amounts permitted to be withdrawn pursuant to Section 3.08(b)) shall be held in trust for the Certificateholders.

Certificate Balance:  With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and, in the case of any Subordinate Certificates, reduced by any Applied Loss Amounts allocated to such Class on prior Distribution Dates pursuant to Section 4.02(a) plus the amount of any increase to the Certificate Balance of such Certificate pursuant to Section 4.03; provided, however, that solely for purposes of determining the Certificate Insurer Premium payable to the Certificate Insurer and the Certificate Insurer’s rights as subrogee to the Holders of the Insured Certificates, the Certificate Principal Balance of any Insured Certificate shall be deemed not to be reduced by any principal amounts paid to the Holder thereof from payments made by the Certificate Insurer under the Policy, unless such amounts have been reimbursed to the Certificate Insurer.

Certificate Index:  With respect to each Distribution Date and the LIBOR Certificates, the rate for one-month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related Interest Determination Date relating to each Class of LIBOR Certificates.  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trust Administrator after consultation with DLJMC), the rate will be the Reference Bank Rate.  If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Index will be the Certificate Index applicable to the preceding Distribution Date.  On the Interest Determination Date immediately preceding each Distribution Date, the Trust Administrator shall determine the Certificate Index for the Accrual Period commencing on such Distribution Date and inform the Master Servicer of such rate.

Certificate Insurer:  Financial Security Assurance Inc., a financial guaranty insurance company, organized and created under the laws of the State of New York and its successors in interest.

Certificate Insurer Default:  As defined in Section 13.04(j).

Certificate Insurer Premium:  The Policy premium payable pursuant to Section 4.01 hereof for each Distribution Date in an amount equal to (i) the product of the Certificate Insurer Premium Rate and  the aggregate Class Principal Balance of the Insured Certificates immediately prior to such Distribution Date, divided by (ii) 12; provided that the Certificate Insurer Premium payable on the December 2006 Distribution Date is $3,246.08.

Certificate Insurer Premium Rate:  The per annum rate at which the Certificate Insurer Premium for the Policy is calculated, which shall be 0.07% per annum.

Certificate Register:  The register maintained pursuant to Section 6.02(a) hereof.

Certificateholder or Holder:  The Person in whose name a Certificate is registered in the Certificate Register.

Certification Parties:  As defined in Section 14.09.

Certifying Person:  As defined in Section 14.09.

Class:  All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

Class A-1-B/A-1-C Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class A-1-B/A-1-C Interest Rate Cap Account shall be treated as an “outside reserve fund” under Treasury regulation Section 1.860G-2(h) and shall not be part of any REMIC.  Funds in the Class A-1-B/A-1-C Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class A-1-B/A-1-C Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class A-1-B and Class A-1-C Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class A-1-D Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class A-1-D Interest Rate Cap Account shall be treated as an “outside reserve fund” under Treasury regulation Section 1.860G-2(h) and shall not be part of any REMIC.  Funds in the Class A-1-D Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class A-1-D Interest Rate Cap Agreement:   The interest rate cap agreement relating to the Class A-1-D Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class A-2-B  Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class A-2-B Interest Rate Cap Account shall be treated as an “outside reserve fund” under Treasury regulation Section 1.860G-2(h) and shall not be part of any REMIC.  Funds in the Class A-2-B Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class A-2-B Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class A-2-B Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty,  and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement,  as such agreement may be amended and supplemented in accordance with its terms.

Class A-3 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class A-3 Interest Rate Cap Account shall be treated as an “outside reserve fund” under Treasury regulation Section 1.860G-2(h) and shall not be part of any REMIC.  Funds in the Class A-3 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class A-3 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class A-3 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty,  and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement,  as such agreement may be amended and supplemented in accordance with its terms.

Class A-6 Available Principal Amount:  With respect to any Distribution Date, an amount equal to (i) if such Distribution Date is prior to the Stepdown Date or occurs when a Trigger Event is in effect, the Principal Payment Amount for that Distribution Date and (ii) if such Distribution Date is on or after the Stepdown Date and a Trigger Event is not in effect, the Senior Principal Payment Amount for that Distribution Date.

Class A-6 Calculation Percentage:  With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Class Principal Balance of the Class A-6-A and Class A-6-B Certificates and the denominator of which is the aggregate Class Principal Balance of the Senior Certificates, in each case prior to giving effect to the distributions of principal on that Distribution Date.

Class A-6 Lockout Distribution Amount:  With respect to any Distribution Date, an amount equal to the product of (1) the applicable Class A-6 Lockout Percentage for that Distribution Date, (2) the Class A-6 Calculation Percentage for that Distribution Date and (3) the Class A-6 Available Principal Amount for that Distribution Date, but in no event will the Class A-6 Lockout Distribution Amount exceed (a) the outstanding aggregate Class Principal Balance of the Class A-6-A and Class A-6-B Certificates or (b) the Class A-6 Available Principal Amount for that Distribution Date.

Class A-6 Lockout Percentage:  With respect to any Distribution Date, the applicable percentage set forth below for that Distribution Date:

Range of Distribution Dates	Class A-6 Lockout Percentage
December 2006 – November 2009	0%
December 2009 – November 2011	45%
December 2011 – November 2012	80%
December 2012 – November 2013	100%
December 2013 and thereafter	300%

Class M-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates after giving effect to payments on such Distribution Date and (ii) the aggregate Class Principal Balance of the Class M-1-A and Class M-1-B Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 91.48% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

 Class M-1-B Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class M-1-B Interest Rate Cap Account shall be treated as an “outside reserve fund” under applicable treasury regulations and shall not be part of any REMIC.  Funds in the Class M-1-B Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class M-1-B Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class M-1-B Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-2 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class M-2 Interest Rate Cap Account shall be treated as an “outside reserve fund” under applicable treasury regulations and shall not be part of any REMIC.  Funds in the Class M-2 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class M-2 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class M-2 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-2 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A Certificates and Class M-1-B Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the aggregate Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 93.78% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class M-3 Interest Rate Cap Account shall be treated as an “outside reserve fund” under applicable treasury regulations and shall not be part of any REMIC.  Funds in the Class M-3 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class M-3 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class M-3 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-3 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A Certificates, Class M-1-B Certificates and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 94.78% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A Certificates, Class M-1-B Certificates, Class M-2 Certificates and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 95.58% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class M-5 Interest Rate Cap Account shall be treated as an “outside reserve fund” under applicable treasury regulations and shall not be part of any REMIC.  Funds in the Class M-5 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class M-5 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class M-5 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-5 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A Certificates, Class M-1-B Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 96.28% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-6 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class M-6 Interest Rate Cap Account shall be treated as an “outside reserve fund” under applicable treasury regulations and shall not be part of any REMIC.  Funds in the Class M-6 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class M-6 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class M-6 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-6 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A Certificates, Class M-1-B Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 96.97% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-7 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class M-7 Interest Rate Cap Account shall be treated as an “outside reserve fund” under applicable treasury regulations and shall not be part of any REMIC.  Funds in the Class M-7 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class M-7 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class M-7 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-7 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A Certificates, Class M-1-B Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 97.77% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-8 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.08 hereof.  The Class M-8 Interest Rate Cap Account shall be treated as an “outside reserve fund” under applicable treasury regulations and shall not be part of any REMIC.  Funds in the Class M-8 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class M-8 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class M-8 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class M-8 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1-A Certificates, Class M-1-B Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 98.90% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class P Certificates:  As set forth in the Preliminary Statement.

Class P Reserve Fund:  The Eligible Account established pursuant to Section 4.01(f).

Class Principal Balance:  With respect to any Class of Certificates, other than the Notional Amount Certificates, and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class X Distributable Amount:  With respect to any Distribution Date, the excess of (i) the sum of (a) the amounts distributable on the Class X Interest on such Distribution Date, as described in the Preliminary Statement, and (b) amounts so distributable in all prior Accrual Periods over (ii) the sum of (a) amounts distributed with respect to the Class X Certificate pursuant to Section 4.01(d)(xii) on prior Distribution Dates (other than amounts distributed pursuant to Sections 4.07 through 4.08), and (b) any amounts deposited into the Basis Risk Reserve Fund on such Distribution Date or any prior Distribution Date.

Class X Interest:  As defined in the Preliminary Statement.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, which initially shall be DTC.

Closing Date:  November 29, 2006.

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The separate accounts established and maintained by each Servicer in accordance with Section 3.05.

Collection Period:  With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Commission:  The U.S. Securities and Exchange Commission.

Compensating Interest Payment:

For any Distribution Date and SPS, with respect to the SPS Serviced Mortgage Loans, the lesser of (i) the aggregate Servicing Fee payable to SPS (for the purposes of this definition only the Servicing Fee Rate shall equal 0.25% per annum) in respect of the SPS Serviced Mortgage Loans for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs and Curtailments with respect to SPS Serviced Mortgage Loans.

For any Distribution Date and Wells Fargo, with respect to the Wells Fargo Serviced Mortgage Loans or Wells Fargo Serviced CORE Mortgage Loan, the lesser of (i) the aggregate Servicing Fee payable to Wells Fargo (for purposes of this definition only the Servicing Fee Rate shall equal 0.25% per annum) in respect of the Wells Fargo Serviced Mortgage Loans or Wells Fargo Serviced CORE Mortgage Loans, as applicable, for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs and Curtailments with respect to Wells Fargo Serviced Mortgage Loans or Wells Fargo Serviced CORE Mortgage Loans, as applicable.

For any Distribution Date and the Master Servicer, the Compensating Interest Payment shall be equal to:

(a)

with respect to the SPS Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by SPS for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by SPS for such Distribution Date; and

(b)

with respect to the Wells Fargo Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by Wells Fargo for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by Wells Fargo for such Distribution Date.

(c)

with respect to the Wells Fargo Serviced CORE Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by Wells Fargo for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by Wells Fargo for such Distribution Date; and

(d)

with respect to the Countrywide Serviced Mortgage Loans, the excess of (i) the Prepayment Interest Shortfall Amount (as defined in the Countrywide Servicing Agreement) required to be remitted by Countrywide on the Remittance Date (as defined in the Countrywide Servicing Agreement) immediately preceding such Distribution Date over (ii) the amount of the Prepayment Interest Shortfall Amount (as defined in the Countrywide Servicing Agreement) actually remitted by Countrywide for such Distribution Date.

Controlling Person:  With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Cooperative Corporation:  With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Lien Search:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

Cooperative Loan:  A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property:  With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares:  With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit:  With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

Corporate Trust Office:  With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 60 Livingston Avenue, Structured Finance EP-MN-WS3D, St. Paul, Minnesota 55107-2292, Attention:  Corporate Trust—Structured Finance.  With respect to the Trust Administrator, the designated office of the Trust Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  CSAB 2006-4, except for purposes of Section 6.06 and certificate transfer purposes, such term shall mean the office or agency of the Trust Administrator located at Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479, Attention:  CSAB 2006-4.

Corresponding Classes of Certificates:  With respect to each Lower Tier Interest, any Class of Certificates appearing opposite such Lower Tier Interest in the Preliminary Statement.

Countrywide:  Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns.

Countrywide Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Countrywide Servicing Agreement: That certain Reconstituted Servicing Agreement dated as of November 1, 2006 among DLJMC, Countrywide, the Master Servicer, the Trustee and the Trust Administrator.

Current Interest:  For any Class of Offered Certificates (other than the Class AR Certificates) and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance of such Class during the related Accrual Period; provided, that if and to the extent that on any Distribution Date the Interest Remittance Amount is less than the aggregate distributions required pursuant to Section 4.01(a) without regard to this proviso as a result of Interest Shortfalls, then the Current Interest on each Class will be reduced, on a pro rata basis in proportion to the amount of Current Interest for each Class without regard to this proviso, by such Interest Shortfalls for such Distribution Date.

Curtailment:  Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

Custodial Agreements:  Those certain custodial agreements each dated as of November 1, 2006 among the Trustee, the Trust Administrator and either LaSalle Bank, National Association and Wells Fargo Bank, N.A, as applicable, pursuant to which the Custodian agrees to hold any of the documents or instruments referred to in Section 2.01 of this Agreement as agent for the Trustee.

Custodians:  LaSalle Bank, National Association and Wells Fargo Bank, N.A., each of which shall act as agent on behalf of the Trustee, and shall be compensated by the Trust Administrator or as otherwise specified therein.

Cut-off Date:  November 1, 2006.

Cut-off Date Pool Principal Balance:  748,985,360.51.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Data Remittance Date:  With respect to any Distribution Date and the Master Servicer, SPS or Wells Fargo, the 10th calendar day of the month in which such Distribution Date occurs, or if such 10th day is not a Business Day, the Business Day immediately following such 10th day.

Deferred Amount:  For any Class of Subordinate Certificates (other than the Class X Certificates) and any Distribution Date, the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) any additions to the Class Principal Balance pursuant to Section 4.03 on such Distribution Date or any previous Distribution Date.  Any payment of Deferred Amount pursuant to Section 4.01(d) shall not result in a reduction to the Class Principal Balance of the Class of Certificate to which it is distributed.

Definitive Certificate:  As defined in Section 6.07.

Deleted Mortgage Loan:  As defined in Section 2.03(c).

Delinquency Rate:  For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor:  Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

Depository Agreement:  The Letter of Representation dated as of the Closing Date by and among DTC, the Depositor and the Trust Administrator for the benefit of the Trustee.

Designated Mortgage Loans:  The Countrywide Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by Countrywide under the Countrywide Servicing Agreement.

Designated Servicer:  Countrywide.

Designated Servicing Agreement:  The Countrywide Servicing Agreement.

Determination Date:  With respect to each Distribution Date and (A) the Master Servicer or any Servicer (other than Wells Fargo), the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately succeeding such Business Day and (B) Wells Fargo, the Business Day immediately preceding the Cash Remittance Date related to such Distribution Date.

Disqualified Organization:  Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, which includes any of the following:  (i) the United States, any state or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” within the meaning of Section 775 of the Code, and (vi) any other Person so designated by the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC formed hereby or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Date:  The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in December 2006.

DLJMC:  DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

DTC:  The Depository Trust Company.

Due Date:  With respect to each Mortgage Loan and any Distribution Date, the date on which Scheduled Payments on such Mortgage Loan are due which is either the first day of the month of such Distribution Date, or if Scheduled Payments on such Mortgage Loan are due on a day other than the first day of the month, the date in the calendar month immediately preceding the Distribution Date on which such Scheduled Payments are due, exclusive of any days of grace.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee, the Trust Administrator and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Institution:  An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies.

Eligible Investments:  Any one or more of the obligations and securities listed below:

1.

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America, the FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA (or the equivalent) or higher by the Rating Agencies;

2.

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

3.

repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (1) above and entered into with a depository institution or trust company (acting as a principal) rated “A-1+” by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (1) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee or the Trust Administrator in exchange for such collateral, and (C) be delivered to the Trustee or the Trust Administrator or, if the Trustee or the Trust Administrator, as applicable, is supplying the collateral, an agent for the Trustee or the Trust Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

4.

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

5.

commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

6.

a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

7.

money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Master Servicer, a Servicer, the Trustee or the Trust Administrator and any such funds that are managed by the Master Servicer, a Servicer, the Trustee or the Trust Administrator or their respective Affiliates or for the Master Servicer, a Servicer, the Trustee or the Trust Administrator or any Affiliate of such Person acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (7); and

8.

such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the any of Certificates, without respect to the Policy.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  As set forth in the Preliminary Statement.

Escrow Account:  The separate account or accounts created and maintained by the Master Servicer or a Servicer pursuant to Section 3.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default:  As defined in Section 8.01 hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Expense Fee Rate:  As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Trust Administrator Fee Rate, the rate at which any lender paid primary mortgage guaranty insurance fee accrues, if applicable, and the Qualified Substitute Mortgage Loan Excess Interest Rate, if applicable.

Expense Fees:  As to each Mortgage Loan, the sum of the related Servicing Fee,  the Trust Administrator Fee, any lender paid primary mortgage guaranty insurance premium, if applicable, and any Qualified Substitute Mortgage Loan Excess Interest, if applicable.

Fair Credit Reporting Act:  The Fair Credit Reporting Act of 1970, as amended.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Federal Funds Rate:  The interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight.

FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Financing Statement:  A financing statement in the form of a UCC-1 or UCC-3, as applicable, filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

Fitch Ratings:  Fitch, Inc., or any successor thereto.

FNMA:  The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Form 8-K Disclosure Information:  As defined in Section 14.04.

Indemnification Agreement:  Indemnification Agreement dated as of November 28, 2006, among the Certificate Insurer, the Depositor and the Seller.

Independent:  When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X.  Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, trust administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Indirect Participants:  Entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Class Principal Balance:  As set forth in the Preliminary Statement.

Insolvency Proceeding;  As defined in Section 13.04(e) of this Agreement.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any Mortgage Guaranty Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Amounts paid pursuant to any Insurance Policy with respect to a Mortgage Loan that have not been used to restore the related Mortgaged Property or released to the Mortgagor in accordance with the related Servicer’s or the Designated Servicer’s normal servicing procedures.

Insured Amounts:  With respect to the Insured Certificates, it has the same meaning assigned to “Guaranteed Distributions” in the Policy.

Insured Certificates:  The Class A-4 Certificates.

Insured Payments:  The aggregate amount actually paid by the Certificate Insurer to the Trust Administrator in respect of Insured Amounts.

Interest Determination Date:  With respect to the LIBOR Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Interest Rate:  With respect to each Subsidiary REMIC Regular Interest, the applicable rate set forth or calculated in the manner described in the Preliminary Statement.

Interest Rate Cap Account(s):

 The Class A-1-B/A-1-C Interest Rate Cap Account, Class A-1-D Interest Rate Cap Account, the Class A-2-B Interest Rate Cap Account, the Class A-3 Interest Rate Cap Account, the Class M-1-B Interest Rate Cap Account, the Class M-2 Interest Rate Cap Account, the Class M-3 Interest Rate Cap Account, the Class M-5 Interest Rate Cap Account, the Class M-6 Interest Rate Cap Account, the Class M-7 Interest Rate Cap Account or the Class M-8 Interest Rate Cap Account, respectively.

Interest Rate Cap Agreement Counterparty:  Credit Suisse International.

Interest Rate Cap Agreement Termination Date:  With respect to each Interest Rate Cap Agreement, the related Distribution Date as specified in the table below, after any required payment is made.

Interest Rate Cap Agreement	Distribution Date
Class A-1-B/A-1-C	December 2008
Class A-1-D	May 2009
Class A-2-B	April 2010
Class A-3	October 2011
Class M-1-B	November 2008
Class M-2	November 2008
Class M-3	November 2008
Class M-5	November 2008
Class M-6	November 2008
Class M-7	November 2008
Class M-8	November 2008

Interest Rate Cap Agreements:  The Class A-1-B/A-1-C Interest Rate Cap Agreement, the Class A-1-D Interest Rate Cap Agreement, the Class A-2-B Interest Rate Cap Agreement, the Class A-3 Interest Rate Cap Agreement, the Class M-1-B Interest Rate Cap Agreement, the Class M-2 Interest Rate Cap Agreement, the Class M-3 Interest Rate Cap Agreement, the Class M-5 Interest Rate Cap Agreement, the Class M-6 Interest Rate Cap Agreement, the Class M-7 Interest Rate Cap Agreement or the Class M-8 Interest Rate Cap Agreement.

Interest Remittance Amount:  For any Distribution Date, an amount equal to the sum, without duplication, of (1) all interest collected (other than related Payaheads, if applicable) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all Payoffs and Curtailments received on the Mortgage Loans during the related Prepayment Period (other than interest on Principal Prepayments in full that occur during the portion of the Prepayment Period that is in the same calendar month as the related Distribution Date), less (x) the Servicing Fees and any Lender Paid Mortgage Guaranty Insurance Policy premiums with respect to the Mortgage Loans and (y) unreimbursed Advances and other amounts due to the Servicers, the Master Servicer, the Trust Administrator or the Trustee with respect to the Mortgage Loans and (2) all Compensating Interest Payments paid by the Servicers or the Master Servicer with respect to the Mortgage Loans with respect to such Distribution Date, (3) the portion of any Substitution Adjustment Amount and Purchase Price paid with respect to the Mortgage Loans during the calendar month immediately preceding the Distribution Date, in each case allocable to interest, and the proceeds of any purchase of the Mortgage Loans by the Terminating Entity pursuant to Section 9.01 allocable to interest and (4) all Net Liquidation Proceeds and Recoveries collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to interest.

Interest Shortfall:  For any Distribution Date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rate) on the Mortgage Loans resulting from (a) Prepayment Interest Shortfalls to the extent not covered by a Compensating Interest Payment and (b) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

ISDA:  International Swaps and Derivatives Association, Inc.

ISDA Master Agreement:  An ISDA Master Agreement (Multicurrency-Cross Border) in the form published by ISDA in 1992 including the schedule thereto.

Item 1123 Certificate:  As defined in Section 14.06.

Late Payment Rate:  With respect to any Distribution Date, the greater of (i) the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank, National Association at its principal office in the City of New York as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, National Association) plus 3% and (ii) the then applicable highest rate of interest on the Insured Certificates, in each case, computed on the basis of a year of 360 days and the actual number of days elapsed and in no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

Lender Paid Mortgage Guaranty Insurance Policy:  Any lender paid Mortgage Guaranty Insurance Policy.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

LIBOR Certificates:  As set forth in the Preliminary Statement.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has determined (with respect to the Non-Designated Mortgage Loans, in accordance with this Agreement, or with respect to the Designated Mortgage Loans, in accordance with the Designated Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

Liquidation Expenses:  Customary and reasonable “out of pocket” expenses incurred by a Servicer (or the related Sub-Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered by such Servicer (or the related Sub-Servicer) under a Mortgage Guaranty Insurance Policy for reasons other than such Servicer’s failure to comply with Section 3.09 hereof, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by a Servicer pursuant to Section 3.11 hereof respecting the related Mortgage and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation to the extent not previously reimbursed under any hazard insurance policy for reasons other than such Servicer’s failure to comply with Section 3.11 hereof.

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property related to a Mortgage Loan and any other proceeds received in connection with an REO Property, other than Recoveries.

Loan Level Data:  As defined in Section 4.04(c).

Loan-to-Value Ratio:  As of any date, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Lower Tier Interest:  As described in the Preliminary Statement.

Majority Servicer:  The Servicer servicing the largest percentage of Mortgage Loans by Stated Principal Balance of outstanding Mortgage Loans on the Optional Termination Date.

Master REMIC:  As described in the Preliminary Statement.

Master Servicer:  Wells Fargo.

Master Servicer Employees:  As defined in Section 3.18.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The mortgage identification number for any MERS Mortgage Loan.

Modification Oversight Agent:  SPS and any successor, as modification oversight agent hereunder.

MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Excess Cashflow:  For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

Monthly Excess Interest:  As to any Distribution Date, the Interest Remittance Amount remaining after the application of payments pursuant to clauses (i) through (x) of Section 4.01(a) and the Principal Payment Amount remaining after the application of payments pursuant to clauses (i) through (ix) of Section 4.01(b) or 4.01(c), as applicable.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.

Mortgage:  With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien on a fee simple or leasehold estate in real property securing a Mortgage Note.

Mortgage File:  For each Mortgage Loan, the Trustee Mortgage File.

Mortgage Guaranty Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Mortgage Loans:  Such of the mortgage loans and cooperative loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  With respect to each Mortgage Loan that is a Cooperative Loan, if any, “Mortgage Loan” shall include, but not be limited to, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Shares and Proprietary Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to the related Mortgages and the related Mortgage Notes.

Mortgage Loan Auction Price:  The price, calculated as set forth in Section 11.01, to be paid in connection with the purchase of the Mortgage Loans by the Auction Purchaser.

Mortgage Loan Purchase Price:  The price, calculated as set forth in Section 11.01, to be paid in connection with the purchase of the Mortgage Loans pursuant to an Optional Termination.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan and applicable Servicer:

1.

the Mortgage Loan identifying number;

2.

a code indicating the type of Mortgaged Property (detached single family dwelling, PUD, condominium unit, two- to four-unit residential property or Cooperative Unit) and the occupancy status;

3.

the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

4.

the Loan-to-Value Ratio at origination;

5.

a code indicating the existence of a subordinate lien for the related Mortgaged Property;

6.

the combined Loan-to-Value Ratio at origination;

7.

the related borrower’s debt-to-income ratio;

8.

the related borrower’s credit score at origination;

9.

the Mortgage Rate as of the Cut-off Date;

10.

the stated maturity date;

11.

the amount of the Scheduled Payment as of the Cut-off Date;

12.

the original principal amount of the Mortgage Loan;

13.

the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

14.

a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

15.

a code indicating whether an Assigned Prepayment Premium is required to be paid in connection with a prepayment of the Mortgage Loan and the term and the amount of the Assigned Prepayment Premium;

16.

the Expense Fee Rate as of the Cut-off Date;

17.

the Servicing Fee Rate (which may be disclosed on the Mortgage Loan Schedule in two parts identified as the servicing fee and the master servicing fee or in two parts identified as the “Lender Fee” and the “Mgmt Fee” or in two parts identified as “service fee” and “excess fee”);

18.

the Servicer of the Mortgage Loan;

19.

a code indicating whether the Mortgage Loan is covered under a borrower paid or lender paid Mortgage Guaranty Insurance Policy (and, if so, the name of the insurance carrier) and the rate at which any lender paid Mortgage Guaranty Insurance Policy premium is calculated, if applicable; and

20.

a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, its corresponding MIN.

With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

1.

the number of Mortgage Loans;

2.

the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

3.

the weighted average Mortgage Rate of the Mortgage Loans.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note.

Mortgaged Property:  The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease.

Mortgagor:  The obligor on a Mortgage Note.

Most Senior Enhancement Percentage:  With respect to any Distribution Date and any Class of Certificates, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Class Principal Balance of those Classes of Certificates which are lower in priority than such Class of Certificates and (ii) the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Net Funds Cap:  For any Distribution Date and each Class of Offered Certificates (other than the Class AR Certificates), a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date (adjusted to account for the Certificate Insurer Premium with respect to the Insured Certificates) and (2) 12, and the denominator of which is the Aggregate Loan Balance for the immediately preceding Distribution Date, multiplied by, (b) with respect to the LIBOR Certificates only, a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, the excess of the related Liquidation Proceeds over the sum of Recoveries, Liquidation Expenses, Expense Fees, unreimbursed Advances and Servicing Advances.

Net Mortgage Rate:  As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate for such Mortgage Loan less the related Expense Fee Rate.

Net Prepayment Interest Shortfall:  For any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payments.

NIM Note:  Any debt instrument secured by distributions on any of the Certificates issued by the Trust Fund.

NIM Trust:  Any trust created to hold the Class X Certificates that issues notes that are secured by distributions on the Class X Certificates.

Non-Designated Mortgage Loans:  The Mortgage Loans that are not Designated Mortgage Loans.

Nonrecoverable Advance:  Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer or a Servicer that, in the good faith judgment of the Master Servicer or a Servicer, will not be ultimately recoverable by the Master Servicer or a Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise from proceeds or collections on the related Mortgage Loan.

Notional Amount Certificates:  As set forth in the Preliminary Statement.

Offered Certificates:  As set forth in the Preliminary Statement.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President, an Executive Vice President, Senior Vice President, a Vice President, the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries or other authorized officer of the Depositor, the Seller, the Master Servicer, the Servicers, any Special Servicer, a Sub-Servicer, the Trustee or the Trust Administrator, as the case may be, and delivered to the Depositor, the Seller, the Master Servicer, any Special Servicer, the Servicers, the Trustee or the Trust Administrator, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer or a Servicer, reasonably acceptable to the Trustee and the Trust Administrator.  With respect to the definition of Eligible Account in this Article I and Sections 2.05 and 7.04 hereof and any opinion dealing with the qualification of the REMIC or compliance with the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, the Master Servicer and such Servicer, (ii) not have any direct financial interest in the Depositor, the Master Servicer or such Servicer or in any affiliate of either of them and (iii) not be connected with Depositor, the Master Servicer or such Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that with respect to Wells Fargo Bank, N.A., as a Servicer, such counsel may be in-house counsel for Wells Fargo Bank, N.A., as a Servicer.

Optimal Interest Remittance Amount:  With respect to any Distribution Date, an amount equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Optional Termination:  Any purchase of the Mortgage Loans by a Terminating Entity or an Auction Purchaser, pursuant to Section 11.01.

Optional Termination Date:  As defined in Section 11.01(A).

Optional Termination Notice Period:  The period during which notice of an Optional Termination is to be given to the affected Certificateholders of an Optional Termination pursuant to Section 11.03(e).

OTS:  The Office of Thrift Supervision.

Overcollateralization Amount:  For any Distribution Date, an amount equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Offered Certificates after giving effect to payments on such Distribution Date.

Overcollateralization Commencement Date:  The Distribution Date in January 2007.

Overcollateralization Deficiency:  For any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Class Principal Balance of the Offered Certificates resulting from the payment of the Principal Payment Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount:  For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Participant:  A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

Pass-Through Entity:  (a) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in Section 1381(a) of the Code, (b) any partnership, trust or estate or (c) any person holding a Class A Certificate as nominee for another person.

Pass-Through Rate:  For any interest-bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.  Interest on the Certificates (other than the LIBOR Certificates) will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Interest on the LIBOR Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

Payahead:  Any scheduled principal payment intended by the related Mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Payoff:  Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

Payoff Interest:  For any Distribution Date with respect to each SPS Serviced Mortgage Loan, the Wells Fargo Serviced CORE Mortgage Loan and the Wells Fargo Serviced Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day, 14th calendar day and 14th calendar day, respectively, of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of such month through the day of receipt thereof.

PCAOB:  The Public Company Accounting Oversight Board.

Percentage Interest:  As to any Certificate, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As set forth in the Preliminary Statement.

Pledge Instruments:  With respect to each Cooperative Loan, the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

Policy: Financial Guaranty Insurance Policy No. 51781-N issued by the Certificate Insurer with respect to the Insured Certificates, including any endorsements thereto.

Policy Payments Account:  As defined in Section 13.04(b) of this Agreement.

Prepayment Interest Shortfall:  As to any Mortgage Loan, Distribution Date and Principal Prepayment (other than Payoffs with respect to a SPS Serviced Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date and with respect to a Wells Fargo Serviced Mortgage Loan or Wells Fargo Serviced CORE Mortgage Loan received during the period from and including the first day to and including the 13th day of the month of such Distribution Date) received during the related Prepayment Period, the difference between (i) one full month’s interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction, Debt Service Reduction and Deficient Valuation), as reduced by the Servicing Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment or, if such Principal Prepayment is a Curtailment, the principal amount of such Curtailment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment, net of the Servicing Fee.

Prepayment Premium:  With respect to any Mortgage Loan, any penalty, fee or premium required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Prepayment Period:  With respect to each Distribution Date and each Payoff with respect to a SPS Serviced Mortgage Loan, the related “Prepayment Period” will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and will end on the 14th day of the month in which such Distribution Date occurs.  With respect to each Distribution Date and any Payoff with respect to a Wells Fargo Serviced Mortgage Loan or a Wells Fargo Serviced CORE Mortgage Loan, the related “Prepayment Period” will commence on the 14th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and will end on the 13th day of month in which such Distribution Date occurs.  With respect to each Distribution Date and any Curtailment on any Wells Fargo Serviced Mortgage Loan, Wells Fargo Serviced CORE Mortgage Loan and SPS Serviced Mortgage Loan, the related “Prepayment Period” will commence on the first day of the month preceding the month in which the related Distribution Date occurs and will end on the last day of such month.  With respect to each Distribution Date and each Payoff and Curtailment with respect to any other Mortgage Loan, the related “Prepayment Period” will be as defined in the Designated Servicing Agreement.

Principal Payment Amount:  For any Distribution Date, the excess of the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Prepayment:  Any payment of principal on a Mortgage Loan that constitutes a Payoff or Curtailment.

Principal Remittance Amount:  For any Distribution Date, an amount equal to (A) the sum, without duplication, of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances, Servicing Advances and other amounts due to the Servicers, the Master Servicer, the Trust Administrator and the Trustee with respect to the Mortgage Loans, to the extent allocable to principal or to the extent the Interest Remittance Amount is insufficient) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all Principal Prepayments on the Mortgage Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Servicer during the calendar month immediately preceding such Distribution Date, (4) the principal portion of the Mortgage Loan Purchase Price received in connection with an Optional Termination pursuant to Section 11.01, (5) the principal portion of the Mortgage Loan Auction Price received in connection with an Auction Sale pursuant to Section 11.01, (6) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans during the calendar month immediately preceding such Distribution Date allocable to principal and (7) all Net Liquidation Proceeds and any Recoveries collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to principal or to the extent the Interest Remittance Amount is insufficient less (B) the Capitalization Reimbursement Amount for such Distribution Date.

Private Certificates:  As set forth in the Preliminary Statement.

Proprietary Lease:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Prospectus:  The Prospectus, dated October 27, 2006, relating to the offering by the Depositor from time to time of its CSAB Mortgage-Backed Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the Offered Certificates.

Prospectus Supplement:  The Prospectus Supplement, dated November 28, 2006, relating to the offering of the Offered Certificates in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Offered Certificates.

Purchase Price:  With respect to any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.02 or 2.03 or purchased by an entity pursuant to Section 3.11(f) or purchased at the option of any Special Servicer pursuant to Section 3.19(c), the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest on the Mortgage Loan at the applicable Mortgage Rate (reduced by the related Servicing Fee Rate, if the purchaser is also the Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, (iii) in the case of a Mortgage Loan purchased by the Seller, the amount of any unreimbursed Servicing Advances made by a Servicer, other than the Seller, with respect to such Mortgage Loan or, in the case of a Mortgage Loan purchased by a Special Servicer, any unreimbursed Servicing Advances payable to any Servicer other than SPS and (iv) any costs and damages (including, without limitation, late fees) actually incurred and paid by or on behalf of the Trust Fund in connection with the fact that such Mortgage Loan at the time it was made failed to comply in all material respects with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by the Seller of the representation and warranty set forth in Schedule III(viii).  With respect to any Mortgage Loan required or allowed to be purchased, the related Servicer or the Seller, as applicable, shall deliver to the Trustee and the Trust Administrator an Officer’s Certificate as to the calculation of the Purchase Price.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Substitute Mortgage Loan:  One or more Mortgage Loans substituted by the Seller for one or more Deleted Mortgage Loans which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit L, individually or in the aggregate and on a weighted average basis, as applicable, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year greater than or less than that of the Deleted Mortgage Loan; provided that the remaining term to maturity of any such Mortgage Loan shall be no greater than the last maturing Mortgage Loan in the Trust Fund immediately prior to any substitution; (v) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; (vi) have the same Due Date as the Due Date on the Deleted Mortgage Loan; (vii) have a risk grading at least equal to the risk grading assigned on the Deleted Mortgage Loan, (viii) be a “qualified mortgage” as defined in the REMIC Provisions and (ix) comply with each representation and warranty set forth in Section 2.03(b).  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the terms described in clause (iv) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (iii) hereof shall be satisfied as to each such Qualified Substitute Mortgage Loan, the risk gradings described in clause (vii) hereof shall be satisfied as to each such Qualified Substitute Mortgage Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (ix) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Qualified Substitute Mortgage Loan Excess Interest:  For any Qualified Substitute Mortgage Loan and Distribution Date, the product of (x) the Stated Principal Balance, as of the second preceding Due Date after giving effect to scheduled payments for that Due Date, whether or not received, of such Mortgage Loan and (y) the Qualified Substitute Mortgage Loan Excess Interest Rate for such Mortgage Loan and Distribution Date.

Qualified Substitute Mortgage Loan Excess Interest Rate:  For any Qualified Substitute Mortgage Loan and Distribution Date, the excess of the rate at which such Mortgage Loan is accruing interest over the rate at which the related Deleted Mortgage Loan was accruing interest on the date of substitution.

Rating Agency:  Moody’s or S&P, or any successor to either of them.

Ratings:  As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

Realized Loss:  With respect to any Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan.

Recognition Agreement:  An Agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, (ii) make certain agreements with respect to such Cooperative Loan.

Record Date:  With respect to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding that Distribution Date so long as the Certificates remain Book-Entry Certificates, or otherwise on the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs, and with respect to any other Class of Certificates, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

Recovery:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a Class or Classes of Certificates, net of any reimbursable expenses.

Reference Bank Rate:  As to any Accrual Period relating to the LIBOR Certificates as follows:  the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the Interest Determination Date prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trust Administrator after consultation with DLJMC, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Accrual Period.

Reference Banks:  Three major banks that are engaged in the London interbank market, selected by the Trust Administrator after consultation with DLJMC.

Reimbursement Amount:  As to any Distribution Date, the sum of (i)(a) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to this Agreement, plus (b) interest accrued thereon, calculated at the related Late Payment Rate from the date the Certificate Insurer paid the Insured Payment to the Trust Administrator and (ii) without duplication, (a) any other amounts owing to the Certificate Insurer under this Agreement and the Indemnification Agreement, as certified to the Trust Administrator by the Certificate Insurer plus (b) interest accrued thereon calculated at the related Late Payment Rate.

Registration Statement:  That certain registration statement on Form S-3, as amended (Registration No. 333-135481), relating to the offering by the Depositor from time to time of its CSAB Mortgage-Backed Pass-Through Certificates (Issuable in Series) as heretofore declared effective by the Securities and Exchange Commission.

Regular Certificates:  All of the Certificates other than the Residual Certificates.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation S:  Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Relevant Servicing Criteria:  The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, each Servicer, the Trust Administrator, the Trustee or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act:  The Servicemembers Civil Relief Act of 1940, as amended, and any similar state or local law.

Relief Act Reductions:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  A “real estate mortgage investment conduit”, within the meaning of Section 860D of the Code.  Reference herein to REMIC refers to the Master REMIC and Subsidiary REMIC 1, as the context requires.

REMIC Election:  An election, for federal income tax purposes, to treat certain assets as a REMIC.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO Disposition:  The final sale by Wells Fargo, as a Servicer, of any REO Property.

REO Disposition Fee:  With respect to each REO Disposition, the greater of (i) $1,200 or (ii) one percent (1%) of the final sales price of such REO Disposition; provided that the real estate broker commission with respect to the liquidation of the REO property is equal to or less than 5% except in such cases where the property value is less than $100,000 or the property is located in a rural area and market conditions require the related Servicer to pay a real estate broker commission greater than 5% or prior written consent has been obtained from DLJMC or its authorized representative.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Representatives:  As defined in Section 3.05(b).

Required Basis Risk Reserve Fund Amount:  With respect to any Distribution Date, $5,000.

Required Basis Risk Reserve Fund Deposit:  With respect to any Distribution Date, the sum of (i) any Basis Risk Shortfall for such date (net of amounts available to pay Basis Risk Shortfalls on deposit in the Interest Rate Cap Accounts on such date) and (ii) the excess, if any, of the Required Basis Risk Reserve Fund Amount for such Distribution Date over the amount on deposit in the Basis Risk Reserve Fund at the close of business on the Business Day immediately preceding such Distribution Date.

Required Insurance Policy:  With respect to any Non-Designated Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan or the related Mortgaged Property.

Reportable Event:  As defined in Section 14.04.

Reporting Servicer:  As defined in Section 14.03.

Residual Certificates:  The Class AR Certificates.

Responsible Officer:  When used with respect to the Trustee or the Trust Administrator, shall mean any officer within the corporate trust department of the Trustee or the Trust Administrator, respectively, including any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Rate:  For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the related Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Rule 144A:  Rule 144A under the Securities Act, as in effect from time to time.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Sarbanes-Oxley Act:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification:  As defined in Section 14.09.

Securities Act:  means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Security Agreement:  With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

Seller:  DLJMC.

Senior Certificates:  As set forth in the Preliminary Statement.

Senior Enhancement Percentage:  For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Subordinate Certificates (other than the Class X Certificates) and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date (assuming no Trigger Event has occurred), and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Senior Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 86.47% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Servicer(s):  SPS, Countrywide, Wells Fargo and any successor in interest thereto or any successor servicer appointed as provided herein.

Servicer Employee:  As defined in Section 3.18.

Service(s)(ing):  In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advance:  With respect to the Non-Designated Mortgage Loans, all customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by a Servicer of its servicing obligations related to such Mortgage Loans, including, but not limited to, the cost (including reasonable attorneys’ fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) compliance with the obligations under Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) any litigation related to a Mortgage Loan, (iv) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services), (v) any expenses incurred by a Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a), (vi) compliance with the obligations under Section 3.09, (vii) locating any documents missing from the Trustee’s Mortgage File and (viii) obtaining broker price opinions.

With respect to the Designated Mortgage Loans, Servicing Advance shall have the meaning assigned to such term in the Designated Servicing Agreement.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

Servicing Fee Rate:  The per annum rate set forth on the Mortgage Loan Schedule.

Servicing Function Participant:  Any Sub-Servicer, Subcontractor or any other Person, other than each Servicer, the Master Servicer, the Trustee and the Trust Administrator, that is performing activities addressed by the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans (measured as the weighted average of the monthly percentages of the aggregate Stated Principal Balance of the Mortgage Loans serviced by such participant during the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months in such year during which such Servicing Function Participant Services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed from the Cut-Off Date to the end of such calendar year).  For clarification purposes, each of the Custodians are Servicing Function Participants.

Servicing Officer:  Any officer of the Master Servicer, Servicer or Modification Oversight Agent involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Trust Administrator by the Master Servicer, a Servicer or the Modification Oversight Agent on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to the Trustee and Trust Administrator.

Special Payoff Mortgage Loan:  With respect to any Distribution Date, any Mortgage Loan (i) that was subject to a Payoff in the month preceding the month of such Distribution Date and (ii) the principal of which was distributed on the Distribution Date immediately preceding such Distribution Date.

Special Servicer:  Any special servicer appointed by the Class X Certificateholder pursuant to Section 3.19.

Special Serviced Mortgage Loan:  The Mortgage Loans for which any Special Servicer acts as servicer pursuant to Section 3.19.

SPS:  Select Portfolio Servicing, Inc., a Utah corporation, and its successors and assigns.

SPS Mortgage Loans:  Any SPS Serviced Mortgage Loans for which SPS has not entered into a sub-servicing arrangement for such Mortgage Loan pursuant to Section 3.02 hereof.

SPS Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which SPS is the applicable Servicer.

Standard Hazard Policy:  Each standard hazard insurance policy or replacement therefor referred to in Section 3.09.

Startup Day:  The Closing Date.

Stated Principal Balance:  As to any Mortgage Loan and date of determination, the principal balance of such Mortgage Loan as of the Cut-off Date, after application of the principal portion of all Scheduled Payments due on or before the Cut-off Date, whether or not received, increased by the portion of any Capitalization Reimbursement Amount allocable to such Mortgage Loan, if any, minus the sum of (i) all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before that date of determination and (ii) any Realized Losses on such Mortgage Loan that have been allocated to one or more Classes of Certificates on or before that date of determination.

Stepdown Date:  The date occurring on the earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates is reduced to zero and later of (x) the Distribution Date in December 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to 13.53%.

Streamlined Mortgage Loan:  A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the Seller’s streamlined documentation program then in effect.

Stock Power:  With respect to a Cooperative Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Subcontractor:  Any vendor, subcontractor or other Person that (i) is a Servicing Function Participant and (ii) is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee or the Trust Administrator.

Subordinate Certificates:  As set forth in the Preliminary Statement.

Subsidiary REMIC 1:  As described in the Preliminary Statement.

Subsidiary REMIC:  Subsidiary REMIC 1.

Subsidiary REMIC Regular Interest:  Any one of the “regular interests” in the Subsidiary REMIC as described in the Preliminary Statement.

Substitution Adjustment Amount:  As defined in Section 2.03.

Sub-Servicer:  Any Person that (i) is a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer, and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions required to be performed under this Agreement, the Designated Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Sub-Servicing Agreement:  Any servicing agreement between a Servicer and a Sub-Servicer pursuant to which such Servicer delegates any of its servicing responsibilities with respect to any of the Non-Designated Mortgage Loans.

Supplemental Interest Trust:  A trust created pursuant to this Agreement, (which is separate from the Trust Fund) consisting of the Interest Rate Cap Agreements, the Interest Rate Cap Accounts and the right to receive payments from the Interest Rate Cap Agreement Counterparty.

Supplemental Interest Trust Trustee:  The Trustee acting not in its individual capacity, but solely as trustee of the Supplemental Interest Trust.

Targeted Overcollateralization Amount:  The Targeted Overcollateralization Amount shall equal (1) with respect to any Distribution Date prior to the Stepdown Date, 0.55% of the Aggregate Loan Balance as of the Cut-off Date; (2) with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 1.10% of the Aggregate Loan Balance for such Distribution Date, and (b) 0.50% of the Aggregate Loan Balance as of the Cut-off Date; and (3) with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Tax Matters Person:  The person designated as “tax matters person” in the manner provided under treasury regulation § 1.860F-4(d) and temporary treasury regulation § 301.6231(a)(7)-1T.  Initially, the Tax Matters Person shall be the Trust Administrator.

Terminating Entity:  As determined by the Trust Administrator pursuant to Section 11.02(a).

Transferee Affidavit and Agreement:  As defined in Section 6.02(g)(i)(2).

Trigger Event:  A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth in the table immediately below) of the Most Senior Enhancement Percentage for the most senior Class of Certificates then outstanding :

Class	Percentage
Senior	50.00%
Class M-1-A and Class M-1-B	79.34%
Class M-2	108.68%
Class M-3	129.50%
Class M-4	152.94%
Class M-5	181.72%
Class M-6	223.84%
Class M-7	304.50%
Class M-8	614.55%

or (ii) the cumulative Realized Losses with respect to Mortgage Loans as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
December 2008 – November 2009	0.25%*
December 2009 – November 2010	0.60%*
December 2010 – November 2011	1.05%*
December 2011 – November 2012	1.45%*
December 2012 and thereafter	1.75%

* The percentages set forth above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust:  CSAB Mortgage Backed Trust 2006-4.

Trust Administrator:  Wells Fargo Bank, N.A. a national banking association, not in its individual capacity, but solely in its capacity as trust administrator for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trust Administrator Fee:  As to any Distribution Date, an amount equal to one month’s interest at the Trust Administrator Fee Rate on the aggregate Stated Principal Balance of the Mortgage Loans calculated as of the first day of the related Collection Period.

Trust Administrator Fee Rate:  As to each Mortgage Loan, a per annum rate equal to 0.00%.

Trust Collateral:  As defined in Section 11.01(C).

Trust Fund:  The corpus of the trust created by this Agreement consisting of (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Collection Account, the Certificate Account, the Interest Rate Cap Accounts (subject to Section 4.08(b)), the Interest Rate Cap Agreements and the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any Insurance Policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement, (f) the Policy and (g) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

Trust Receipt and Final Certification:  As defined in Section 2.02(a).

Trust Receipt and Initial Certification:  As defined in Section 2.02(a).

Trustee:  U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trustee Mortgage File:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Trustee Mortgage File pursuant to this Agreement.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

U.S. Bank:  U.S. Bank National Association.

U.S. Person:  A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, and any trust that elects to be treated as a United States Person that is eligible to make such election under Code Section 7701(a)(30).

Voting Rights:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 99% of all Voting Rights shall be allocated among the Holders of the Certificates, except for the Class P, Class X and Class AR Certificates.  The portion of such 99% Voting Rights allocated to each of the Certificates, except for the Class P, Class X and Class AR Certificates, shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding.  The Class X Certificates shall be allocated 1% of the Voting Rights; provided, however, for so long as the Class X Certificates, or any portion thereof, are held in a NIM Trust, the holders of the Class X Certificates shall not be entitled to exercise any Voting Rights with respect to their  Certificates and the Voting Rights otherwise allocable to the Class X Certificates shall be allocated to the other Classes of Certificates other than the Class P and Class AR Certificates.  Voting Rights shall be allocated among the Certificates within each such Class in proportion to their respective Percentage Interests.  The Class P and Class AR Certificates shall have no Voting Rights.  Notwithstanding any of the foregoing, unless a Certificate Insurer Default is continuing, on any date on which any Insured Certificates are outstanding, or any amounts are owed to the Certificate Insurer under this Agreement, the Certificate Insurer will have all Voting Rights of the Insured Certificates.  So long as the Certificate Insurer has the Voting Rights pursuant to the preceding sentence, the reference to holders of the Class A-4 Certificates in this definition shall be deemed to refer to the Certificate Insurer.

Wells Fargo:  Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

Wells Fargo Serviced CORE Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Wells Fargo is the applicable Servicer and the owner of the related servicing rights.

Wells Fargo Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Wells Fargo is the applicable Servicer.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

SECTION 2.01

Conveyance of Trust Fund.

(a)

The Depositor hereby sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer, without recourse, the Depositor’s right, title and interest in and to (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date and any Assigned Prepayment Premiums, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property related to the Mortgage Loans, (c) the Collection Account, the Certificate Account and the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any Insurance Policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.  In addition, on or prior to the Closing Date, the Depositor shall cause the Supplemental Interest Trust Trustee, on behalf of the Trust Fund, to enter into each of the Interest Rate Cap Agreements with the Interest Rate Cap Agreement Counterparty and shall cause the Trust Administrator to acknowledge and agree to each Interest Rate Cap Agreement and the Depositor shall pay or cause to be paid on behalf of the Trust Fund the payments owed to the Interest Rate Cap Agreement Counterparty as of the Closing Date under the Interest Rate Cap Agreements.

It is agreed and understood by the Depositor, the Seller, the Modification Oversight Agent, the Servicers, the Master Servicer, the Trust Administrator and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005 or a “High Cost Loan” or “Covered Loan”, as applicable, as such terms are defined in the Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date.

(b)

In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian for the benefit of the Certificateholders and the Certificate Insurer, the documents and instruments with respect to each Mortgage Loan as assigned:

(i)

(A) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed “Pay to the order of ________________, without recourse” and signed in the name of the last named endorsee by an authorized officer or (B) with respect to any Lost Mortgage Note, a lost note affidavit and indemnity from the Seller stating that the original Mortgage Note was lost or destroyed, (together with a copy of such Mortgage Note, if available) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note;

(ii)

the original of any guarantee executed in connection with the Mortgage Note (if any);

(iii)

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording (the return directions for the original Mortgage should indicate, when recorded, mail to the Seller) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the related Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iv)

the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(v)

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan from the last assignee assigned in blank;

(vi)

for each Mortgage Loan that was not a MERS Mortgage Loan at its origination, the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the last assignee, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Custodian forthwith after return from such recording office);

(vii)

the original mortgage title insurance policy, or copy of title commitment (or in appropriate jurisdictions, attorney’s opinion of title and abstract of title); and

(viii)

with respect to a Cooperative Loan, if any, the originals of the following documents or instruments:

(A)

the Cooperative Shares, together with the Stock Power in blank;

(B)

the executed Security Agreement;

(C)

the executed Proprietary Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan;

(D)

the executed Recognition Agreement;

(E)

Copies of the original UCC financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(F)

Copies of the filed UCC assignments or amendments of the security interest referenced in clause (E) above showing an unbroken chain of title from the originator to the Trust Fund, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease;

(G)

An executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of title from the originator to the Trust Fund; and

(H)

For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment.

In addition, in connection with the assignment of any MERS Mortgage Loan, the related Servicer agrees that it will cause, at the Seller’s direction and expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans which are repurchased or substituted in accordance with this Agreement) the information required by the MERS® System to (a) identify the Trustee and (b) identify the series of the Certificates issued in connection with such Mortgage Loans.  The related Servicer shall report to the Depositor, the Certificate Insurer and the Custodian the status of updating all applicable assignments with MERS within 60 days of the Closing Date and shall confirm in writing to the applicable Custodian and the Certificate Insurer (which may be furnished electronically) once all assignments are updated with MERS.  The Seller further agrees that it will not, and will not permit a Servicer to, and each related Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or substituted in accordance with the terms of this Agreement.

In the event the Depositor delivers to the Custodian certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Depositor shall deliver or cause to be delivered to the Custodian, within 60 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) for a Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office.

As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, DLJMC shall, at its expense, (i) affix or cause to be affixed the Trustee’s name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which DLJMC has not received the information required to prepare such assignment in recordable form, DLJMC’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and DLJMC need not cause to be recorded any assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor (at the Depositor’s expense) to the Trustee, the Trust Administrator, the Certificate Insurer and DLJMC, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s, the Certificate Insurer’s and the Certificateholders’ interest in the related Mortgage Loan.

If any original Mortgage Note referred to in Section 2.01(b)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Custodian of a photocopy of such Mortgage Note, if available, with a lost note affidavit and indemnity.  If any of the original Mortgage Notes for which a lost note affidavit and indemnity was delivered to the Custodian is subsequently located, such original Mortgage Note shall be delivered to the Custodian within three Business Days.

(c)

The Trustee is authorized to enter into the Custodial Agreements, at the direction of the Depositor, for the purpose of having a Custodian maintain custody of the documents and instruments referred to in this Section 2.01, and any documents delivered thereunder shall be delivered to the Custodian and any Officer’s Certificates delivered with respect thereto shall be delivered to the Trustee, the Certificate Insurer, the Trust Administrator and the Custodian.

(d)

It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee.  It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor, or if any for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders and the Certificate Insurer of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or the Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “in possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders and the Certificate Insurer for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing).  The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

SECTION 2.02

Acceptance by the Trustee.

(a)

The Trustee shall require the Custodian, pursuant to the Custodial Agreement, to execute and deliver on the Closing Date to the Depositor, the Certificate Insurer, the Master Servicer, Wells Fargo, the Seller, the Trustee and the Trust Administrator a Trust Receipt and Initial Certification with respect to the Mortgage Loans in the form annexed hereto as Exhibit J.  Such Trust Receipt and Initial Certification shall require the Custodian, based on its review and examination, and only as to the documents identified in such Trust Receipt and Initial Certification, to acknowledge that such documents appear regular on their face and relate to such Mortgage Loan.  The Custodian shall not be required to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Pursuant to Section 6 of the Custodial Agreement, not later than 90 days after the Closing Date, the Custodian shall deliver to the Depositor, Wells Fargo, as servicer, the Certificate Insurer, the Trustee and the Trust Administrator a Trust Receipt and Final Certification with respect to the Mortgage Loans in the form annexed hereto as Exhibit K, with any applicable exceptions noted thereon.

Based solely upon the Trust Receipt and Initial Certification received from the Custodian, and subject to the provisions of Section 2.01 and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

If, in the course of such review, the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Custodian shall list such as an exception in the Trust Receipt and Final Certification pursuant to Section 6 of the Custodial Agreement; provided, however, that the Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period and such defect materially and adversely affects the interests of Certificateholders or the Certificate Insurer in the related Mortgage Loan, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) repurchase such Mortgage Loan within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan, or such longer period not to exceed 720 days from the Closing Date if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office; provided, however, except as required by Section 2.01, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Custodian’s failure to record such Assignment of Mortgage, and provided, further, that the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of the Custodian’s failure to record such Assignment of Mortgage.  The Trust Administrator shall direct the Custodian to deliver to each Rating Agency and the Certificate Insurer written notice within 270 days from the Closing Date indicating each Mortgage Loan (i) for which a mortgage or assignment of mortgage required to be recorded hereunder has not been returned by the appropriate recording office or (ii) as to which there is a dispute as to location or status of such Mortgage Loan.  Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Custodian.  Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee, the Certificate Insurer and the Trust Administrator of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee or the Trust Administrator of a Request for Release substantially in the form of Exhibit L. No substitution is permitted to be made in any calendar month after the Determination Date for such month.  The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit L hereto, the Custodian shall release the related Mortgage File to the Seller and shall execute and deliver at such entity’s request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

If pursuant to the preceding paragraph the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the related Servicer shall, at the Seller’s expense, either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

With respect to any Mortgage Loan the Seller reasonably believes breaches a representation, warranty or covenant under a mortgage loan purchase agreement pursuant to which the Seller purchased such Mortgage Loan from the originator or prior holder of such Mortgage Loan, the Seller shall have the right to repurchase such Mortgage Loan from the Trust Fund at any time in order to facilitate its rights against such originator or prior holder of such Mortgage Loan at a price equal to the Purchase Price; provided, however, that in no event shall such repurchase take place with respect to Mortgage Loans constituting more than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, and provided further that such limitation does not affect the Seller’s obligation to repurchase any Mortgage Loan pursuant to Section 2.03.  Any such repurchase by the Seller pursuant to this provision shall be effected in accordance with the provisions of Section 2.03(c).

In the event that DLJMC exercises such option, the Purchase Price therefor shall be deposited in the Certificate Account and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit L hereto, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer to DLJMC, and the Trustee shall execute and deliver at DLJMC’s direction such instruments of transfer or assignment prepared by DLJMC, in each case without recourse, as shall be necessary to transfer title from the Trustee to DLJMC.

(b)

It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Trust Administrator, the Certificate Insurer, the Depositor and any Certificateholder against the Seller.

SECTION 2.03

Representations and Warranties of the Seller, Master Servicer the Modification Oversight Agent and Servicers.

(a)

Each of DLJMC, in its capacity as Seller, Wells Fargo, in its capacity as the Master Servicer, SPS, in its capacity as a Servicer and as Modification Oversight Agent and Wells Fargo, in its capacity as a Servicer hereby makes the representations and warranties applicable to it set forth in Schedules IIA, IIB, IIC and IID, respectively, as applicable, hereto, and by this reference incorporated herein, to the Depositor, the Certificate Insurer, the Trustee and the Trust Administrator, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.  In addition, SPS and Wells Fargo, in their respective capacities as Servicers, hereby make the representations and warranties applicable to it set forth in Schedules IIC and IID hereto, and by this reference incorporated herein, to the Master Servicer, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(b)

DLJMC, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule III, applicable to the Mortgage Loans and by this reference incorporated herein, to the Depositor, the Servicers, the Trustee, the Certificate Insurer and the Trust Administrator, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified, with respect to the Mortgage Loans identified on Schedule I hereto.

(c)

Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and the Certificate Insurer.  The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan sold by the Seller to the Trust Fund, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Certificate Insurer, the Trustee and the Trust Administrator of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Trust Administrator of a Request for Release substantially in the form of Exhibit L relating to the Deleted Mortgage Loan and the Mortgage File for any such Qualified Substitute Mortgage Loan.  The Seller shall promptly reimburse the Trustee, the Trust Administrator and the related Servicer for any actual out-of-pocket expenses reasonably incurred by the Trustee, the Trust Administrator and such related Servicer in respect of enforcing the remedies for such breach.  With respect to any representation and warranties described in this Section which are made to the best of the Seller’s knowledge if it is discovered by any of the Depositor, the Master Servicer, Seller, the Certificate Insurer, any Servicer, any Special Servicer, the Trustee or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer therein, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Custodian for the benefit of the Certificateholders and the Certificate Insurer, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made in any calendar month after the Determination Date for such month.  Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee, the related Servicer and the Trust Administrator.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall instruct the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances and Servicing Advances and unpaid Servicing Fees with respect to such Deleted Mortgage Loans and any amount owed under clause (iv) of the definition of Purchase Price shall be deposited in the Collection Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

One or more Mortgage Loans may be substituted for one or more Deleted Mortgage Loans.  The determination of whether a Mortgage Loan is a Qualified Substitute Mortgage Loan may be satisfied on an individual basis.  Alternatively, if more than one Mortgage Loan is to be substituted for one or more Deleted Mortgage Loans, the characteristics of such Mortgage Loans and Deleted Mortgage Loans shall be aggregated or calculated on a weighted average basis, as applicable, in determining whether such Mortgage Loans are Qualified Substitute Mortgage Loans.

In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit L hereto, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Trustee or the Trust Administrator on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee, the Trust Administrator or the Custodian for the benefit of the Certificateholders and the Certificate Insurer.

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by this Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodian.

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than ninety (90) days after the Closing Date unless the Seller delivers to the Certificate Insurer, the Trustee and the Trust Administrator an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of any of the Certificate Insurer, the Trustee, the Trust Administrator or the Trust Fund, addressed to the Trustee and the Trust Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding; provided, however, that no Opinion of Counsel shall be required if (A) the substitution occurs within two years of the Closing Date and (B) the substitution occurs with respect to Mortgage Loans that are "defective" under the Code and the Seller delivers to the Trustee and the Trust Administrator an Officer's Certificate substantially in the form of Exhibit Y.

SECTION 2.06

Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans together with the assignment to it of all other assets included in the Trust Fund, receipt of which, subject to the provisions of Section 2.02(a), is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed the Certificates and caused them to be authenticated and delivered to or upon the order of the Depositor in authorized denominations which evidence ownership of the Trust Fund.  The rights of the Holders of such Certificates to receive distributions from the Trust Fund and all ownership interests of the Holders of the Certificates in such distributions shall be as set forth in this Agreement.

SECTION 2.07

REMIC Provisions.

(a)

The Depositor hereby elects and authorizes the Trust Administrator to treat the Trust Fund as the number of separate REMICs specified in the Preliminary Statement (each, a “REMIC”) under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return (x) for the taxable year ending on the last day of the calendar year in which the Certificates are issued and (y) for the taxable year ending on the last day of the calendar year in which Certificates are first sold to a third party.  The Closing Date is hereby designated as the “startup day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.  Except as provided in Section 2.07(o), the “regular interests” (within the meaning of Section 860G of the Code) in the Master REMIC shall consist of the Class X Interest and the Certificates (other than the Class X and Class AR Certificates).  Class AR Certificates shall represent the beneficial ownership of the “residual interest” in Subsidiary REMIC 1 and the Master REMIC.  Neither the Depositor nor the Trust Administrator nor the Trustee shall permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC other than the Certificates and the Subsidiary REMIC Regular Interests.

(b)

The Trust Administrator on behalf of the Holders of the Class AR Certificates, shall act as agent for the Class AR Certificateholder as the “tax matters person” (within the meaning of the REMIC Provisions) for each REMIC, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T.  By its acceptance of a Class AR Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trust Administrator as its agent to act on behalf of each REMIC pursuant to the specific duties outlined herein.

(c)

A Holder of the Class AR Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trust Administrator, the amount of any minimum California state franchise taxes due with respect to each REMIC created hereunder under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code.  Notwithstanding the foregoing, the Trust Administrator shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trust Administrator.  In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a “prohibited transaction” of a REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class AR Certificate and then against amounts otherwise available for distribution to the Holders of Regular Certificates in accordance with the provisions set forth in Section 4.01.  The Trust Administrator or the Trustee shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Trust Administrator’s or the Trustee’s duties, respectively, under this Agreement.  The Master Servicer or the related Servicer shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Master Servicer’s or such Servicer’s duties, respectively, under this Agreement.

(d)

The Trust Administrator shall act as attorney-in-fact and as agent on behalf of the tax matters person of each REMIC created hereunder and in such capacity the Trust Administrator shall:  (i) prepare and file, or cause to be prepared and filed, federal and state tax returns (which returns the Trustee shall sign) using a calendar year as the taxable year for each REMIC created hereunder when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of each such REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the REMIC Provisions.  The expenses of preparing and filing such returns shall be borne by the Trust Administrator.  The Depositor, the Master Servicer and the related Servicer shall provide on a prompt and timely basis to the Trust Administrator or its designee such information with respect to each REMIC created hereunder as is in their possession and reasonably required or requested by the Trust Administrator to enable it to perform its obligations under this subsection.

In its capacity as attorney-in-fact and as agent on behalf of the tax matters person, the Trust Administrator shall also:  (A) act on behalf of each REMIC created hereunder in relation to any tax matter or controversy involving the Trust Fund, (B) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and (C) cause to be paid solely from the sources provided herein the amount of any taxes imposed on each REMIC created hereunder when and as the same shall be due and payable (but such obligation shall not prevent the Trust Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trust Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

(e)

The Trust Administrator shall provide (i) to any transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a permitted transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f)

The Trustee, to the extent directed by the Trust Administrator, the Depositor and the Holder of the Class AR Certificates (with respect to each REMIC) shall take any action or cause the Trust Fund to take any action necessary to create or maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  Neither the Trustee, to the extent directed or (in the case of a failure to act) not directed by the Trust Administrator, nor the Holders of the Residual Certificates shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon a REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Certificate Insurer, the Trustee and the Trust Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

The Trustee, the Certificate Insurer and the Trust Administrator shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer, a Servicer or the Depositor has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action.  In addition, prior to taking any action with respect to a REMIC or their assets, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee and the Trust Administrator will consult with the Master Servicer, the Servicers and the Depositor or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder and the Certificate Insurer, the Trustee and the Trust Administrator shall not take any such action or cause that REMIC to take any such action as to which the Master Servicer, any Servicer or the Depositor has advised it in writing that an Adverse REMIC Event could occur.

In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Holders of the Residual Certificates will consult with the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and no such Person shall take any action or cause the Trust Fund to take any such action as to which the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur.  The Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take action not permitted by this Agreement.

At all times as may be required by the Code, the Trust Administrator will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMICs as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder, as defined in Section 860F(a)(2) of the Code, on “net income from foreclosure property” of such REMIC, as defined in Section 860G(c) of the Code, on any contributions to a REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the related Servicer, if such Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax or if such tax arises out of or results from a breach of such Servicer’s duties under (x) Section 2.07(j) of this Agreement to not enter into any arrangement by which a REMIC would receive a fee or other compensation for services or to permit such REMIC to receive any income from assets other than “qualified mortgages” or “permitted investments”, (y) Section 3.01 of this Agreement to not make or any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code or (z) Section 3.11(d) of this Agreement to not cause any REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or to subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code of otherwise, (ii) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or if the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (iii) to the Trust Administrator, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article II, (iv) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article II, or (v) otherwise against amounts on deposit in the Collection Account as provided by Section 3.08 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

In accordance with Section 2.07(c), the related Servicer, the Master Servicer, the Trust Administrator or the Trustee, as applicable, shall promptly deposit in the Certificate Account any amount of such tax.

For purposes of this Section 2.07(g), a tax is imposed following the final and unappealable determination under the Code of the amount of such tax and written notice thereof by the Tax Matters Person to the party to be charged.

(h)

The failure of the related Servicer to promptly deposit in the Certificate Account any amount of such tax shall be an Event of Default, as provided in Section 8.01(b).

(i)

The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(j)

Following the Startup Day, none of any Servicer, the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 2.05) such Servicer, the Trustee or the Trust Administrator shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in a REMIC will not cause that REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or subject that REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)

None of any Servicer, the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall (subject to Section 2.05) enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(l)

Within 30 days after the Closing Date, the Trust Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable means and prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for each REMIC.

(m)

None of the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement), the Trust Administrator, the Master Servicer or any Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for a REMIC, nor sell or dispose of any investments in the Collection Account or the Certificate Account for gain nor accept any contributions to a REMIC after the Closing Date (a) unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of any REMIC created hereunder as a REMIC or (b) unless the Master Servicer or such Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax.

(n)

In order to enable the Trust Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided to the Trust Administrator, within ten days after the Closing Date, all information or data that the Trust Administrator determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein.  Thereafter, the Master Servicer shall provide, promptly upon request therefor, any such additional information or data that the Trustee or the Trust Administrator may from time to time reasonably request in order to enable the Trustee and the Trust Administrator to perform their duties as set forth herein and the Trustee and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein.  DLJMC shall indemnify the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trust Administrator arising from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trust Administrator on a timely basis. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trustee and the Trust Administrator arising from any failure of the Master Servicer to provide, or to cause to be provided, accurate information or data required to be provided by the Master Servicer to the Trustee and the Trust Administrator on a timely basis; provided, however, that if any Servicer  shall fail to provide such information to the Master Servicer upon timely request for such information by the Master Servicer, that Servicer shall indemnify the Master Servicer, the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Master Servicer, the Trustee and the Trust Administrator arising from any failure of that Servicer to provide, or to cause to be provided, the information referred to above on a timely basis.  The indemnification provisions hereunder shall survive the termination of this Agreement and shall extend to any co-trustee and co-trust administrator appointed pursuant to this Agreement.

(o)

The Trust Administrator shall treat each of the Supplemental Interest Trust and the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class X Certificateholder, and not as an asset of any REMIC.  The Trust Administrator shall treat the rights of the Certificateholders (other than with respect to the Class X, Class P or Class AR Certificates) to receive payments from the Supplemental Interest Trust and the Basis Risk Reserve Fund as rights in an interest rate cap contract written by the Class X Certificateholder in favor of such Certificateholders.  Thus, each Certificate (other than the Class X, Class P or Class AR Certificates) shall be treated as representing ownership of not only REMIC Regular Interests, but also ownership of an interest in interest rate cap contracts or a separate contractual right.  For purposes of determining the issue price of the REMIC Regular interests, the Trust Administrator shall assume that the interest rate cap contract has a value of $10,000.

SECTION 2.08

Covenants of the Master Servicer, the Trust Administrator and each Servicer.

(a)

The Master Servicer and each Servicer, severally and not jointly, hereby covenants to the Depositor, the Certificate Insurer, the Trustee and the Trust Administrator as follows:

(i)

Such Servicer or the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Mortgage Guaranty Insurance Policy; and

(ii)

No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor, the Certificate Insurer, the Trustee or the Trust Administrator and prepared by the Master Servicer or such Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

(b)

The Trust Administrator hereby covenants to the Depositor, the Certificate Insurer, the Trustee and the Master Servicer as follows:

(i)

No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor, the Certificate Insurer, the Trustee or the Trust Administrator and prepared by the Trust Administrator pursuant to this Agreement will contain any untrue statement of a material fact.

(c)

The Master Servicer agrees to indemnify the Trust Fund, the Depositor, each Servicer, the Trust Administrator, the Certificate Insurer and the Trustee for losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses imposed on or incurred by the Trust Fund, the Servicer, the Depositor, the Securities Administrator or the Trustee, as a result of a breach of the Master Servicer’s covenants set forth above in Section 2.08(a) provided that the Master Servicer shall not provide indemnification for any damages caused by information provided to the Master Servicer by any other party to this Agreement, the Designated Servicer, the Interest Rate Cap Agreement Counterparty, the Certificate Insurer, the Custodians, any Subcontractor or any Sub-Servicer.

(d)

Each Servicer agrees to indemnify the Trust Fund, the Depositor, the Master Servicer, the Trust Administrator, the Certificate Insurer and the Trustee for losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator or the Trustee, as a result of a breach of the Servicer’s covenants set forth above in Section 2.08(a).

(e)

The Trust Administrator agrees to indemnify the Trust Fund, the Depositor, each Servicer, the Master Servicer, the Certificate Insurer and the Trustee for losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses imposed on or incurred by the Trust Fund, the Servicer, the Depositor, the Master Servicer or the Trustee, as a result of a breach of the Trust Administrator’s covenants set forth above in Section 2.08(b) provided that the  Trust Administrator shall not provide indemnification for any damages caused by information provided to the  Trust Administrator by any other party to this Agreement, the Designated Servicer, the Interest Rate Cap Agreement Counterparty, the Certificate Insurer, the Custodians, any Subcontractor or any Sub-Servicer.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

SECTION 3.01

Master Servicing and Servicing of Mortgage Loans.

For and on behalf of the Certificateholders and the Certificate Insurer, as independent contractors of the Trustee, (i) each Servicer, severally and not jointly, shall service and administer the related Non-Designated Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices and with all applicable requirements of the Servicing Criteria, (ii) the Master Servicer shall, in accordance with Section 3.03 of this Agreement, master service and administer the Non-Designated Mortgage Loans  by overseeing and enforcing the servicing of the Non-Designated Mortgage Loans by the related Servicer  according to the terms of this Agreement and (iii) the Master Servicer shall, in accordance with the Section 3.20 of this Agreement, master service and administer the Designated Mortgage Loans by overseeing and enforcing the servicing of the Designated Mortgage Loans by the Designated Servicer according to the terms of the Designated Servicing Agreement.  The obligations of each of SPS and Wells Fargo hereunder to service and administer the Mortgage Loans shall be limited to SPS Serviced Mortgage Loans, Wells Fargo Serviced CORE Mortgage Loans and Wells Fargo Serviced Mortgage Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to related “Mortgage Loans” shall be limited to the SPS Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of SPS and the Wells Fargo Serviced Mortgage Loans and the Wells Fargo Serviced CORE Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of Wells Fargo; and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans.  The obligations of the Master Servicer to master service and administer the Mortgage Loans shall be limited to the Non-Designated Mortgage Loans and the Designated Mortgage Loans.   In connection with such servicing and administration of the Non-Designated Mortgage Loans, the Master Servicer and each Servicer shall have full power and authority, acting alone and/or, with respect to any Servicer, through Sub-Servicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that neither the Master Servicer nor any Servicer shall take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Trust Administrator, the Certificate Insurer or the Certificateholders under this Agreement.  The Master Servicer and each Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.  Without limiting the generality of the foregoing, the Master Servicer and each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor, the Trustee and the Trust Administrator, when the Master Servicer or such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Trust Administrator, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders.  The Master Servicer and each Servicer shall prepare and deliver to the Depositor and/or the Trustee and/or the Trust Administrator such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer or such Servicer to master servicer and administer or service and administer the Mortgage Loans, as applicable, to the extent that the Master Servicer or such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence.  Upon receipt of such documents, the Depositor and/or the Trustee or the Trust Administrator shall execute such documents and deliver them to the Master Servicer or such Servicer, as applicable.

In accordance with the standards of the preceding paragraph and unless determined in good faith to be a Nonrecoverable Advance, each Servicer shall advance or cause to be advanced funds, as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties related to Non-Designated Mortgage Loans, which advances constitute Servicing Advances and shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08.  In no event will any Servicer be required to make any Servicing Advance that would constitute a Nonrecoverable Advance.  The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties related to Non-Designated Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Non-Designated Mortgage Loans, notwithstanding that the terms of such Non-Designated Mortgage Loans so permit; provided, however, that the limitations contained in this sentence will not apply to modifications made pursuant to Section 3.05(b).  The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.08 and agree that no Servicing Advances shall be rejected or disallowed by any party unless such Servicing Advance is not reimbursable under the terms of this Agreement.

Each Servicer hereby acknowledges that, to the extent such Servicer has previously serviced some or all of the Non-Designated Mortgage Loans pursuant to another servicing agreement, the provisions contained in this Agreement shall supersede the provisions contained in such other servicing agreement from and after the Closing Date, except that such other servicing agreement shall survive and govern with respect to excess servicing fees and termination without cause.  In addition, the Master Servicer hereby acknowledges that, to the extent the Master Servicer or Designated Servicer has previously serviced some or all of the Designated Mortgage Loans pursuant to another servicing agreement, the provisions contained in the Designated Servicing Agreement shall supersede the provisions contained in such other servicing agreement from and after the Closing Date.

Notwithstanding anything in this Agreement to the contrary, the purchase of any Wells Fargo Serviced CORE Mortgage Loan by any Person shall be subject to the rights of Wells Fargo to continue servicing such Wells Fargo Serviced CORE Mortgage Loan for the same Servicing Fee substantially in accordance with the terms of this Agreement.

The related Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

Each Servicer is authorized and empowered, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Sub-Servicer, when a Servicer or any Sub-Servicer, as the case may be, believes it appropriate in its best judgment to register any related Mortgage Loan on the MERS® System, or cause the removal from the registration of such Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

SECTION 3.02

Sub-servicing; Enforcement of the Obligations of Sub-Servicers.

(a)

The Non-Designated Mortgage Loans may be subserviced by a Sub-Servicer on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Sub-Servicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing.  With respect to the Non-Designated Mortgage Loans, each Servicer may perform any of its servicing responsibilities hereunder or may cause the Sub-Servicer to perform any such servicing responsibilities on its behalf, but the use by such Servicer of the Sub-Servicer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of the Sub-Servicer as fully as if such acts and omissions were those of such Servicer.  With respect to the Non-Designated Mortgage Loans, each Servicer shall pay all fees and expenses of any Sub-Servicer engaged by such Servicer from its own funds.

A Servicer shall not permit a Sub-Servicer to perform any servicing responsibilities hereunder with respect to the Non-Designated Mortgage Loans unless that Sub-Servicer first agrees in writing with such Servicer to deliver an Item 1123 Certificate, if applicable, or an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer to comply with Sections 14.06, 14.07 and 14.08 of this Agreement.

Each Servicer may in connection with its duties as Servicer hereunder enter into transactions with any of its Affiliates relating to the Mortgage Loans; provided that (a) such Servicer acts (i) in accordance with Accepted Servicing Practices and the terms of this Agreement, and (ii) in the ordinary course of business of such Servicer; and (b) the terms of such transaction are no less favorable to such Servicer than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate of such Servicer.

A Servicer shall not outsource one or more separate servicing functions hereunder with respect to the Non-Designated Mortgage Loans to any Subcontractor unless that Subcontractor first agrees in writing with such Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer to comply with Sections 14.07 and 14.08 of this Agreement.

(b)

With respect to any Non-Designated Mortgage Loans, at the cost and expense of a Servicer, without any right of reimbursement from the Depositor, the Trustee, the Trust Administrator or the applicable Collection Account, such Servicer shall be entitled to terminate the rights and responsibilities of its Sub-Servicer and arrange for any servicing responsibilities to be performed by a successor Sub-Servicer meeting the requirements set forth in Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit such Servicer, at such Servicer’s option, from electing to service the related Non-Designated Mortgage Loans itself.  In the event that a Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, and if requested to do so by the Trustee or Trust Administrator, such Servicer shall, at its own cost and expense terminate the rights and responsibilities of its Sub-Servicer as soon as is reasonably possible.  Each Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Sub-Servicer from such Servicer’s own funds without any right of reimbursement from the Depositor, Trustee, Trust Administrator, or the applicable Collection Account.

(c)

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and its Sub-Servicer, or a Servicer and its Subcontractor, or any reference herein to actions taken through the Sub-Servicer, the Subcontractor, or otherwise, the related Servicer shall not be relieved of its obligations to the Depositor, Trustee, the Trust Administrator or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Non-Designated Mortgage Loans.  Each Servicer shall be entitled to enter into an agreement with its Sub-Servicer and Subcontractor for indemnification of such Servicer or Subcontractor, as applicable, by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

For purposes of this Agreement, a Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Non-Designated Mortgage Loans that are received by a related Sub-Servicer regardless of whether such payments are remitted by the Sub-Servicer to such Servicer.

Any Sub-servicing Agreement and any other transactions or services relating to the Non-Designated Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer, and the related Servicer alone, and the Depositor, the Trustee, the Trust Administrator, the Master Servicer, any Special Servicer and the other Servicers shall have no obligations, duties or liabilities with respect to a Sub-Servicer including no obligation, duty or liability of the Depositor, Trustee, the Trust Administrator, the Master Servicer, any Special Servicer or other Servicers to pay a Sub-Servicer’s fees and expenses.

(d)

SPS is hereby authorized to enter into a financing or other facility (any such arrangement, a “Facility”) under which (i) SPS assigns or pledges to another person (a “Lender”) (A) SPS’ rights under this Agreement to be reimbursed for any Advances or Servicing Advances, and (B) any and all rights of SPS under this Agreement resulting from SPS’ performance of its obligations under this Agreement, including, without limitation, any Servicing Fees, special servicing fees, interest income, Ancillary Income, and other payments received by SPS for servicing the SPS Serviced Mortgage Loans or Special Serviced Mortgage Loans and (ii) the Lender agrees to fund some or all Advances and/or Servicing Advances required to be made by SPS pursuant to this Agreement.  No consent of the Trustee, Trust Administrator, Certificateholders or any other party is required before SPS may enter into a Facility; provided, however, that the consent of the Trust Administrator shall be required before SPS may cause to be outstanding at one time more than one Facility.  Notwithstanding the existence of any Facility, SPS shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and to perform all duties and obligations of SPS under this Agreement and shall not be relieved of such obligations by virtue of such Facility.  Prior to entering into a Facility, SPS shall notify the Lender under such Facility in writing, and the Facility shall provide, that:  (a) the Advances financed by and/or pledged to the Lender are obligations owed to SPS on a non-recourse basis payable only from the cash flows and proceeds received by SPS under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trust Fund is not obligated or liable to repay any Advances financed by the Lender; (b) SPS will be responsible for remitting to the Lender the applicable amounts collected by it as reimbursement for Advances funded by the Lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trust Fund shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the Lender.

SECTION 3.03

Master Servicing by Master Servicer.

For and on behalf of the Certificateholders and the Certificate Insurer, the Master Servicer shall oversee and enforce the obligation of SPS to service and administer the SPS Mortgage Loans and Wells Fargo to service and administer the Wells Fargo Serviced CORE Mortgage Loans and Wells Fargo Serviced Mortgage Loans, in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with SPS and Wells Fargo as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by SPS and Wells Fargo and shall cause each of SPS and Wells Fargo to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under this Agreement.

With respect to any Distribution Date, no later than the related Cash Remittance Date, the Master Servicer shall remit to the Trust Administrator for deposit in the Certificate Account the amount of the Compensating Interest Payment for the Master Servicer, with respect to the SPS Serviced Mortgage Loans, the Wells Fargo Serviced CORE Mortgage Loans, the Wells Fargo Serviced Mortgage Loans and the Designated Mortgage Loans, for the related Prepayment Period.  The aggregate of such deposits shall be made from the Master Servicer’s own funds, without reimbursement therefor.

SECTION 3.04

Trustee to Act as Master Servicer or Servicer.

In the event that (A) the Master Servicer shall for any reason no longer be Master Servicer hereunder or (B) any Servicer shall for any reason no longer be a Servicer hereunder and, with respect to any Servicer, the Master Servicer shall for any reason no longer be Master Servicer hereunder (including, in each case, by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer or such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer or such Servicer pursuant to Section 3.09 hereof or any acts or omissions of the related predecessor of the Master Servicer or such Servicer hereunder, (ii) subject to Section 8.02, obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof; (iv) deemed to have made any representations and warranties of the Master Servicer or such Servicer hereunder or (v) be obligated to perform any obligation of the Master Servicer or such Servicer under Section 14.06 or Section 14.08 with respect to any period of time during which the Trustee was not acting as the Master Servicer or Servicer).  Any such assumption shall be subject to Section 8.02 hereof.

Each Servicer shall, upon request of the Trust Administrator, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Sub-servicing Agreement or substitute Sub-servicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-servicing Agreement or substitute Sub-servicing Agreement to the assuming party.

SECTION 3.05

Collection of Mortgage Loans; Collection Accounts; Certificate Account.

(a)

Continuously from the date hereof until the principal and interest on all Non-Designated Mortgage Loans have been paid in full or such Non-Designated Mortgage Loans have become Liquidated Mortgage Loans, each Servicer shall proceed in accordance with Accepted Servicing Practices to collect all payments due under each of the related Non-Designated Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and the terms and provisions of any related Mortgage Guaranty Insurance Policy and shall take special care with respect to Non-Designated Mortgage Loans for which a Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Non-Designated Mortgage Loans and the related Mortgaged Properties, to the end that the installments payable by the related Mortgagors will be sufficient to pay such charges as and when they become due and payable.

(b)

Consistent with the foregoing, in connection with Non-Designated Mortgage Loans which it is directly servicing, each Servicer may in its discretion (i) waive any late payment charge and (ii) extend the Due Dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that no such Servicer can extend the maturity of any such Non-Designated Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any such arrangement, the related Servicer shall make Advances on the related Non-Designated Mortgage Loans in accordance with the provisions of Section 5.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. No Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.  Consistent with the foregoing, in instances when a Non-Designated Mortgage Loan is in default or default is reasonably foreseeable (within the meaning of the REMIC Provisions), and if in the related Servicer's determination, in accordance with Accepted Servicing Practices, such modification is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), the related Servicer may modify the terms of such Non-Designated Mortgage Loan to (1) capitalize to the principal balance of such Non-Designated Mortgage Loan unreimbursed Advances, unreimbursed Servicing Advances, unpaid Servicing Fees, and related amounts due to the related Servicer with respect to the related Mortgage Loan; (2) defer such amounts to a balloon payment due on the final payment date of such Non-Designated Mortgage Loan; (3) extend the maturity of any such Non-Designated Mortgage Loan, but in no instance past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date; (4) reduce the related Mortgage Rate (provided that the Mortgage Rate of any fixed-rate Mortgage Loan may not be reduced, and the Mortgage Rate of any adjustable rate Mortgage Loan may not be reduced below the Mortgage Rate of such Mortgage Loan immediately prior to the related first adjustment date); and/or (5) accept less than the outstanding principal balance as satisfaction of such Mortgage Loan; provided, however, that the related Servicer shall be obligated, if so directed by the Modification Oversight Agent, to obtain the consent of the Modification Oversight Agent prior to taking such action.

To the extent a Servicer is required to obtain the consent of the Modification Oversight Agent prior to any modification, it shall submit to the Modification Oversight Agent any other information the Modification Oversight Agent requires, in such form as the Modification Oversight Agent shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Modification Oversight Agent, with respect to each Mortgage Loan subject to a proposed modification.

SPS, in its capacity as Modification Oversight Agent, acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire information concerning the Mortgage Loans and the related mortgagors that may be furnished orally, electronically or in writing by the Servicer, for the purpose of reviewing the modification of a Mortgage Loan, which information constitutes “nonpublic personal information” within the meaning of the Gramm-Leach-Biley Act of 1999; nonpublic financial, business, scientific, and technical information of the Servicer (including but not limited to patterns, plans, compilations, program devices, formulas, designs, methods, techniques, processes, procedures, programs), which information is proprietary or confidential to the Servicer (collectively, “Confidential Information”).  SPS agrees to hold the Confidential Information in strict confidence and not use any Confidential Information of the Servicer (i) other than in connection with its obligations as modification oversight agent; (ii) for its own benefit; (iii) for the benefit of any third party; or (iv) to the Servicer’s detriment. SPS may disclose Confidential Information to its employees or agents (collectively, “Representatives”) who have a need to know such information in connection with the performance of SPS’s obligations as modification oversight agent under this Agreement, provided that SPS advises its Representatives exposed to such Confidential Information of their obligation to keep such information confidential.

(c)

Each Servicer and Sub-Servicer shall segregate and hold all funds collected and received pursuant to a Non-Designated Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled “[Servicer’s name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4” or, if established and maintained by a Sub-Servicer on behalf of a Servicer, “[Sub-Servicer’s name], in trust for [Servicer’s name]” or “[Sub-Servicer’s name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools.  In the event that a Sub-Servicer employs a subservicer, the Collection Account shall be titled “[name of Sub-Servicer’s subservicer], in trust for [Sub-Servicer’s name].”  Each Collection Account shall be an Eligible Account acceptable to the Depositor and the Trust Administrator.  Funds deposited in a Collection Account may be drawn on by the related Servicer in accordance with Section 3.08.  Any funds deposited in a Collection Account shall either be invested in Eligible Investments or at all times be fully insured to the full extent permitted under applicable law.

(d)

Each Servicer shall deposit in the applicable Collection Account on a daily basis within two (2) Business Days of receipt, and retain therein, the following collections remitted by Sub-Servicers or payments received by such Servicer and payments made by such Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

(i)

all payments on account of principal on the related Non-Designated Mortgage Loans, including all Principal Prepayments;

(ii)

all payments on account of interest on the related Non-Designated Mortgage Loans;

(iii)

all Liquidation Proceeds on the related Non-Designated Mortgage Loans;

(iv)

all Insurance Proceeds on the related Non-Designated Mortgage Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.09);

(v)

all Advances made by such Servicer pursuant to Section 5.01;

(vi)

no later than the withdrawal from the Collection Account pursuant to Section 3.08(a)(viii) each month, the applicable amount of the Compensating Interest Payment for such Servicer for the related Prepayment Period.  The aggregate of such deposits shall be made from such Servicer’s own funds, without reimbursement therefor;

(vii)

any amounts required to be deposited by such Servicer in respect of net monthly income from REO Property related to any Non-Designated Mortgage Loans pursuant to Section 3.11;

(viii)

any Assigned Prepayment Premiums; and

(ix)

any other amounts required to be deposited hereunder.

The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, with respect to the Non-Designated Mortgage Loans, Ancillary Income need not be deposited by such Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.05, each Servicer may deduct from amounts received by it, prior to deposit into the applicable Collection Account, any portion of any Scheduled Payment representing (i) the applicable Servicing Fee and (ii) with respect to each Non-Designated Mortgage Loan covered by a lender paid Mortgage Guaranty Insurance Policy, any amounts required to effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy pursuant to Section 3.09(c).  In the event that a Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.  Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account.  Each Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section.  All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08(a).

(e)

On or prior to the Closing Date, the Trust Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account.  The Trust Administrator shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

(i)

(a) the aggregate amount remitted by each Servicer of Non-Designated Mortgage Loans to the Trust Administrator pursuant to Section 3.08(a)(viii) and (b) the aggregate amount remitted by the Designated Servicer to the Master Servicer or Trust Administrator pursuant to the Designated Servicing Agreement;

(ii)

any amount deposited by the Trust Administrator pursuant to Section 3.05(f) in connection with any losses on Eligible Investments;

(iii)

all Compensating Interest Payments remitted by the Master Servicer to the Trust Administrator pursuant to Section 3.20(b) and Section 3.03;

(iv)

all Advances remitted by the Master Servicer to the Trust Administrator pursuant to Section 5.01; and

(v)

any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

In the event that the Master Servicer or a Servicer shall remit to the Trust Administrator any amount not required to be remitted, the Master Servicer or such Servicer, as applicable, may at any time direct the Trust Administrator to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering an Officer’s Certificate to the Trust Administrator that describes the amounts deposited in error in the Certificate Account.  All funds deposited in the Certificate Account shall be held by the Trust Administrator in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b).  In no event shall the Trust Administrator incur liability for withdrawals from the Certificate Account at the direction of the Master Servicer or any Servicer.

(f)

Each institution at which a Collection Account or the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the related Servicer, the Trust Administrator or the Depositor, respectively, in Eligible Investments which shall mature not later than (i) in the case of a Collection Account, the Cash Remittance Date and (ii) in the case of the Certificate Account, the Business Day immediately preceding the Distribution Date, or on the Distribution Date, with respect to Eligible Investments invested with an affiliate of the Trust Administrator, and, in each case, shall not be sold or disposed of prior to its maturity.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related Servicer in the related Collection Account.  Neither the Trustee nor the Trust Administrator shall be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account and made in accordance with this Section 3.05. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trust Administrator as compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Certificate Account incurred in respect of any such investments shall promptly be deposited by the Trust Administrator in the Certificate Account.

(g)

Each Servicer shall give notice to the Trust Administrator of any proposed change of the location of the related Collection Account prior to any change thereof, and upon the Trust Administrator’s receipt of such notice, the Trust Administrator shall send a copy of such notice to the Trustee, the Certificate Insurer, the Seller, each Rating Agency, and the Depositor.  The Trust Administrator shall give notice to the Master Servicer and each Servicer, the Seller, each Rating Agency, the Certificate Insurer, the Trustee and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

SECTION 3.06

Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

(a)

To the extent required by the related Mortgage Note and not violative of applicable law, the applicable Servicer shall segregate and hold all funds collected and received pursuant to a Non-Designated Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, in the case of Servicers “Credit Suisse First Boston Mortgage Securities Corp., CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4” or, if established and maintained by a Sub-Servicer on behalf of a Servicer, “[Sub-Servicer’s name], in trust for [Servicer’s name]” or “[Sub-Servicer’s name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools. In the event that a Sub-Servicer employs a subservicer, the Escrow Accounts shall be titled “[name of Sub-Servicer’s subservicer] in trust for [Sub-Servicer’s name]. The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.06(d).

(b)

Each Servicer shall deposit or cause to be deposited in its Escrow Account or Accounts on a daily basis within two Business Days of receipt and retain therein:

(i)

all Escrow Payments collected on account of the related Non-Designated Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property related to a Non-Designated Mortgage Loan.

(c)

Each Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06(d). Each Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

(d)

Withdrawals from the Escrow Account or Accounts may be made or caused to be made by related Servicer only:

(i)

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)

to reimburse such Servicer for any Servicing Advances made by such Servicer with respect to a related Non-Designated Mortgage Loan, but only from amounts received on the related Non-Designated Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)

to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Non-Designated Mortgage Loan;

(iv)

for transfer to the related Collection Account to reduce the principal balance of the related Non-Designated Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)

for application to restore or repair of the Mortgaged Property related to a Non-Designated Mortgage Loan in accordance with the procedures outlined in Section 3.09(e);

(vi)

to pay to the related Servicer, or any Mortgagor related to a Non-Designated Mortgage Loan to the extent required by law, any interest paid on the funds deposited in such Escrow Account; and

(vii)

to clear and terminate such Escrow Account on the termination of this Agreement.

(e)

With respect to each Non-Designated Mortgage Loan, the applicable Servicer shall maintain accurate records reflecting the status of ground rents and taxes and any other item which may become a lien senior to the lien of the related Mortgage and the status of Mortgage Guaranty Insurance Policy premiums, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect or cause to be effected payment thereof prior to the applicable penalty or termination date.

SECTION 3.07

Access to Certain Documentation and Information Regarding the Non-Designated Mortgage Loans; Inspections.

(a)

The Master Servicer and each Servicer shall afford the Depositor, the Certificate Insurer, the Trustee and the Trust Administrator reasonable access to all records and documentation regarding the Non-Designated Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable written request and during normal business hours at the office designated by the Master Servicer or such Servicer.  In addition, each Servicer shall afford the Master Servicer reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable written request and during normal business hours at the office designated by such Servicer.  In addition, each Servicer shall provide to any Special Servicer reasonable access to all records and documentation regarding the Mortgage Loans serviced by it that become Special Serviced Mortgage Loans.

(b)

Each Servicer, separately with respect to the Non-Designated Mortgage Loans each services, shall inspect the related Mortgaged Properties as often as deemed necessary by such Servicer in such party’s sole discretion, to assure itself that the value of such Mortgaged Property is being preserved.  In addition, if any Non-Designated Mortgage Loan is more than 90 days delinquent, the related Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer and obtain a broker price opinion.  Each Servicer shall keep a written or electronic report of each such inspection.

SECTION 3.08

Permitted Withdrawals from the Collection Accounts and Certificate Account.

(a)

Each Servicer may from time to time make withdrawals from the related Collection Account for the following purposes:

(i)

to pay to such Servicer (to the extent not previously retained by such Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14 (including, with respect to Wells Fargo, as a Servicer, any REO Disposition Fees to which it is entitled), and to pay to such Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

(ii)

to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Non-Designated Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by such Servicer);

(iii)

to reimburse such Servicer for any Nonrecoverable Advance previously made or any amount expended pursuant to Section 3.11(a);

(iv)

to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer’s right to reimbursement pursuant to this clause (A) with respect to any Non-Designated Mortgage Loan being limited to amounts received on such Non-Designated Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

(v)

to pay to the purchaser, with respect to each Non-Designated Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

(vi)

to make any payments required to be made pursuant to Section 2.07(g);

(vii)

to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

(viii)

on the Cash Remittance Date for such Servicer, to withdraw an amount equal to the sum of the portion of the Interest Remittance Amount and the Principal Remittance Amount applicable to the Non-Designated Mortgage Loans serviced by such Servicer, who will remit the aggregate of such amounts to the Trust Administrator for deposit in the Certificate Account;

(ix)

on the Cash Remittance Date for such Servicer, to withdraw an amount equal to the sum of all Assigned Prepayment Premiums received during the related Prepayment Period applicable to the Non-Designated Mortgage Loans serviced by such Servicer, and remit such amount to the Trust Administrator for deposit in the Certificate Account;

(x)

with respect to each Non-Designated Mortgage Loan covered by a lender paid Mortgage Guaranty Insurance Policy, to effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy pursuant to Section 3.09(c) to the extent not deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(d);

(xi)

on or prior to 1:00 p.m. New York time on the Cash Remittance Date for SPS immediately preceding each Distribution Date and on or prior to 4:00 p.m. New York time on the Cash Remittance Date for Wells Fargo immediately preceding each Distribution Date, to withdraw an amount equal to the sum of all Assigned Prepayment Premiums received during the related Prepayment Period applicable to the Mortgage Loans serviced by such Servicer, and remit such amount to the Trust Administrator for deposit in the Certificate Account;

(xii)

to reimburse such Servicer for any Capitalization Reimbursement Amounts not previously reimbursed; and

(xiii)

to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 11.01 hereof.

Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account pursuant to such subclauses (i), (ii), (iv) and (v).  Prior to making any withdrawal from a Collection Account pursuant to subclause (iii) of a Nonrecoverable Advance, the related Servicer shall deliver to the Trust Administrator a certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Non-Designated Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.  In connection with the payment of a Purchase Price, if a Servicer is not required to remit unreimbursed Servicing Advances as specified in the definition of Purchase Price, such Servicer shall be deemed to have been reimbursed for such amount.

If a Servicer fails to remit to the Trust Administrator for distribution to the Certificateholders any payment, including any Advance to be made by such Servicer on the related Cash Remittance Date (without regard to any grace period), such Servicer shall pay to the Trust Administrator, for the account of the Trust Administrator, interest on such late remittance from and including the Cash Remittance Date to but excluding the date on which such remittance is made, at an annual rate equal to the Federal Funds Rate plus one percentage point (but in no event greater than the maximum permitted by law).

(b)

The Trust Administrator shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to Section 2.07).  In addition, the Trust Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

(i)

to pay to itself the Trust Administrator Fees, if any, to which it is entitled pursuant to Section 10.05 and to pay to itself any investment income earned for the related Distribution Date, and to pay to itself or the Master Servicer any other amounts in respect of reimbursement of costs, expenses, indemnification or other amounts to which it or the Master Servicer is entitled to reimbursement or payment under the terms of this Agreement;

(ii)

to withdraw and return to the Master Servicer or the applicable Servicer, in the case of the applicable Servicer for deposit to the applicable Collection Account, any amount deposited in the Certificate Account and not required to be deposited therein; and

(iii)

to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 11.01 hereof.

SECTION 3.09

Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Mortgage Guaranty Insurance Policy; Claims; Restoration of Mortgaged Property.

(a)

Each Servicer shall cause to be maintained for each related Non-Designated Mortgage Loan hazard insurance such that all buildings upon the related Mortgaged Property are insured by a generally acceptable insurer rated either:  “V” or better in the current Best’s Key Rating Guide (“Best’s”) or acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Non-Designated Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of the Non-Designated Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.

If upon origination of the Non-Designated Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the related Servicer shall cause a flood insurance policy to be maintained with respect to such Non-Designated Mortgage Loan.  Such policy shall meet the requirements of the current guidelines of the Federal Insurance Administration and be in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the Mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a Mortgage related to a Non-Designated Mortgage Loan is secured by a unit in a condominium project, the related Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the requirements of the Servicer for mortgage loans that it services on its own account.

Each Servicer shall cause to be maintained on each Mortgaged Property related to a Non-Designated Mortgage Loan such other additional special hazard insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any Mortgage Guaranty Insurance Policy insurer, or as may be required to conform with Accepted Servicing Practices to the extent permitted by the Mortgage Note, the Mortgage or applicable law provided that the Servicer shall not be required to bear the cost of such insurance.

All policies required hereunder shall name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for prior written notice of any cancellation, reduction in amount or material change in coverage.

Each Servicer shall not interfere with the Mortgagor’s freedom of choice at the origination of such Non-Designated Mortgage Loan in selecting either his insurance carrier or agent, provided, however, that such Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated:  “V” or better in Best’s or acceptable to FNMA or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The related Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 3.05, any amounts collected by a Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Non-Designated Mortgage Loan, or to be released to the Mortgagor, in accordance with such Servicer’s normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08(a)).

Any cost incurred by a Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trust Administrator for their benefit, be added to the principal balance of the Non-Designated Mortgage Loan, notwithstanding that the terms of the Non-Designated Mortgage Loan so permit; provided, however, that the limitations contained in this sentence will not apply to modifications made pursuant to Section 3.05(b).  Such costs shall constitute a Servicing Advance and will be reimbursable to the Servicer to the extent permitted by Section 3.08 hereof.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor related to a Non-Designated Mortgage Loan or maintained on property acquired in respect of a Mortgage related to a Non-Designated Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

In the event that a Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Non-Designated Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.09(a) and otherwise complies with all other requirements of Section 3.09(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.09(a).  Any amounts collected by a Servicer under any such policy relating to a Non-Designated Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to Section 3.08(a).  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.09(a), and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer’s funds, without reimbursement therefor.  Upon request of the Trust Administrator, a Servicer shall cause to be delivered to the Trust Administrator a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trust Administrator.  In connection with its activities as Servicer of the related Non-Designated Mortgage Loans, such Servicer agrees to present, on behalf of itself, the Depositor, and the Trust Administrator for the benefit of the Certificateholders, claims under any such blanket policy.

(c)

With respect to each Non-Designated Mortgage Loan with a Loan-to-Value Ratio in excess of 80% which the Seller represented to be covered by a Mortgage Guaranty Insurance Policy as of the Cut-off Date, the related Servicer shall, without any cost to the Depositor or Trust Administrator, maintain or cause the Mortgagor to maintain in full force and effect a Mortgage Guaranty Insurance Policy insuring that portion of the Non-Designated Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay, the premium thereon on a timely basis, until the Loan-to-Value Ratio of such Non-Designated Mortgage Loan is reduced to 80%, based on either (i) a current appraisal of the Mortgaged Property or (ii) the appraisal of the Mortgaged Property obtained at the time the Non-Designated Mortgage Loan was originated. In the event that such Mortgage Guaranty Insurance Policy shall be terminated prior to the Loan-to-Value Ratio of such Non-Designated Mortgage Loan being reduced to 80%, the related Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Mortgage Guaranty Insurance Policy. If the insurer shall cease to be a Qualified Insurer, the related Servicer shall determine whether recoveries under the Mortgage Guaranty Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that such Servicer shall in no event have any responsibility or liability for any failure to recover under the Mortgage Guaranty Insurance Policy for such reason.  If the related Servicer determines that recoveries are so jeopardized, it shall notify the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The related Servicer shall not take any action which would result in noncoverage under any applicable Mortgage Guaranty Insurance Policy of any loss which, but for the actions of such Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.10, each Servicer shall promptly notify the insurer under the related Mortgage Guaranty Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Mortgage Guaranty Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Mortgage Guaranty Insurance Policy provided that such required actions are in compliance with all applicable law. If such Mortgage Guaranty Insurance Policy is terminated as a result of such assumption or substitution of liability, the related Servicer shall obtain a replacement Mortgage Guaranty Insurance Policy as provided above; provided that under applicable law and the terms of the related Mortgage Note and Mortgage the cost of such policy may be charged to the successor Mortgagor.

With respect to each Non-Designated Mortgage Loan covered by a lender paid Mortgage Guaranty Insurance Policy, the applicable Servicer shall effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy from amounts on deposit in the Collection Account, or deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(d), with respect to such Non-Designated Mortgage Loan.  If amounts on deposit in the Collection Account, or deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(d), with respect to such Non-Designated Mortgage Loan are not sufficient to pay the premiums on such Mortgage Guaranty Insurance Policy, the applicable Servicer shall effect timely payment of such premiums, and such costs shall be recoverable by such Servicer, as applicable, from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.08(a).  With respect to each Non-Designated Mortgage Loan covered by a Mortgage Guaranty Insurance Policy that is not a lender paid Mortgage Guaranty Insurance Policy, the applicable Servicer shall effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy, and such costs not otherwise recoverable from the Mortgagor shall be recoverable by such Servicer, as applicable, from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.08(a).

(d)

In connection with its activities as servicer, each Servicer shall prepare and present, on behalf of itself, the Depositor, the Trustee, the Trust Administrator and the Certificateholders, claims to the insurer under any Mortgage Guaranty Insurance Policy related to a Non-Designated Mortgage Loan in a timely fashion in accordance with the terms of such Mortgage Guaranty Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Mortgage Guaranty Insurance Policy respecting defaulted Non-Designated Mortgage Loans. Pursuant to Section 3.05, any amounts collected by a Servicer under any Mortgage Guaranty Insurance Policy shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.08.

(e)

With respect to any Non-Designated Mortgage Loan, the related Servicer need not obtain the approval of the Trustee or the Trust Administrator prior to releasing any Insurance Proceeds to the related Mortgagor to be applied to the restoration or repair of the related Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds:

(i)

such Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

such Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)

pending repairs or restoration, such Servicer shall place the Insurance Proceeds in the related Escrow Account.

(f)

With respect to any Non-Designated Mortgage Loan, if the Trust Administrator is named as an additional loss payee, the related Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee or the Trust Administrator.

SECTION 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)

With respect to any Non-Designated Mortgage Loan, each Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Non-Designated Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that such Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Mortgage Guaranty Insurance Policy, if any.

(b)

With respect to any Non-Designated Mortgage Loan, if a Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event such Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Non-Designated Mortgage Loan or the outstanding principal amount of the Non-Designated Mortgage Loan shall be changed.

(c)

To the extent that any Non-Designated Mortgage Loan is assumable, the related Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Non-Designated Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the related Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Non-Designated Mortgage Loan.

(d)

With respect to any Non-Designated Mortgage Loan, subject to each Servicer’s duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10, in any case in which the related Mortgaged Property has been conveyed to a Person by the related Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Non-Designated Mortgage Loan, such Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith.  The related Servicer shall notify the Trustee and the Trust Administrator that any such substitution or assumption agreement has been completed by forwarding to the Trustee and the Trust Administrator a copy of such substitution or assumption agreement, and shall forward the original to the Custodian which shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

SECTION 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)

Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Non-Designated Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with such foreclosure or other conversion, each Servicer shall take such action as (i) such Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) such Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trust Fund and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that such Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Non-Designated Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds.  Any funds expended by any Servicer pursuant to this Section 3.11(a) shall be reimbursable in full pursuant to Section 3.08(a)(iii).  The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property or otherwise as a Servicing Advance in accordance with Section 3.08(a).

With respect to any Non-Designated Mortgage Loan, notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that the related Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trust Administrator otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Trust Administrator with a written report of environmental inspection.

In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances and Advances made such Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property.  If however, the aggregate of such clean up and foreclosure costs, Advances and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08(a) hereof.  In the event the related Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, such Servicer shall be reimbursed for all Advances and Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08(a) hereof, and such Servicer shall have no further obligation to service such Non-Designated Mortgage Loan under the provisions of this Agreement.

(b)

With respect to any REO Property related to a Non-Designated Mortgage Loan, the deed or certificate of sale shall, subject to applicable laws, be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder.  Pursuant to its efforts to sell such REO Property, the related Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Upon request, the related Servicer shall furnish to the Trust Administrator on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trust Administrator shall reasonably request and which is necessary to enable the Trust Administrator to comply with the reporting requirements of the REMIC Provisions.  The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date.  The related Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trust Administrator for filing and, upon the request of the Trust Administrator, by delivering a copy of the same to the Trust Administrator.

To the extent consistent with Accepted Servicing Practices, the related Servicer shall also maintain on each REO Property related to a Non-Designated Mortgage Loan fire and hazard insurance with extended coverage in an amount which is equal to the outstanding principal balance of the related Non-Designated Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

(c)

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee and the Trust Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period.  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the related Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

(d)

The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Properties, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Non-Designated Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account.  To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Non-Designated Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(e)

The proceeds from any liquidation of a Non-Designated Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:  first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees (and, with respect to Wells Fargo, as a Servicer, any REO Disposition Fees); second, to reimburse such Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by such Servicer pursuant to Section 3.08(a)(iii) that related to such Non-Designated Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Non-Designated Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate, and any primary mortgage guaranty insurance fee rate, if applicable, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Non-Designated Mortgage Loan.  Excess proceeds, if any, from the liquidation of a Liquidated Mortgage Loan that is a Non-Designated Mortgage Loan (“Excess Proceeds”) will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.14.

(f)

Each Servicer of the Non-Designated Mortgage Loans may (but is not obligated to) enter into a special servicing agreement with an unaffiliated Holder of a 100% Percentage Interest of the most junior Class of Subordinate Certificates, subject to each Rating Agency’s acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into such agreement (without regard to the Policy) would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.  Any such agreement may contain provisions whereby such Holder may (i) instruct the related Servicer to commence or delay foreclosure proceedings with respect to delinquent Non-Designated Mortgage Loans and will contain provisions for the deposit of cash with such Servicer by the Holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures, (ii) purchase delinquent Non-Designated Mortgage Loans from the Trust Fund immediately prior to the commencement of foreclosure proceedings at a price equal to the Purchase Price, and/or (iii) assume all of the servicing rights and obligations with respect to delinquent Non-Designated Mortgage Loans so long as such Holder (A) meets the requirements for a Sub-Servicer set forth in Section 3.02(a), and (B) will service such Non-Designated Mortgage Loans in accordance with this Agreement and the Servicer has the right to transfer such servicing rights without the payment of any compensation to a Sub-Servicer.

SECTION 3.12

Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Non-Designated Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer or the Trust Administrator will immediately notify the related Custodian, by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit L.  Upon receipt of such request, the related Custodian shall within three Business Days release the related Mortgage File to the related Servicer, and the Trustee shall within three Business Days of such Servicer’s direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, and the related Custodian shall deliver the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.  From time to time and as shall be appropriate for the servicing or foreclosure of any Non-Designated Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the related Custodian within three Business Days of delivery to the related Custodian of a Request for Release in the form of Exhibit L signed by a Servicing Officer, release the Mortgage File to the related Servicer.  Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the related Custodian when the need therefor by such Servicer no longer exists, unless the Non-Designated Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case such Servicer shall deliver to the related Custodian a Request for Release in the form of Exhibit L, signed by a Servicing Officer.  Each Servicer is also authorized to cause the removal from the registration on the MERS® System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including an assignment of such loan to the Trustee.

If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property related to a Non-Designated Mortgage Loan as authorized by this Agreement, such Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.13

Documents, Records and Funds in Possession a Servicer to be Held for the Trust.

Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the related Custodian as required by this Agreement all documents and instruments in respect of a Non-Designated Mortgage Loan coming into the possession of the related Servicer from time to time required to be delivered to the related Custodian pursuant to the terms hereof and shall account fully to the Trust Administrator for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Non-Designated Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Non-Designated Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the related Servicer for and on behalf of the Trust Fund, the Trustee or the Trust Administrator and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement.  Each Servicer shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trust Fund, the Trustee or the Trust Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Non-Designated Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

SECTION 3.14

Servicing Compensation and Master Servicing Compensation.

(a)

As compensation for its services hereunder, each Servicer shall be entitled to withdraw from the applicable Collection Account or to retain from interest payments on the related Mortgage Loans, the amount of its Servicing Fee for each Mortgage Loan serviced by it, less any amounts in respect of its Servicing Fee payable by such Servicer pursuant to Section 3.05(d)(vi).  The Servicing Fee for each Servicer is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by such Servicer or as otherwise provided in Section 3.08(a).

(b)

With respect to each Non-Designated Mortgage Loan, additional servicing compensation in the form of Ancillary Income, Payoff Interest (only with respect to SPS Serviced Mortgage Loans and Wells Fargo Serviced Mortgage Loans) and Excess Proceeds shall be retained by the related Servicer.  Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Sub-servicing Agreement entered into pursuant to Section 3.02 and the payment of any premiums for insurance required pursuant to Section 3.18) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

(c)

The Master Servicer shall be compensated by the Trust Administrator as separately agreed.  The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) the performance of any of the Master Servicer’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer’s duties hereunder or incurred by reason of any action of the Master Servicer taken at the direction of the Certificateholders; provided, however, that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Master Servicer pursuant to this Section 3.14(c) and (y) the indemnity amounts payable by DLJMC or the Trust to the Trust Administrator pursuant to Section 10.05, shall not exceed $200,000 per year; provided; further, that any amounts not payable by DLJMC or the Trust to the Master Servicer due to the preceding proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $200,000 per annum limitation imposed by the preceding proviso.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder.

SECTION 3.15

Access to Certain Documentation.

The Master Servicer and each Servicer shall provide to the Depositor and the Trustee at the request of the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Non-Designated Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer or such Servicer.  Nothing in this Section shall limit the obligation of the Master Servicer or any Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer or such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 3.15 shall require the Master Servicer or any Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

SECTION 3.16

[Reserved].

SECTION 3.17

[Reserved].

SECTION 3.18

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the related Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure each Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA, unless the related Servicer has obtained a waiver of such requirement. Upon the request of the Trust Administrator, the related Servicer shall cause to be delivered to the Trust Administrator a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trust Administrator.

The Master Servicer shall maintain insurance in such amounts generally acceptable for entities serving as master servicer.

SECTION 3.19

Special Serviced Mortgage Loans.

(a)

The Holder of the largest Percentage Interest of Class X Certificates may, at its discretion, appoint a Special Servicer; provided, that any such Special Servicer shall meet all the requirements of a Servicer under this Agreement, shall service the Non-Designated Mortgage Loans in accordance with this agreement and shall comply in all respects with the applicable provisions of this Agreement.  The Class X Certificateholder shall notify the Trustee, Trust Administrator, Master Servicer, the Certificate Insurer and Depositor upon the appointment of a Special Servicer and the Master Servicer shall notify the Servicers of such appointment.

The Class X Certificateholder shall not appoint a Special Servicer under the terms of this Agreement with respect to any the Non-Designated Mortgage Loan unless:

(i)

such Special Servicer first agrees in writing with the Class X Certificateholder to deliver an Annual Statement of Compliance in such manner and at such times as required by Section 14.06 of this Agreement; and

(ii)

such Special Servicer first agrees in writing with the Class X Certificateholder to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times as required by Section 14.07 of this Agreement; and

(iii)

such Special Servicer agrees to indemnify and hold harmless each of the Depositor, the Trust Administrator, the Master Servicer and the Trustee and each Person, if any, who “controls” the Depositor, the Trust Administrator, the Master Servicer or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Special Servicer to deliver or cause to be delivered when required any Annual Statement of Compliance, Assessment of Compliance or Accountant’s Attestation required pursuant to Sections 14.06 and 14.07, or (ii) any material misstatement or omission contained in any Annual Statement of Compliance or Assessment of Compliance provided pursuant to Sections 14.06 and 14.07.

(b)

The majority Class X Certificateholder may (but is not obligated to) direct any Special Servicer to assume the servicing from each Servicer (a “Transferring Servicer”) of any Non-Designated Mortgage Loan 90 days or more delinquent.  Such Special Servicer shall thereupon assume all of the rights and obligations of the Transferring Servicer, as Servicer, hereunder arising thereafter, at the same Servicing Fee, and the Transferring Servicer shall have no further rights or obligations, as Servicer, hereunder with respect to such Non-Designated Mortgage Loan (except that such Special Servicer shall not be (i) liable for losses of the Transferring Servicer pursuant to Section 3.09 hereof or for any acts or omissions of the Transferring Servicer hereunder prior to the servicing transfer date, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iii) deemed to have made any representations and warranties of the Transferring Servicer hereunder).  Upon the transfer of the servicing of any such Non-Designated Mortgage Loan to a Special Servicer, such Special Servicer shall be entitled to the Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Non-Designated Mortgage Loans pursuant to Section 3.14.

In connection with the transfer of the servicing of any Non-Designated Mortgage Loan to a Special Servicer, the Transferring Servicer, at such Special Servicer’s expense, shall deliver to such Special Servicer all documents and records relating to such Non-Designated Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing to such Special Servicer.  On the servicing transfer date, such Special Servicer shall reimburse the Transferring Servicer for all unreimbursed Advances, Servicing Advances and unpaid Servicing Fees relating to the Non-Designated Mortgage Loans for which the servicing is being transferred.  A Special Servicer shall be entitled to be reimbursed pursuant to Section 3.09 or otherwise pursuant to this Agreement for all such Advances, Servicing Advances and Servicing Fees paid to the Transferring Servicer by the Special Servicer pursuant to this Section 3.25.  In addition, such Special Servicer shall notify the Master Servicer of such transfer and the effective date of such transfer, and amend the Mortgage Loan Schedule to reflect that such Mortgage Loans are Special Serviced Mortgage Loans.

(c)

The majority Class X Certificateholder, may (but is not obligated to) direct any Special Servicer to purchase from the Trust Fund, (a) any Mortgage Loan that is delinquent in payment 90 or more days for the purpose of loss mitigation or (b) any related Non-Designated Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, in each case, provided that the applicable Servicer has the right to transfer the related servicing rights without the payment of any compensation to a Sub-Servicer.  Any such purchase shall be made by such Special Servicer at a price equal to the Purchase Price for such Non-Designated Mortgage Loan.  The applicable Servicer shall be entitled to reimbursement from such Special Servicer for all expenses incurred by it in connection with the transfer of any Non-Designated Mortgage Loan to such Special Servicer pursuant to this Section 3.19(c).  A Special Servicer shall notify the applicable Servicer of its intent to repurchase any Non-Designated Mortgage Loan pursuant to this Section 3.19(c) at least 45 days prior to such repurchase.  Any Special Servicer shall notify each Servicer in writing of any purchase of Non-Designated Mortgage Loans pursuant to this Section 3.19(c).

SECTION 3.20

Designated Mortgage Loans.

(a)

For and on behalf of the Certificateholders, the Master Servicer shall oversee and enforce the obligation of the Designated Servicer to service and administer the Designated Mortgage Loans in accordance with the terms of the Designated Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with the Designated Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, and shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Designated Servicer.

The Master Servicer shall terminate the rights and obligations of the Designated Servicer under the Designated Servicing Agreement, upon the failure of the Designated Servicer to perform any of its obligations under the Designated Servicing Agreement, which failure results in an event of default as provided in Section 14.01 of the Countrywide Servicing Agreement.  In the event the Designated Servicer is terminated pursuant to the preceding sentence, the Master Servicer shall notify the Depositor, the Certificate Insurer and the Trust Administrator and shall either (a) select and engage a successor servicer of the Designated Mortgage Loans meeting the requirements of Section 7.02 or (b) act as successor servicer of the Designated Mortgage Loans.  In any case, the Designated Mortgage Loans shall be serviced by the successor to the Designated Servicer pursuant to the servicing provisions of this Agreement, and the Designated Mortgage Loans shall be deemed as “Non-Designated Mortgage Loans” under this Agreement; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Designated Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Designated Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the Designated Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

To the extent that the costs and expenses of the Master Servicer related to any termination of the Designated Servicer, appointment of a successor Designated Servicer or the transfer and assumption of servicing by the Master Servicer with respect to the Designated Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Designated Servicer as a result of an event of default by the Designated Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Designated Mortgage Loans in accordance with this Agreement) are not fully reimbursed by the terminated Designated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Trust.

(b)

Each month, if the Designated Servicer fails to make a required Advance by the date such Advance is required to be made under the Designated Servicing Agreement, the Master Servicer shall on the Cash Remittance Date deposit the amount of any required Advance in the Certificate Account.

(c)

Each month, the Master Servicer shall make Compensating Interest Payments with respect to the Designated Mortgage Loans to the extent provided in Section 3.03.

SECTION 3.21

Indemnification of Servicers and Master Servicer

Each Servicer agrees to indemnify and hold the Master Servicer harmless from and against any and all losses, claims, expenses, costs, or liabilities (including attorneys fees and court costs) incurred by the Master Servicer as a result of or in connection with the failure by such Servicer to perform the obligations or responsibilities imposed upon or undertaken by such Servicer under this Agreement.

The Master Servicer agrees to indemnify and hold each Servicer harmless from and against any and all losses, claims, expenses, costs, or liabilities (including attorneys fees and court costs) incurred by such Servicer as a result of or in connection with the failure by the Master Servicer to perform the obligations or responsibilities imposed upon or undertaken by the Master Servicer under this Agreement.

SECTION 3.22

Assigned Prepayment Premiums.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment of a Non-Designated Mortgage Loan that requires the payment of a Prepayment Premium, the related Servicer may not waive any Assigned Prepayment Premium or portion thereof required by the terms of the related Non-Designated Mortgage Note unless (i) the related Non-Designated Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing mortgage loans similar to the Non-Designated Mortgage Loans and (b) would, in the reasonable judgment of the related Servicer maximize recovery of total proceeds taking into account the value of such Assigned Prepayment Premium and the related Non-Designated Mortgage Loan, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law, (iii) the enforceability would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters, (iv) the related Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Assigned Prepayment Premium after using commercially reasonable efforts to locate such documentation, which efforts shall include, but are not limited to, seeking such documentation from the Depositor, the Seller, the Custodians and from its own records or files or (v) the related Mortgaged Property has been damaged such that the current value of the Mortgaged Property has been reduced by at least half as a result of a natural disaster or other insured or uninsured peril,  and the Mortgagor has elected to pay the related Non-Designated Mortgage Loan in full rather than rebuild the Mortgaged Property.  If one or more of the preceding conditions is satisfied, the related Servicer shall be obligated to waive the related Assigned  Prepayment Premium.  For the avoidance of doubt, the related Servicer may waive an Assigned Prepayment Premium in connection with a short sale or short payoff on a defaulted Non-Designated Mortgage Loan.  If the related Servicer has waived all or a portion of an Assigned Prepayment Premium relating to a Principal Prepayment, other than as provided above, the related Servicer shall deliver to the Trust Administrator no later than the next succeeding Cash Remittance Date, for deposit into the Certificate Account the amount of such Assigned Prepayment Premium (or such portion thereof as had been waived) for distribution in accordance with the terms of this Agreement and if the related Servicer fails to deliver such amount either the Trust Administrator or DLJMC may enforce such obligation.  If the related Servicer has waived all or a portion of an Assigned Prepayment Premium for any reason, it shall notify the Trust Administrator and DLJMC thereof and shall include such information, including the reason for such waiver, in any monthly reports it provides the Trust Administrator and DLJMC.  Notwithstanding any provision in this Agreement to the contrary, in the event the Assigned Prepayment Premium payable under the terms of the related Mortgage Note is less than the amount of the Assigned Prepayment Premium, such Servicer shall be permitted to conclusively rely on the information provided in the Mortgage Loan Schedule or any other information provided to such Servicer and set forth in the Mortgage Loan Schedule or other information provided to the related Servicer, such Servicer shall not have any liability or obligation with respect to such difference.  Wells Fargo, as Master Servicer, does not have any responsibilities pursuant to Section 3.03 of this Agreement with respect to any Assigned Prepayment Premiums reported and remitted by Wells Fargo as servicer.

ARTICLE IV

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01

Priorities of Distribution.

With respect to the Certificates:

(a)

On each Distribution Date, the Trust Administrator shall distribute the Interest Remittance Amount for such date in the following order of priority:

(i)

to the Certificate Insurer, the Certificate Insurer Premium due in connection with the Policy;

(ii)

concurrently, to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such Class and such Distribution Date;

(iii)

to the Certificate Insurer, any unpaid Reimbursement Amount;

(iv)

concurrently, to the Class M-1-A and Class M-1-B Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such Class and such Distribution Date;

(v)

to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vi)

to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vii)

to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(viii)

to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(ix)

to the Class M-6 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(x)

to the Class M-7 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(xi)

to the Class M-8 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date; and

(xii)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(d), any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (xi) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

(b)

On each Distribution Date (1) prior to the Stepdown Date or (2) with respect to which a Trigger Event is in effect, the Trust Administrator shall distribute the Principal Payment Amount for such date in the following order of priority:

(i)

to the Senior Certificates, in the order set forth in Section 4.01(e), until their respective Class Principal Balances are reduced to zero;

(ii)

to the Certificate Insurer, any Certificate Insurer Premium and Reimbursement Amounts not repaid to the Certificate Insurer pursuant to Section 4.01(a) of this Agreement;

(iii)

to the Class M-1-A and Class M-1-B Certificates, pro rata based on their respective Class Principal Balances, until their respective Class Principal Balances have been reduced to zero;

(iv)

to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(v)

to the Class M-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(vi)

to the Class M-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(vii)

to the Class M-5 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(viii)

to the Class M-6 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ix)

to the Class M-7 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(x)

to the Class M-8 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

(xi)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(d), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (x) above, for such Distribution Date.

(c)

On each Distribution Date (1) on or after the Stepdown Date and (2) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for such date will be paid in the following order of priority:

(i)

to the Senior Certificates, the Senior Principal Payment Amount, in the order set forth in Section 4.01(e), until their respective Class Principal Balances are reduced to zero;

(ii)

to the Certificate Insurer, any Certificate Insurer Premium and Reimbursement Amounts not repaid to the Certificate Insurer pursuant to Section 4.01(a) of this Agreement;

(iii)

to the Class M-1-A and Class M-1-B Certificates, the Class M-1 Principal Payment Amount, pro rata based on their respective Class Principal Balances, until their respective Class Principal Balances have been reduced to zero;

(iv)

to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(v)

to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vi)

to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vii)

to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(viii)

to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(ix)

to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(x)

to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero; and

(xi)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(d), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (x) above, for such Distribution Date.

(d)

On each Distribution Date, the Trust Administrator shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

(i)

for the December 2006 Distribution Date, to the Class X Certificates, 100% of the Monthly Excess Interest;

(ii)

(A) beginning on the Overcollateralization Commencement Date, until the aggregate Class Principal Balance of the Offered Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Certificates, in the following order of priority:

(1)

to the Senior Certificates, in the order set forth in Section 4.01(e) and giving effect to the limitations on distributions to such Classes in such section, until their respective Class Principal Balances are reduced to zero;

(2)

to the Class M-1-A and Class M-1-B Certificates, pro rata based on their respective Class Principal Balances, until their respective Class Principal Balances have been reduced to zero;

(3)

to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(4)

to the Class M-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(5)

to the Class M-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(6)

to the Class M-5 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(7)

to the Class M-6 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(8)

to the Class M-7 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

(9)

to the Class M-8 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

 (B) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date pursuant to Section 4.01(c), after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

(iii)

to the Class M-1-A and Class M-1-B Certificates, pro rata based on amounts due, any Deferred Amount for such Classes;

(iv)

to the Class M-2 Certificates, any Deferred Amount for such Class;

(v)

to the Class M-3 Certificates, any Deferred Amount for such Class;

(vi)

to the Class M-4 Certificates, any Deferred Amount for such Class;

(vii)

to the Class M-5 Certificates, any Deferred Amount for such Class;

(viii)

to the Class M-6 Certificates, any Deferred Amount for such Class;

(ix)

to the Class M-7 Certificates, any Deferred Amount for such Class;

(x)

to the Class M-8 Certificates, any Deferred Amount for such Class;

(xi)

to the Basis Risk Reserve Fund, the Required Basis Risk Reserve Fund Deposit, and from the Basis Risk Reserve Fund sequentially as follows:

(1)

to the Senior Certificates, pro rata based on amounts due, any applicable Basis Risk Shortfall for such Class;

(2)

to the Class M-1-A and Class M-1-B Certificates, pro rata based on amounts due, any Basis Risk Shortfall for such Classes;

(3)

 to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such Class;

(4)

to the Class M-3 Certificates, any applicable Basis Risk Shortfall for such Class;

(5)

to the Class M-4 Certificates, any applicable Basis Risk Shortfall for such Class;

(6)

to the Class M-5 Certificates, any applicable Basis Risk Shortfall for such Class;

(7)

to the Class M-6 Certificates, any applicable Basis Risk Shortfall for such Class;

(8)

to the Class M-7 Certificates, any applicable Basis Risk Shortfall for such Class; and

(9)

to the Class M-8 Certificates, any applicable Basis Risk Shortfall for such Class.

(xii)

to the Class X Certificates, the Class X Distributable Amount for such Distribution Date together with amounts withdrawn from the Basis Risk Reserve Fund for distribution to the Class X Certificates pursuant to Sections 4.07(b), (c), (d) and from the Interest Rate Cap Accounts pursuant to Sections 4.08(b) and (g); and

(xiii)

to the Class AR Certificates, any remaining amount, provided, however, that any amount that would be distributable pursuant to this priority (xiii) shall not be paid with respect to the Class AR Certificate but shall be paid instead with respect to the Class X Certificates pursuant to a contract that exists under this Agreement between the Class AR Certificateholders and the Class X Certificateholders.

On any Distribution Date, distributions pursuant to Section 4.01(d)(xi)(1) through (9) above, will be made after giving effect to withdrawals from the Interest Rate Cap Accounts to pay Basis Risk Shortfalls on such Distribution Date pursuant to Section 4.08(e).

 (e)

On each Distribution Date, the Principal Payment Amount, the Senior Principal Payment Amount or the Monthly Excess Cashflow, as applicable, will be distributed to the Senior Certificates as follow:

(i)

to the Class AR Certificates, until its Class Principal Balance is reduced to zero;

(ii)

to the Class A-6-A and Class A-6-B Certificates, pro rata based on their respective Class Principal Balances, the Class A-6 Lockout Distribution Amount, until their respective Class Principal Balances are reduced to zero;

(iii)

to the Class A-1-A, Class A-1-B, Class A-1-C and Class A-1-D Certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(iv)

to the Class A-2-A and Class A-2-B Certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(v)

to the Class A-3 Certificates, until its Class Principal Balance is reduced to zero;

(vi)

to the Class A-4 Certificates, until its Class Principal Balance is reduced to zero;

(vii)

to the Class A-5 Certificates, until its Class Principal Balance is reduced to zero;; and

(viii)

to the Class A-6-A and Class A-6-B Certificates, pro rata based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

Notwithstanding the foregoing, in the event that the aggregate Class Principal Balance of all Subordinate Certificates (other than the Class X Certificates) and the Overcollateralization Amount have been reduced to zero, principal distributions to the Senior Certificates will be distributed pro rata based on their respective Class Principal Balances; provided, however, that the pro rata allocations to the (i) Class A-1-C Certificates will be distributed to the Class A-1-A, Class A-1-B and Class A-1-D Certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero and then to the Class A-1-C Certificates, until its Class Principal Balance is reduced to zero, and (ii) Class A-6-B Certificates will be distributed to the Class A-2-A and Class A-6-A Certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero and then to the Class A-6-B Certificates, until its Class Principal Balance is reduced to zero.

(f)

On the Closing Date, the Trust Administrator shall establish an account (the “Class P Reserve Fund”), which shall be an Eligible Account.  The Class P Reserve Fund shall be entitled “Class P Reserve Fund, Wells Fargo Bank, N.A, as Trust Administrator on behalf of U.S. Bank National Association, as Trustee for the benefit of the Holders of the CSAB 2006-4 Class P Certificates.”  On the Closing Date the Depositor will deposit $200 into the Class P Reserve Fund.  On each Distribution Date, the Trust Administrator, shall distribute the aggregate of all Assigned Prepayment Premiums for the Mortgage Loans collected or paid by the Servicers and received by the Trust Administrator with respect to the preceding Prepayment Period to the Class P Certificates.  Beginning with the first Distribution Date immediately following the expiration of the latest prepayment penalty term with respect to the Mortgage Loans and in no event later than the Distribution Date in November 2011, to the extent of available funds, on such date, the Class P Certificates shall be entitled to its outstanding Class Principal Amount from amounts on deposit in the Class P Reserve Fund.  All funds in the Class P Reserve Fund shall remain uninvested.

(g)

Payments to the Certificate Insurer shall be made by wire transfer of immediately available funds to the following account, unless the Certificate Insurer notifies the Trust Administrator in writing of a change in such wire transfer instructions:  Financial Security Assurance Inc., Account Number 8900297263, Bank: The Bank of New York, ABA Number 021000018, Re: CSAB Mortgage-Backed Trust Series 2006-4, CSAB Mortgage-Backed Pass-Through Certificates Series 2006-4, Policy No. 51781-N.

(h)

Each Holder of an Insured Certificate, by its acceptance of such Insured Certificate, hereby agrees that, in the event any distribution is made to any Holder of such Insured Certificate from amounts paid under the Policy, (i) the Certificate Insurer shall be subrogated in a manner herein provided to the rights of the Holder of such Insured Certificate to receive, from amounts on deposit in the Certificate Account, the distributions allocable to principal and interest that would have been distributable to such Holder if no distribution had been made under the Policy; and (ii) in addition to the rights of the Holders of the Insured Certificates that the Certificate Insurer may exercise in accordance with the provisions of Section 12.01, the Certificate Insurer may exercise any option, vote, right or power with respect to each Insured Certificate for which amounts paid under the Policy (plus interest at the Late Payment Rate thereon from the date such payment was made) are outstanding.

SECTION 4.02

Allocation of Losses.

(a) On each Distribution Date, the Trust Administrator shall determine the total of the Applied Loss Amount, if any, for such Distribution Date.  The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates (other than the Class X Certificates) beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero. Applied Loss Amounts allocable to the Class M-1-A and Class M-1-B shall be made pro rata based on respective Class Principal Balances. Any Applied Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

(b)

Any allocation by the Trust Administrator of any reduction in the Certificate Balance of a Certificate pursuant to this Section 4.02 shall be accomplished by reducing its Certificate Balance, immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Balance.”

SECTION 4.03

Recoveries.

With respect to any Class of Subordinate Certificates to which an Applied Loss Amount has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased on any Distribution Date by the amount of related Recoveries for such Distribution Date, beginning with the Class of Subordinate Certificates with the highest relative payment priority, up to the amount of the Deferred Amount for that Class.  Allocations of Recoveries to the Class M-1-A and Class M-1-B Certificates will be made pro rata based on the respective Deferred Amounts for such Class.  Any increase in a Class Principal Balance on a Distribution Date pursuant to this Section 4.03 shall be made prior to giving effect to distributions on that Distribution Date.

Any increase to the Class Principal Balance of a Class of Certificates shall increase the Certificate Balance of the related Class pro rata in accordance with each Certificate’s Percentage Interest.

SECTION 4.04

Monthly Statements to Certificateholders.

(a)

Not later than each Distribution Date, the Trust Administrator shall prepare and cause to be made available to each Certificateholder, the Certificate Insurer, the Master Servicer, each Servicer, the Trustee, the Depositor and each Rating Agency, a statement setting forth with respect to the related distribution the items listed in Exhibit S, other than items (i)(j), (iii)(n), (iii)(t) and (iii)(z); provided however, that if the Trust Administrator is, pursuant to Section 13.04(a), delivering to the Certificate Insurer a notice of a claim under the Policy, the Trust Administrator will provide such monthly statement, if available, or if not available such data as the Certificate Insurer reasonably requests for the purpose of evaluating a claim and the calculation of the deficiency amount, to the Certificate Insurer at or prior to the time of delivery of the notice of claim of the Certificate Insurer.

The Trust Administrator’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and each Servicer which shall be provided as required in Section 4.05.

On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) cusip level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.  In connection with providing the information specified in this Section 4.04 to Bloomberg, the Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 10.05.  The Trust Administrator will also make the monthly statements to Certificateholders available each month to each party referred to in Section 4.04(a) via the Trust Administrator’s website.  The Trust Administrator’s website can be accessed at http://www.ctslink.com or at such other site as the Trust Administrator may designate from time to time.  The Trust Administrator shall post on the above referenced website, on a monthly basis, current loan level data reports about the Mortgage Loans in the Trust Fund.  The format of these loan level data reports may be modified, as permitted by the Trust Administrator, or they may be discontinued, at any time.   Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trust Administrator at 301-815-6600.  The Trust Administrator shall have the right to change the way the reports referred to in this Section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders.  The Trust Administrator shall provide timely and adequate notification to all above parties, the Certificate Insurer and to the Certificateholders regarding any such change.  The Trust Administrator may fully rely upon and shall have no liability with respect to information provided by the Master Servicer or any Servicer.

(b)

Upon request, within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in items (i)(c), (i)(d), (i)(g), (i)(k), (ii)(c), (ii)(d), (ii)(g), (v)(a), (v)(b) and (v)(m) of Exhibit S aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in effect.

For purposes of the information reported in the monthly statement to Certificateholders prepared by the Trust Administrator, a Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date.  The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last Business Day of each month.  For example, a Mortgage Loan due for September 1 at the close of business on October 31 would be described as 30 to 59 days delinquent in the November trust and static pool reporting.

(c)

In addition to the foregoing, the Trust Administator shall post an electronic file containing current loan level data with respect to the Mortgage Loans ("Loan Level Data"), on a monthly basis, to the website referred to in Section 4.04(a).  The Loan Level Data will include fields as specified or agreed to by the Depositor from time to time.  The Loan Level Data will be based solely on information provided by the Servicers, and the Trust Administator 's provision of the Loan Level Data is subject to the availability, timeliness and accuracy of the information provided by the Servicers.  The Loan Level Data will not include any personally identifiable information, including but not limited to:  borrower name, borrower address, property address, borrower social security number, and originator's loan account number.  The Loan Level Data may include recent property valuation information, including based on a recent broker's price opinion.  As directed or agreed to by the Depositor, the format of the Loan Level Data may be modified at any time, and the posting of the Loan Level Data may be discontinued at any time.  The Trust Administrator will not be required to provide the Loan Level Data in paper form.

SECTION 4.05

Servicers and Master Servicer to Cooperate.

Each Servicer shall provide to the Master Servicer the information set forth in Exhibit I or Exhibit I-A, as applicable, and any other information the Master Servicer requires, in such form as the Master Servicer shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Master Servicer, with respect to each Non-Designated Mortgage Loan serviced by such Servicer no later than (i) with respect to a Servicer, other than Wells Fargo, twelve noon on the Data Remittance Date, and (ii) with respect to Wells Fargo, on the Data Remittance Date, to enable the Master Servicer to provide such information to the Trust Administrator.

The Master Servicer, with respect to the Mortgage Loans shall provide to the Trust Administrator the necessary information, based on information the Master Servicer has received from the Servicers, to enable the Trust Administrator to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

Each Servicer also shall provide to the Master Servicer the information set forth in Exhibit I or Exhibit I-A, as applicable, solely relating to Payoffs received during the related Prepayment Period, in such form as the Master Servicer shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Master Servicer, with respect to each Non-Designated Mortgage Loan serviced by such Servicer no later than the Additional Data Remittance Date, to enable the Trust Administrator to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

SECTION 4.06

 [Reserved].

SECTION 4.07

Basis Risk Reserve Fund.

(a)

On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Basis Risk Reserve Fund.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

(b)

On the Closing Date, $5,000.00 will be deposited by the Depositor into the Basis Risk Reserve Fund.  On each Distribution Date, the Trust Administrator shall transfer from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 4.01(d)(xi) the Required Basis Risk Reserve Fund Deposit.  Amounts on deposit in the Basis Risk Reserve Fund shall be withdrawn by the Trust Administrator in connection with any Distribution Date to fund the amounts required to be distributed to holders of the Offered Certificates in respect of Basis Risk Shortfalls.  Any distributions of Monthly Excess Cashflow to the Holders of the Offered Certificates pursuant to Sections 4.01(d)(xi)(1)-(9) shall be deemed to have been deposited in the Basis Risk Reserve Fund and paid to such holders.  On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Basis Risk Reserve Fund Amount shall be distributed to the Class X Certificateholder pursuant to Section 4.01(d)(xii).

(c)

Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments by the Trust Administrator at the direction of the holders of the Class X Certificates maturing on or prior to the next succeeding Distribution Date. Any net investment earnings on such amounts shall be payable to the holders of the Class X Certificates. The Trust Administrator shall account for the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Class X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trust Administrator in writing as to the investment of amounts therein.  The Trust Administrator shall treat amounts transferred by the Master REMIC to the Basis Risk Reserve Fund as distributions to the Class X Certificateholder for all federal tax purposes.  In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall remain uninvested.  The Trust Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.07(c) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holders of the Class X Certificates in the same manner as if distributed pursuant to Section 4.01(d)(xii) hereof.

(d)

On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the Certificates entitled to Basis Risk Shortfalls equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on such Certificates shall be deposited into the Certificate Account and distributed to the Holders of the Class X Certificates in the same manner as if distributed pursuant to Section 4.01(d)(xii) hereof.

SECTION 4.08

The Interest Rate Cap Agreements.

(a)

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the holders of the Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates.  On the Closing Date, the Trust Administrator shall establish and maintain in its name on behalf of the Supplemental Interest Trust Trustee, in trust for the benefit of the Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, eleven Interest Rate Cap Accounts.  Each Interest Rate Cap Account shall correspond to a particular Interest Rate Cap Agreement.  The Interest Rate Cap Accounts shall be Eligible Accounts, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement. The Interest Rate Cap Accounts shall be an asset of the Supplemental Interest Trust, but will not be an asset of any REMIC.

(b)

The Trustee is hereby directed by the Depositor, as Supplemental Interest Trust Trustee and not in its individual capacity, on or before the Closing Date, on behalf of the Supplemental Interest Trust, to enter into the Interest Rate Cap Agreements for the benefit of the Holders of the Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B, Class A-3, Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates and the Trust Administrator is hereby directed by the Depositor to acknowledge and agree to each of the Interest Rate Cap Agreements.  The Trust Administrator shall administer to, and hold, and receive and make all payments under, each of the Interest Rate Cap Agreements on behalf of the Supplemental Interest Trust and the Supplemental Interest Trust Trustee in accordance with its terms and the provisions of this Agreement.  Neither the Supplemental Interest Trustee nor the Trust Administrator shall have any responsibility for the contents, adequacy or sufficiency of the Interest Rate Cap Agreements, including, without limitation, any representations and warranties contained therein.  The Interest Rate Cap Agreements will be an asset of the Supplemental Interest Trust but will not be an asset of any REMIC.  Any funds payable by the Supplemental Interest Trust under the Interest Rate Cap Agreements to the Interest Rate Cap Agreement Counterparty shall be paid by the Depositor.  Notwithstanding anything to the contrary contained herein or in each of the Interest Rate Cap Agreements, neither the Supplemental Interest Trust Trustee nor the Trust Administrator shall be required to make any payments to the Interest Rate Cap Agreement Counterparty under any of the Interest Rate Cap Agreements.  The Trust Administrator shall deposit any amounts received with respect to each of the Interest Rate Cap Agreements into the related Interest Rate Cap Account.  Notwithstanding anything in this paragraph to the contrary, for any Distribution Date on which there is a payment under any of the Interest Rate Cap Agreements based on a notional balance in excess of the aggregate Class Principal Balance of the LIBOR Certificates, the amount representing such excess payment shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class X Certificates and shall be distributed to the Class X Certificates pursuant to Section 4.01(d)(xii).

(c)

The Trust Administrator will prepare and deliver any notices required to be delivered to the Interest Rate Cap Agreement Counterparty under each of the Interest Rate Cap Agreements.

(d)

The Trust Administrator, on behalf of the Supplemental Interest Trust Trustee, shall terminate the Interest Rate Cap Agreement Counterparty upon the occurrence of an event of default under the any of the Interest Rate Cap Agreements of which a Responsible Officer of the Trust Administrator has actual knowledge.  Upon such a termination, the Interest Rate Cap Agreement Counterparty may be required to pay an amount to the Trust Administrator in respect of market quotations for the replacement cost of the related Interest Rate Cap Agreement.

(e)

On each Distribution Date, the Trust Administrator shall distribute (i) amounts on deposit in each Interest Rate Cap Account to pay any Basis Risk Shortfall to the Class or Classes of Certificates to which it relates, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described in Section 4.01(d) on such Distribution Date and (ii) the aggregate amounts remaining on deposit in the Interest Rate Cap Accounts to pay any Basis Risk Shortfalls first (x) to the Class A-1-B, Class A-1-C, Class A-1-D, Class A-2-B and Class A-3 Certificates, pro rata based on the amount of Basis Risk Shortfalls due such Classes of Certificates, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described in Section 4.01(d) on such Distribution Date, and then (y) to the Class M-1-B, Class M-2, Class M-3, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, sequentially, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described in Section 4.01(d) on such Distribution Date.

(f)

Funds in the Interest Rate Cap Accounts may be invested in Eligible Investments by the Trust Administrator at the direction of the Depositor maturing on or prior to the next succeeding Distribution Date.  The Trust Administrator shall account for the Interest Rate Cap Accounts as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Trust Administrator shall treat amounts paid by the Interest Rate Cap Accounts as payments made from outside the REMIC’s for all federal tax purposes.  Any net investment earnings on such amounts shall be payable to the Class X Certificateholders.  The Class X Certificateholders will be the owner of each of the Interest Rate Cap Accounts for federal tax purposes and the Depositor shall direct the Trust Administrator in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Interest Rate Cap Accounts shall remain uninvested.  The Trust Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.09(f) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Interest Rate Cap Accounts shall be distributed to the Class X Certificates pursuant to Section 4.01(d)(xii).

(g)

On each Distribution Date, the Trust Administrator shall distribute amounts in the Interest Rate Cap Accounts not distributed pursuant to Section 4.09(e) on that Distribution Date to the Class X Certificateholders.

ARTICLE V

ADVANCES BY THE MASTER SERVICER AND SERVICERS

SECTION 5.01

Advances by the Master Servicer and Servicers.

With respect to the Non-Designated Mortgage Loans, each Servicer shall deposit in the related Collection Account as Advances, an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the related Servicing Fee Rate) which were due on such Non-Designated Mortgage Loans serviced by it during the applicable Collection Period and which were delinquent at the close of business on the immediately preceding Determination Date; provided, however, that with respect to any Balloon Loan that is delinquent on its maturity date, the related Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 5.01 with respect to such Balloon Loan in an amount equal to for each Servicer an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan to the extent the related Servicer deems such amount to be recoverable.  Each Servicer’s obligation to make such Advances as to any related Non-Designated Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Non-Designated Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of such Servicer, been completely liquidated.  No Servicer shall be required to advance shortfalls of principal or interest resulting from the application of the Relief Act.

With respect to any Non-Designated Mortgage Loan, if the amount of Advances received from a Servicer is less than the amount required to be advanced by such Servicer, the Master Servicer shall be obligated to remit to the Trust Administrator, for deposit by the Trust Administrator in the Certificate Account, a payment in an amount equal to such deficiency, subject to any determination by the Master Servicer that any portion of the amount required to be advanced is a Nonrecoverable Advance.

With respect to any Non-Designated Mortgage Loan, to the extent required by Accepted Servicing Practices, the Master Servicer and each Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement; provided, however, that such obligation with respect to any related Non-Designated Mortgage Loan shall cease if the Master Servicer or a Servicer determines, in its reasonable opinion, that Advances with respect to such Non-Designated Mortgage Loan are Nonrecoverable Advances. In the event that the Master Servicer or such Servicer determines that any such advances are Nonrecoverable Advances, the Master Servicer or such Servicer shall provide the Trust Administrator and the Certificate Insurer with a certificate signed by a Servicing Officer evidencing such determination.  Upon the Trust Administrator’s receipt of such certificate, the Trust Administrator shall send a copy of such certificate to the Trustee.

With respect to any of the Non-Designated Mortgage Loans, if an Advance is required to be made hereunder by a Servicer, such Servicer shall on the Cash Remittance Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.01, used by such Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by such Servicer from its own funds by deposit in such Collection Account, or from other funds in the Collection Account being held for future distributions, on or before any future Distribution Date in which such funds would be due.

With respect to any Designated Mortgage Loan, the Master Servicer shall make Advances as required by Section 3.20(b) of this Agreement.

For the avoidance of doubt, the amount of any unreimbursed Advance that was capitalized out of a Capitalization Reimbursement Amount shall reduce the amount of unreimbursed Advances owed to the Servicer.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01

The Certificates.

The Certificates shall be in substantially the forms set forth in Exhibits A through H hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trust Administrator or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

Subject to Section 10.02 respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trust Administrator at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication executed by the Trust Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

The Depositor shall provide, or cause to be provided, to the Trust Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 6.02

Registration of Transfer and Exchange of Certificates.

(a)

The Trust Administrator shall maintain, or cause to be maintained, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in like aggregate interest and of the same Class.

(b)

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations and the same aggregate interest in the Trust Fund and of the same Class, upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator set forth in Section 6.06.  Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

(c)

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

(d)

All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator’s customary procedures.

(e)

No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective Registration Statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate or any transfer of a Private Certificate from the Depositor or an affiliate of the Depositor to an owner trust or other entity established by the Depositor, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit M (the “Transferor Certificate”) and such Certificateholder’s prospective transferee shall (i) deliver a letter in substantially the form of either (A) Exhibit N-1 (the “Investment Letter”), provided that all of the Private Certificates of a Class shall be transferred to one investor or the Depositor otherwise consents to such transfer, (B) Exhibit N-2 (the “Rule 144A Letter”) or (C) Exhibit N-3 (the “Regulation S Letter”) or (ii) there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and the Depositor consents to such transfer.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Private Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  In the event that none of an Investment Letter, a Rule 144A Letter, a Regulation S Letter or an Opinion of Counsel referenced in (ii) above are furnished, such representations shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of a Private Certificate by any beneficial owner who purchases an interest in such Certificate in Book-Entry Form.  The Trust Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Depositor, the Seller, the Master Servicer and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(f)

No transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received in accordance with Exhibit N-1, Exhibit N-2, Exhibit N-3 or Exhibit O, as applicable, either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person using the assets of any such plan or other retirement arrangement (“Plan”), which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchaser and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Modification Oversight Agent, the Trust Administrator, the Master Servicer, any Special Servicer, the Servicers or any other servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in Book-Entry Form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Plan is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.

(g)

Additional restrictions on transfers of the Residual Certificates to Disqualified Organizations are set forth below:

(i)

Each Person who has or who acquires any ownership interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(1) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(2) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any ownership interest in a Residual Certificate are expressly subject to the following provisions:

(1)

Each Person holding or acquiring any ownership interest in a Residual Certificate shall be other than a Disqualified Organization and shall promptly notify the Trust Administrator of any change or impending change in its status as other than a Disqualified Organization.

(2)

In connection with any proposed transfer of any ownership interest in a Residual Certificate to a U.S. Person, the Trust Administrator shall require delivery to it, and shall not register the transfer of a Residual Certificate until its receipt of (1) an affidavit and agreement (a “Transferee Affidavit and Agreement” attached hereto as Exhibit O) from the proposed transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that it is not a non-U.S. Person, that such transferee is other than a Disqualified Organization, that it is not acquiring its ownership interest in a Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its ownership interest in a Residual Certificate, it will endeavor to remain other than a Disqualified Organization, and that it has reviewed the provisions of this Section 6.02(g) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit P, from the Holder wishing to transfer a Residual Certificate, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that no purpose of the proposed transfer is to allow such Holder to impede the assessment or collection of tax.

(3)

Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed transferee under clause (2) above, if the Trust Administrator has actual knowledge that the proposed transferee is not other than a Disqualified Organization, no transfer of an ownership interest in a Residual Certificate to such proposed transferee shall be effected.

(4)

Each Person holding or acquiring any ownership interest in a Residual Certificate agrees, by holding or acquiring such ownership interest, to require a Transferee Affidavit and Agreement from the other Person to whom such Person attempts to transfer its ownership interest and to provide a certificate to the Trust Administrator in the form attached hereto as Exhibit P.

(ii)

The Trust Administrator shall register the transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit P and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration.

(iii)

(1)  If any Disqualified Organization shall become a Holder of a Residual Certificate, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate.  If any non-U.S. Person shall become a Holder of a Residual Certificate, then the last preceding Holder that is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the transfer to such non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(g) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(2)

If any purported transferee of a Residual Certificate shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 6.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(1) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose.  Such purported transferee shall promptly endorse and deliver a Residual Certificate in accordance with the instructions of the Depositor.  Such purchaser may be the Depositor itself or any affiliate of the Depositor.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported transferee.  The terms and conditions of any sale under this clause (iii)(2) shall be determined in the sole discretion of the Depositor, and the Depositor shall not be liable to any Person having an ownership interest or a purported ownership interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)

The Master Servicer and each Servicer, on behalf of the Trust Administrator, shall make available, upon written request from the Trust Administrator, all information reasonably available to it that is necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is not other than a Disqualified Organization, including the information regarding “excess inclusions” of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not other than a Disqualified Organization.  Reasonable compensation for providing such information may be required by the Master Servicer, the Trust Administrator or the Servicer from such Person.

(v)

The provisions of this Section 6.02(g) set forth prior to this Section (v) may be modified, added to or eliminated by the Depositor, provided that there shall have been delivered to the Trust Administrator the following:

(1)

written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of the Certificates; and

(2)

a certificate of the Depositor stating that the Depositor has received an Opinion of Counsel, in form and substance satisfactory to the Depositor, to the effect that such modification, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create a risk that (i) the Trust Fund may be subject to an entity-level tax caused by the transfer of a Residual Certificate to a Person which is not other than a Disqualified Organization or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the transfer of applicable Residual Certificate to a Person which is not other than a Disqualified Organization.

(vi)

The following legend shall appear on each Residual Certificate:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SERVICER AND THE TRUST ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(h)

The Trust Administrator shall have no liability to the Trust Fund arising from a transfer of any such Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 6.02; provided, however, that the Trust Administrator shall not register the transfer of any Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in this Section 6.02.

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to each Servicer, the Trustee and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund.  In connection with the issuance of any new Certificate under this Section 6.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04

Persons Deemed Owners.

Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Modification Oversight Agent, each Servicer, the Trust Administrator, the Certificate Insurer and any agent of the Master Servicer, any Servicer, the Modification Oversight Agent, the Trust Administrator or the Certificate Insurer may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Modification Oversight Agent, the Servicers, the Certificate Insurer, the Trust Administrator, nor any agent of the Master Servicer, a Servicer, the Certificate Insurer, Modification Oversight Agent or the Trust Administrator shall be affected by any notice to the contrary.

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

(a)

If three or more Certificateholders (i) request in writing from the Trust Administrator a list of the names and addresses of Certificateholders, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (iii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trust Administrator shall, within ten Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to a current list of the Certificateholders.  The expense of providing any such information requested by a Certificateholder shall be borne by the Certificateholders requesting such information and shall not be borne by the Trust Administrator or the Trustee.  Every Certificateholder, by receiving and holding a Certificate, agrees that the Trustee and the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

(b)

The Master Servicer and each Servicer, so long as it is a servicer hereunder, the Seller and the Depositor shall have unlimited access to a list of the names and addresses of the Certificateholders which list shall be provided by the Trust Administrator promptly upon request.

SECTION 6.06

Maintenance of Office or Agency.

The Trust Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.  The Trust Administrator initially designates its Corporate Trust Office as its office for such purpose.  The Trust Administrator will give prompt written notice to the Certificateholders of any change in the location of any such office or agency.

SECTION 6.07

Book-Entry Certificates.

Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder will receive a definitive certificate representing such Beneficial Holder’s interest in the Certificates, except as provided in Section 6.09.  Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Beneficial Holders pursuant to Section 6.09:

(a)

the provisions of this Section 6.07 shall be in full force and effect with respect to the Book-Entry Certificates;

(b)

the Depositor and the Trust Administrator may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on such Certificates) as the sole Holder of such Certificates;

(c)

to the extent that the provisions of this Section 6.07 conflict with any other provisions of this Agreement, the provisions of this Section 6.07 shall control; and

(d)

the rights of the Beneficial Holders of the Book-Entry Certificates shall be exercised only through the Clearing Agency and the Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the Participants.  Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.09, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Book-Entry Certificates to such Participants.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Book-Entry Certificates evidencing a specified percentage of the aggregate unpaid principal amount of such Certificates, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning such Certificates evidencing the requisite percentage of principal amount of such Certificates.  The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

SECTION 6.08

Notices to Clearing Agency.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 6.09, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

SECTION 6.09

Definitive Certificates.

If (a) the Depositor or DTC advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement with respect to the Certificates and the Trust Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Holders of Book-Entry Certificates evidencing not less than 51% of the aggregate Class Principal Balance of the Book-Entry Certificates advise the Trust Administrator in writing that the continuation of a book-entry system with respect to the such Certificates through the Clearing Agency is no longer in the best interests of the Holders of such Certificates with respect to the Book-Entry Certificates, the Trust Administrator shall notify all Holders of such Certificates of the occurrence of any such event and the availability of Definitive Certificates.  Upon surrender to the Trust Administrator of the such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trust Administrator shall authenticate and deliver the Definitive Certificates.  Neither the Depositor nor the Trust Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

ARTICLE VII

THE DEPOSITOR, THE SELLER, THE MASTER SERVICER,
THE SERVICERS, THE MODIFICATION OVERSIGHT AGENT AND ANY SPECIAL SERVICER

SECTION 7.01

Liabilities of the Seller, the Depositor, the Master Servicer, the Servicers, the Modification Oversight Agent and any Special Servicer.

The Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer and any Special Servicer shall each be liable under this Agreement to any other party to this Agreement, including the liability of each Servicer to the Master Servicer, in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 7.02

Merger or Consolidation of the Seller, the Depositor, the Master Servicer, the Modification Oversight Agent, the Servicers or any Special Servicer.

Subject to the immediately succeeding paragraph, the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer and any Special Servicer will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises (charter and statutory) and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer or any Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller, the Master Servicer, any Servicer or any Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer or any Special Servicer shall be the successor of the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, such Servicer or any Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer, the Modification Oversight Agent, any such Servicer or any Special Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

Notwithstanding anything else in this Section 7.02 or in Section 7.04 hereof to the contrary, the Master Servicer, the Modification Oversight Agent or a Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, however, that the Master Servicer, the Modification Oversight Agent or such Servicer gives the Depositor, the Certificate Insurer, the Trustee and the Trust Administrator notice of such assignment; and provided further, (a) that such purchaser or transferee accepting such assignment and delegation shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and (b) such purchaser or transferee executes and delivers to the Depositor, the Trustee and the Trust Administrator an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, the Modification Oversight Agent or such Servicer, with like effect as if originally named as a party to this Agreement; and provided further, that each of the Rating Agencies acknowledge that its rating of the Certificates in effect immediately prior to such assignment will not be qualified or reduced as a result of such assignment and delegation.  In the case of any such assignment and delegation, the Master Servicer, the Modification Oversight Agent or such Servicer shall be released from its obligations under this Agreement (except as provided above), except that the Master Servicer, the Modification Oversight Agent or the Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer, the Modification Oversight Agent or Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

SECTION 7.03

Limitation on Liability of the Seller, the Depositor, the Master Servicer, the Modification Oversight Agent, the Servicers, any Special Servicer and Others.

None of the Depositor, the Master Servicer, the Modification Oversight Agent, any Servicer, the Seller, any Special Servicer nor any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Modification Oversight Agent, any Servicer, any Special Servicer or the Seller shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall (a) not protect the Depositor, the Master Servicer, the Modification Oversight Agent, any Servicer, any Special Servicer or the Seller against any breach of representations, warranties or covenants (including, but not limited to, any indemnification obligations provided in Section 2.08) made by it herein and (b) not protect the Depositor, the Master Servicer, the Modification Oversight Agent, any Servicer, any Special Servicer or the Seller or any such director, officer, employee or agent from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Master Servicer, the Modification Oversight Agent, any Servicer, any Special Servicer and the Seller and any director, officer, employee or agent of the Depositor, the Master Servicer, any Servicer, any Special Servicer or the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Modification Oversight Agent, each Servicer, any Special Servicer and the Seller and any director, officer, employee or agent of the Depositor, the Modification Oversight Agent, any Servicer, any Special Servicer or the Seller shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action or threatened legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Master Servicer, the Modification Oversight Agent, any Servicer, any Special Servicer or the Seller shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, the Modification Oversight Agent, any Servicer, any Special Servicer or the Seller may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Trust Administrator, the Certificate Insurer and the Certificateholders hereunder; provided, however, that in the event the related Servicer agrees, at the request of the Seller, to act on behalf of the Seller in any dispute or litigation that is not incidental to such Servicer’s duties hereunder and that relates to the origination of a Mortgage Loan, the Seller shall pay all expenses associated with the management and defense of such claim.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Master Servicer, any Special Servicer or any Servicer be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Master Servicer, any Special Servicer or the Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.04

Master Servicer, the Modification Oversight Agent and Servicer Not to Resign; Transfer of Servicing.

(a)

None of the Master Servicer, the Modification Oversight Agent nor any Servicer shall resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor master servicer, successor modification oversight agent or successor servicer and receipt by the Certificate Insurer, the Trustee and the Trust Administrator of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates related to the applicable Mortgage Loans (without regard to the Policy), or (ii) upon determination that its duties hereunder are no longer permissible under applicable law.  Any such determination under clause (ii) permitting the resignation of the Master Servicer, the Modification Oversight Agent or a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Certificate Insurer and the Trust Administrator.  No such resignation shall become effective until the successor master servicer, successor modification oversight agent or successor servicer shall have assumed the Master Servicer, the Modification Oversight Agent or such Servicer’s, as applicable, responsibilities, duties, liabilities and obligations hereunder in accordance with Section 8.02 hereof.

(b)

Notwithstanding the foregoing, at DLJMC’s request, so long as it is the owner of the related servicing rights, Wells Fargo, as Master Servicer, SPS, the Modification Oversight Agent or Wells Fargo, as Servicer, shall resign with respect to all or a portion of the Mortgage Loans serviced or master serviced by that servicer, upon the selection and appointment of a successor master servicer, modification oversight agent or servicer, as applicable; provided that DLJMC delivers to the Trustee, the Certificate Insurer and the Trust Administrator the letter required in Section 7.04(a)(i) above.  If the Master Servicer resigns pursuant to this Section 7.04(b), DLJMC shall pay the Master Servicer an amount equal to the product of (a) the Stated Principal Balance of all of the Mortgage Loans and (b) 0.02%.

(c)

Notwithstanding the foregoing, if the Trust Administrator shall for any reason no longer be Trust Administrator hereunder, at DLJMC’s request, the Master Servicer shall resign, upon the selection and appointment of a successor master servicer; provided that DLJMC delivers to the Trustee, the Certificate Insurer and the Trust Administrator the letter required in Section 7.04(a)(i) above.

(d)

Notwithstanding the foregoing, at the request of the Holder of the largest Percentage Interest of Class X Certificates, a Special Servicer shall resign, upon the selection and appointment of a successor special servicer by the majority Class X Certificateholder; provided, that any such successor Special Servicer shall meet all the requirements of a Servicer as described in Section 8.02 of this Agreement and shall comply in all respects with the applicable provisions of this Agreement.

SECTION 7.05

Master Servicer, Seller, Special Servicer and Servicers May Own Certificates.

Each of the Master Servicer, the Seller, any Special Servicer and any Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Master Servicer, the Seller, any Special Servicer or a Servicer.

ARTICLE VIII

DEFAULT

SECTION 8.01

Events of Default.

“Event of Default”, wherever used herein, and as to each Servicer or the Master Servicer, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)

any failure by the Master Servicer or a Servicer to remit to the Trust Administrator any payment other than an Advance required to be made by the Master Servicer or the Servicer under the terms of this Agreement, which failure shall continue unremedied for a period of (i) with respect to the Master Servicer or a Servicer, other than Wells Fargo, one Business Day, and (ii) with respect to Wells Fargo, two Business Days, after the date upon which written notice of such failure shall have been given to the Master Servicer or the Servicer by the Trust Administrator or the Depositor or to the Master Servicer or the Servicer and the Trust Administrator by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(b)

any failure by the Master Servicer or a Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Servicer contained in this Agreement (except as set forth in (c), (g) and (l) below) which failure (i) materially affects the rights of the Certificateholders and (ii) shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer or the Servicer by the Trust Administrator or the Depositor, or to the Master Servicer or the Servicer and the Trust Administrator by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(c)

if a representation or warranty set forth in Section 2.03 hereof made solely in its capacity as the Master Servicer or a Servicer shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 90 days after the date on which written notice thereof shall have been given to the Master Servicer or the Servicer and the Seller by the Trust Administrator for the benefit of the Certificateholders or by the Depositor; or

(d)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(e)

the Master Servicer or a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Servicer or all or substantially all of the property of the Master Servicer or the Servicer; or

(f)

the Master Servicer or a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(g)

any failure of the Master Servicer or a Servicer to make any Advance in the manner and at the time required to be made from its own funds pursuant to this Agreement and after receipt of notice from the Trust Administrator pursuant to Section 5.01, which failure continues unremedied (i) with respect to the Master Servicer or a Servicer, other than Wells Fargo, after 5 p.m., New York City time, at the end of the Business Day immediately following the Master Servicer or the Servicer’s receipt of such notice and (ii) with respect to Wells Fargo, on the second Business Day immediately following Wells Fargo’s receipt of such notice; or

(h)

any failure by an applicable Servicer to (a) remit payment of an Assigned Prepayment Premium to the Collection Account or (b) remit funds in the amount equal to an Assigned Prepayment Premium which the applicable Servicer has failed to collect, in each case as required pursuant to this Agreement, which failure continues unremedied for a period of two Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer, the Trustee, the Trust Administrator or the Depositor; or

(i)

[Reserved];

(j)

(a) either (i) the servicer rankings or ratings for a Servicer are downgraded two or more levels below the level in effect on the Closing Date by one or more of the Rating Agencies rating the Certificates or (ii) the servicer rankings or ratings for a Servicer are downgraded to “below average” status by one or more of the Rating Agencies rating the Certificates or (b) one or more Classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or servicing of a Servicer.  In the event that a Servicer is downgraded, such Servicer shall provide written notice of the downgrade to the Master Servicer within one Business Day; or

(k)

 (a) either the master servicer rankings or ratings for the Master Servicer are downgraded two or more levels below the level in effect on the Closing Date by one or more of the Rating Agencies rating the Certificates or (ii) the Master Servicer rankings or ratings for the Master Servicer, are downgraded to “below average” status by one or more of the Rating Agencies rating the Certificates or (b) one or more Classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or master servicing of the Master Servicer; or

(l)

Any failure by the Master Servicer or a Servicer to comply with the provisions of Article XIV.

If an Event of Default due to the actions or inaction of the Master Servicer or a Servicer described in clauses (a) through (f), (h) and (l) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, (i) the Trust Administrator shall at the direction of the Certificate Insurer or the Trustee or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, by notice in writing to the Master Servicer or such Servicer (with a copy to the Rating Agencies), terminate all of the rights and obligations of the Master Servicer or such Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08) and (ii) the Master Servicer may, if such Event of Default is due to the actions or inactions of a Servicer by notice in writing to such Servicer (with a copy to the Rating Agencies and the Certificate Insurer), terminate all of the rights and obligations of such Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08).

If an Event of Default described in clause (g) shall occur, (i) if the Master Servicer has failed to make any Advance, the Trustee and (ii) if any Servicer has failed to make any Advance, the Master Servicer, shall prior to the next Distribution Date, immediately make such Advance and terminate the rights and obligations of the Master Servicer or applicable Servicer, as applicable, hereunder and succeed to the rights and obligations of the Master Servicer or such Servicer, as applicable, hereunder pursuant to Section 8.02, including the obligation to make Advances on such succeeding Distribution Date pursuant to the terms hereof.  No Event of Default with respect to the Master Servicer or a Servicer shall affect the rights or duties of any other Servicer or constitute an Event of Default as to any other Servicer.

If an Event of Default described in clause (j) occurs, the Master Servicer shall at the direction of DLJMC, by notice in writing to a Servicer, terminate all of the rights and obligations of such Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08) and shall appoint as successor Servicer the entity selected by DLJMC in accordance with Section 8.02; provided DLJMC shall first furnish to the Master Servicer a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

If an Event of Default described in clause (k) occurs, the Trustee shall at the direction of DLJMC, by notice in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer under this Agreement (other than rights to reimbursement for Advances previously made, as provided in Section 3.08) and shall appoint as successor Master Servicer the entity selected by DLJMC in accordance with Section 8.02; provided DLJMC shall first furnish to the Trustee a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

No Event of Default with respect to a Servicer shall affect the rights or duties of the Master Servicer or constitute an Event of Default as to the Master Servicer.

SECTION 8.02

Trustee or Master Servicer to Act; Appointment of Successor.

On and after the time the Master Servicer or a Servicer receives a notice of termination pursuant to Section 8.01 hereof or resigns pursuant to Section 7.04 hereof, subject to the provisions of Section 3.04 hereof, the Trustee (in the case of the Master Servicer) or the Master Servicer (in the case of a Servicer), shall be the successor in all respects to the Master Servicer or such Servicer, as applicable, in its capacity as servicer under this Agreement and with respect to the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer or such Servicer, as applicable, by the terms and provisions hereof; provided that the Trustee or the Master Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Master Servicer or any Servicer, as applicable, and shall not effect any repurchases or substitutions of any Mortgage Loan; provided further, that it is understood and acknowledged by the parties hereto that there will be a full period of transition (not to exceed ninety (90) days) before the actual servicing functions of any Servicer can be fully transferred to Wells Fargo as successor Servicer; provided further, that during such period of transition Wells Fargo, as successor Servicer, shall continue to make all required Compensating Interest Payments and Advances.  As compensation therefor, the Trustee or the Master Servicer, as applicable, shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer or related Servicer (the “Replaced Servicer”) would have been entitled to charge to the related Collection Account if the Replaced Servicer had continued to act hereunder (except that the Replaced Servicer shall retain the right to be reimbursed for Advances (including, without limitation, Advances and Servicing Advances) theretofore made by the Replaced Servicer with respect to which it would be entitled to be reimbursed as provided in Section 3.08 if it had not been so terminated or resigned).  Notwithstanding the foregoing, if the Trustee or the Master Servicer, as applicable, has become the successor to a Replaced Servicer, in accordance with this Section 8.02, the Trustee or the Master Servicer, as applicable, may, if it shall be unwilling to so act, or shall, if it is unable to so act (including being prohibited from making Advances), appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then current rating of the Certificates (without regard to the Policy), as the successor to the Master Servicer or a Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or such Servicer, as applicable, provided that such successor to the Master Servicer or the Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Master Servicer or the related Servicer, as applicable.  Pending appointment of a successor to the Master Servicer or a Servicer, as applicable, hereunder, the Trustee or the Master Servicer, as applicable, unless such party is prohibited by law from so acting, shall act in such capacity as provided herein.  In connection with such appointment and assumption, the Trustee or the Master Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Replaced Servicer hereunder.  The Trustee or the Master Servicer, as applicable, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  None of the Trustee, the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of a Replaced Servicer to deliver, or any delay in delivering, cash, documents or records to it.

A Replaced Servicer that has been terminated shall, at the request of the Trustee or the Master Servicer, as applicable, but at the expense of such Replaced Servicer deliver to the assuming party all documents and records relating to the applicable Mortgage Loans and an accounting of amounts collected and held by it and otherwise use commercially reasonable efforts to effect the orderly and efficient transfer and assignment of such servicing, but only to the extent of the Mortgage Loans serviced thereunder, to the assuming party.  Notwithstanding anything to the contrary contained herein, the termination of a Servicer under this Agreement shall not extend to any Sub-Servicer meeting the requirements of Section 3.02(a) and otherwise servicing the related Mortgage Loans in accordance with the servicing provisions of this Agreement.

The Master Servicer and each Servicer shall cooperate with the Trustee and the Trust Administrator and any successor servicer in effecting the termination of a Replaced Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by such Servicer to the applicable Collection Account or thereafter received with respect to the Mortgage Loans.

None of the Trustee, the Master Servicer or any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (a) the failure of the Master Servicer or any Servicer to (i) deliver, or any delay in delivering, cash, documents or records to it, or (ii) cooperate as required by this Agreement, or (b) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer or the related Servicer.

Any successor to a Servicer as servicer shall during the term of its service as servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to Section 3.09(b) hereof.

If a Servicer that has been terminated fails to pay all costs related to the transition of servicing to the successor Servicer, the successor Servicer shall be entitled to reimbursement of those amounts from the Trust.

In connection with the termination or resignation of a Servicer hereunder, either (i) the successor Servicer, including the Trust Administrator or Master Servicer if either of such parties is acting as successor Servicer, shall represent and warrant that it or its affiliate is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the related Mortgage Loans that are registered with MERS, or (ii) the Replaced Servicer, at its sole expense, shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer or (y) in causing MERS to designate on the MERS® System the successor Servicer as the servicer of such Mortgage Loan (at the cost and expense of the successor Servicer to the extent such costs relate to the qualification of such successor Servicer as a member of MERS, otherwise at the cost and expense of the Replaced Servicer).  The Replaced Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The successor Servicer shall cause such assignment to be delivered to the Trustee, or the Custodian on its behalf, promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 8.03

Notification to Certificateholders.

(a)

Upon any termination of, or appointment of a successor to, the Master Servicer or any Servicer, the Trust Administrator shall give prompt written notice thereof to the Seller, the Certificate Insurer, and the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies, or, as applicable, the Master Servicer shall give prompt written notice thereof to the Trust Administrator.

(b)

Within two Business Days after the occurrence of any Event of Default, the Trust Administrator shall transmit by mail to the Certificate Insurer, the Seller and all Certificateholders, and the Rating Agencies notice of each such Event of Default hereunder known to the Trust Administrator, unless such Event of Default shall have been cured or waived.

SECTION 8.04

Waiver of Events of Default.

The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (g) of Section 8.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 8.04 shall affect the Holders of Certificates in the manner set forth in Section 12.01(b)(i), (ii) or (iii).  Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been cured and remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX

CONCERNING THE TRUSTEE

SECTION 9.01

Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement.  The Trustee shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trustee.   If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders and the Certificate Insurer of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(1)

prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing or waiver of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(2)

the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent in ascertaining or investigating the pertinent facts;

(3)

the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(4)

no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(5)

the Trustee shall have no responsibility for any act or omission of the Trust Administrator or the Custodian, it being understood and agreed that the Trustee, the Trust Administrator and the Custodian are independent contractors and not agents, partners or joint venturers.

The Trustee shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trustee shall have received written notice thereof from a Servicer, the Depositor, or a Certificateholder, or a Responsible Officer of the Trustee has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trustee.

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Master Servicer or the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 9.02

Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 9.01:

(i)

The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

the Trustee may consult with counsel, financial advisors or accountants and any advice of such Persons or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)

the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid (A) by the Master Servicer or by the applicable Servicer in the event that such investigation relates to an Event of Default by the Master Servicer or by such Servicer, respectively, if an Event of Default by the Master Servicer or by such Servicer shall have occurred and is continuing, and (B) otherwise by the Certificateholders requesting the investigation;

(vi)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii)

the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement; and

(ix)

the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 9.03

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer or a Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document or of MERS or the MERS® System.  The Trustee shall not be accountable for the use or application by the Depositor, the Seller, the Master Servicer or the Servicers of any funds paid to the Depositor or the Master Servicer or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor, the Seller, the Master Servicer or the Servicers.  The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 9.04

Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the other parties hereto and with their Affiliates, with the same rights as it would have if it were not the Trustee.

SECTION 9.05

Trustee’s Fees and Expenses.

The Trustee (including any successor trustee) shall be compensated by the Trust Administrator as separately agreed.  The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, or (c) the performance of any of the Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer or a Servicer.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.  Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee hereunder or for any other expenses.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 9.06

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having ratings on its long-term debt obligations at the time of such appointment in at least the third highest rating category by both Moody’s and S&P or such lower ratings as will not cause Moody’s or S&P to lower their then-current ratings any of the Class A Certificates (without regard to the Policy), having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

SECTION 9.07

Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor, the Seller, the Trust Administrator, the Modification Oversight Agent, the Master Servicer, the Certificate Insurer, any Special Servicer and the Servicers and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and (b) acceptance by a successor trustee in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trustee breaches any of its obligations or representations hereunder, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy to the successor trustee.  The Trustee may also be removed at any time by the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates.  Notice of any removal of the Trustee and acceptance of appointment by the successor trustee shall be given to the Rating Agencies by the Depositor.

If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, the resigning Trustee may, at the Trust Fund’s expense, petition any court of competent jurisdiction for the appointment of a successor trustee.

Any resignation or removal of the Trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.08 hereof.

SECTION 9.08

Successor Trustee.

Any successor trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06 hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trustee hereunder to the Certificate Insurer and to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 9.09

Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for any obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer or the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer or the Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(c)

the Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer or the Servicers and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  The Trust Administrator shall not be responsible for all action or inaction of any separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 9.11

Office of the Trustee.

The office of the Trustee for purposes of receipt of notices and demands is the Corporate Trust Office.

ARTICLE X

CONCERNING THE TRUST ADMINISTRATOR

SECTION 10.01

Duties of Trust Administrator.

The Trust Administrator, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge has occurred and remains uncured, the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trust Administrator set forth in this Agreement shall not be construed as a duty.

The Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement.  The Trust Administrator shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trust Administrator.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trust Administrator shall notify the Certificateholders of such instrument in the event that the Trust Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(1)

prior to the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge, and after the curing or waiver of all such Events of Default that may have occurred, the duties and obligations of the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trust Administrator shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trust Administrator and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Administrator and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(2)

the Trust Administrator shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trust Administrator, unless the Trust Administrator was negligent in ascertaining or investigating the pertinent facts;

(3)

the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Administrator, or exercising any trust or power conferred upon the Trust Administrator, under this Agreement; and

(4)

no provision of this Agreement shall require the Trust Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Trust Administrator shall have no duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

Except with respect to an Event of Default described in clause (a) of Section 8.01, the Trust Administrator shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trust Administrator shall have received written notice thereof from the Master Servicer or a Servicer, the Depositor, or a Certificateholder, or a Responsible Officer of the Trust Administrator has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trust Administrator following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trust Administrator.

The Trust Administrator shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trust Administrator shall use its best efforts to remit to the Master Servicer or the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trust Administrator, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trust Administrator to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 10.02

Certain Matters Affecting the Trust Administrator.

(a)

Except as otherwise provided in Section 10.01:

(i)

the Trust Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

the Trust Administrator may consult with counsel, financial advisors or accountants and any advice of such Persons or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trust Administrator shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trust Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trust Administrator of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)

the Trust Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Administrator, not reasonably assured to the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid (A) by the Master Servicer or by the applicable Servicer in the event that such investigation relates to an Event of Default by the Master Servicer or by such Servicer, respectively, if an Event of Default by the Master Servicer or such Servicer shall have occurred and is continuing, and (B) otherwise by the Certificateholders requesting the investigation;

(vi)

the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trust Administrator shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii)

the Trust Administrator shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)

the Trust Administrator shall not be liable for any loss on any investment of funds pursuant to this Agreement except as provided in Section 3.05(f);

(ix)

the right of the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trust Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(x)

The Trust Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 10.03

Trust Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer or a Servicer, as the case may be, and the Trust Administrator assumes no responsibility for their correctness.  The Trust Administrator makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document.  The Trust Administrator shall not be accountable for the use or application by the Depositor, the Seller, the Master Servicer or the Servicers of any funds paid to the Depositor or the Master Servicer or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor, the Seller or the Master Servicer or the Servicers.  The Trust Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  The Trust Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection for any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 10.04

Trust Administrator May Own Certificates.

The Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trust Administrator.

SECTION 10.05

Trust Administrator’s Fees and Expenses.

As compensation for its services hereunder, the Trust Administrator shall be entitled to withdraw from the Certificate Account  (i) the amount of the Trust Administrator Fee, if any, pursuant to Section 3.08(b)(i) for each Mortgage Loan prior to any distributions on the Certificates and (ii) the investment income or other benefit derived from balances in the Certificate Account pursuant to Section 3.05(f) and Section 3.08(b).  The Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, (c) the Custodial Agreement, or (d) the performance of any of the Trust Administrator’s duties hereunder or under the Custodial Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder or incurred by reason of any action of the Trust Administrator taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer or a Servicer; provided, however, that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Trust Administrator pursuant to this Section 10.05 and (y) the indemnity amounts payable by DLJMC or the Trust to the Master Servicer pursuant to Section 3.14(c), shall not exceed $200,000 per year; provided, further, that any amounts not payable by DLJMC or the Trust to the Trust Administrator due to the preceding proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $200,000 per annum limitation imposed by the preceding proviso; provided that DLJMC will promptly reimburse the Trust for any amounts paid by the Trust if DLJMC failed to make such payment to the Trust Administrator.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trust Administrator hereunder.  Without limiting the foregoing, DLJMC (or if DLJMC fails to do so, the Trust) shall, except as otherwise agreed upon in writing by DLJMC and the Trust Administrator, and except for any such expense, disbursement or advance as may arise from the Trust Administrator’s negligence, bad faith or willful misconduct, pay or reimburse the Trust Administrator (up to a maximum of $150,000), for all reasonable expenses, disbursements and advances incurred or made by the Trust Administrator in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trust Administrator, to the extent that the Trust Administrator must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  In addition, DLJMC (or if DLJMC fails to do so, the Trust) shall pay or reimburse the Trust Administrator for recertification fees required to be paid by the Trust Administrator pursuant to a Custodial Agreement.  Except as otherwise provided herein, the Trust Administrator shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trust Administrator in the ordinary course of its duties as Trust Administrator, Registrar, Tax Matters Person or Paying Agent hereunder.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trust Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trust Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 10.06

Eligibility Requirements for Trust Administrator.

The Trust Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (c) with respect to every successor Trust Administrator hereunder an institution the long-term unsecured debt obligations of which are rated at least “A/F1” or better by Fitch Ratings and BBB or better by S&P unless the failure of the Trust Administrator’s long-term unsecured debt obligations to have such ratings would not result in the lowering of the ratings originally assigned to any Class of Certificates (without regard to the Policy).  In addition, if Fitch is a Rating Agency, the Trust Administrator hereunder at all times (i) may not be a Master Servicer, a Servicer, the Depositor or an affiliate of the Depositor unless the Trust Administrator is in an institutional trust department of the Trust Administrator and (ii) must be rated at least “A/F1” on its long term debt obligations by Fitch or such other rating acceptable to Fitch pursuant to a rating confirmation.  If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trust Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof.

SECTION 10.07

Resignation and Removal of Trust Administrator.

The Trust Administrator may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Certificate Insurer, the Depositor, the Seller, the Trustee, the Master Servicer, any Special Servicer and the Servicers and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and (b) acceptance by a successor trust administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06.

If at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trust Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trust Administrator breaches any of its obligations or representations hereunder, then the Depositor may remove the Trust Administrator and appoint a successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trust Administrator and one copy to the successor trust administrator.  The Trust Administrator may also be removed at any time by the Trustee or the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates.  Notice of any removal of the Trust Administrator and acceptance of appointment by the successor trust administrator shall be given to the Rating Agencies and the Certificate Insurer by the Depositor.

If no successor trust administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, then the Certificate Insurer may appoint a successor trust administrator who is acceptable to the Depositor and meets the eligibility requirements of Section 10.06 within 15 days after the giving of notice by the Trust Administrator immediately after such 30 day period and then the resigning Trust Administrator may, at the Trust Fund’s expense, petition any court of competent jurisdiction for the appointment of a successor trust administrator.

Notwithstanding the foregoing, if the Master Servicer shall for any reason no longer be Master Servicer hereunder, at DLJMC’s request, the Trust Administrator shall resign, upon the selection and appointment of a successor trust administrator meeting the qualifications set forth in Section 10.06.

Any resignation or removal of the Trust Administrator and appointment of a successor trust administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance of appointment by the successor trust administrator as provided in Section 10.08 hereof.

SECTION 10.08

Successor Trust Administrator.

Any successor trust administrator appointed as provided in Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trust administrator an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trust administrator shall become effective and such successor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trust administrator herein.  The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

No successor trust administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor trust administrator shall be eligible under the provisions of Section 10.06 hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trust administrator as provided in this Section 10.08, the Depositor shall mail notice of the succession of such trust administrator hereunder to the Certificate Insurer and to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trust administrator, the successor trust administrator shall cause such notice to be mailed at the expense of the Depositor.

SECTION 10.09

Merger or Consolidation of Trust Administrator.

Any Person into which the Trust Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any Person succeeding to the business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, provided that such Person shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 10.10

Appointment of Co-Trust Administrator or Separate Trust Administrator.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trust Administrator acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trust Administrator to act as co-trust administrator or co-trust administrators jointly with the Trust Administrator, or separate trust administrator or separate trust administrators, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trust Administrator may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trust Administrator alone shall have the power to make such appointment.  No co-trust administrator or separate trust administrator hereunder shall be required to meet the terms of eligibility as a successor trust administrator under Section 10.06 and no notice to Certificateholders of the appointment of any co-trust administrator or separate trust administrator shall be required under Section 10.08.

Every separate trust administrator and co-trust administrator shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

all rights, powers, duties and obligations conferred or imposed upon the Trust Administrator, except for any obligation of the Trust Administrator under this Agreement to advance funds on behalf of the Master Servicer or the Servicer, shall be conferred or imposed upon and exercised or performed by the Trust Administrator and such separate trust administrator or co-trust administrator jointly (it being understood that such separate trust administrator or co-trust administrator is not authorized to act separately without the Trust Administrator joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trust Administrator (whether as Trust Administrator hereunder or as successor to the Master Servicer or the Servicer), the Trust Administrator shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trust administrator or co-trust administrator, but solely at the direction of the Trust Administrator;

(b)

no trust administrator hereunder shall be held personally liable by reason of any act or omission of any other trust administrator hereunder; and

(c)

the Master Servicer and the Trust Administrator acting jointly may at any time accept the resignation of or remove any separate trust administrator or co-trust administrator.

Any notice, request or other writing given to the Trust Administrator shall be deemed to have been given to each of the then separate trust administrators and co-trust administrators, as effectively as if given to each of them.  Every instrument appointing any separate trust administrator or co-trust administrator shall refer to this Agreement and the conditions of this Article X.  Each separate trust administrator and co-trust administrator, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trust Administrator or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trust Administrator.  Every such instrument shall be filed with the Trust Administrator and a copy thereof given to the Master Servicer or the Servicers and the Depositor.

Any separate trust administrator or co-trust administrator may, at any time, constitute the Trust Administrator, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  The Trust Administrator shall not be responsible for any action or inaction of any separate Trust Administrator or Co-Trust Administrator.  If any separate trust administrator or co-trust administrator shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trust Administrator, to the extent permitted by law, without the appointment of a new or successor trust administrator.

SECTION 10.11

Office of the Trust Administrator.

The office of the Trust Administrator for purposes of receipt of notices and demands is the Corporate Trust Office.

SECTION 10.12

Tax Return.

The Master Servicer and each Servicer, upon request, will furnish the Trust Administrator with all such information related to the Mortgage Loans in the possession of the Master Servicer or such Servicer as may be reasonably required in connection with the preparation by the Trust Administrator of all tax and information returns of the Trust Fund, and the Trust Administrator shall sign such returns. The Master Servicer and each Servicer, severally and not jointly, shall indemnify the Trust Administrator for all reasonable costs, including legal fees and expenses, related to errors in such tax returns due to errors only in such information provided by the Master Servicer or by such Servicer.

SECTION 10.13

[Reserved].

SECTION 10.14

Determination of Certificate Index.

On each Interest Determination Date, the Trust Administrator shall determine the Certificate Index for the Accrual Period and make it available to the Master Servicer, and such rate shall be final and binding, absent a manifest error of the Trust Administrator.

ARTICLE XI

TERMINATION

SECTION 11.01

Termination upon Liquidation or Purchase of all Mortgage Loans.

The obligations and responsibilities of the Master Servicer, any Special Servicer, the Servicers, the Modification Oversight Agent, the Seller, the Depositor, the Trustee and the Trust Administrator created hereby with respect to the Trust Fund created hereby shall terminate upon the earlier of:

(A)

the purchase by the Majority Servicer on behalf of the Terminating Entity, at the direction of the Terminating Entity, of all Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan, which purchase right may be exercised as of any Distribution Date (such applicable Distribution Date being herein referred to as the “Optional Termination Date”) on or after the date on which the aggregate Stated Principal Balance of the Mortgage Loans, at the time of the purchase is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided, however, that no such purchase may occur at any time while there are NIM Notes outstanding and, provided further, that the Majority Servicer on behalf of the Terminating Entity shall be required to obtain the consent of the Certificate Insurer if such purchase would cause a claim under the Policy or any Reimbursement Amounts would remain unpaid after giving effect to the termination; or

(B)

the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund, (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (iii) the distribution to Certificateholders and the Certificate Insurer of all amounts required to be distributed to them pursuant to this Agreement; or

(C)

the purchase by the Auction Purchaser of all Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan (the “Trust Collateral”) as described below.

In no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement or (ii) the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

The “Mortgage Loan Purchase Price” for any such Optional Termination shall be equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any related Mortgage Loan currently serviced by the entity exercising such Optional Termination), (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each related Mortgage Loan related to any REO Property, in each case, (iii) any amounts in respect of unpaid Certificate Insurer Premiums and Reimbursement Amounts payable to the Certificate Insurer which remain unpaid and (iv) any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, other than any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, if any, due to the Terminating Entity, and other amounts payable to the Trustee and Trust Administrator.  The Trust Administrator shall give notice to the Rating Agencies of election to purchase the Mortgage Loans pursuant to this Section 11.01 and of the Optional Termination Date.

On any Distribution Date on or after the date on which the aggregate Stated Principal Balance of the Mortgage Loans at the time of the purchase is less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Auction Date”), the Trust Administrator shall solicit bids for the all of the Trust Collateral from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans; provided, however, that the Trust Administrator may not solicit any such bids at any time while there are NIM Notes outstanding.  If the Trust Administrator receives at least three bids for all of the related Trust Collateral, and one of such bids is equal to or greater than the Mortgage Loan Purchase Price, the Trust Administrator shall sell all of the Trust Collateral to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”), and provided further that the consent of the Certificate Insurer should be required for any bids if any claim would be made under the Policy or any Reimbursement Amounts would be unpaid after giving effect to the auction and termination.  If the Trust Administrator receives less than three bids, or does not receive any bid that is equal to or greater than the Mortgage Loan Purchase Price, the Trust Administrator shall, on each six-month anniversary of the initial Auction Date, repeat these auction procedures until the Trust Administrator receives a bid that is equal to or greater than the Mortgage Loan Purchase Price, and sells all of the Trust Collateral to the Auction Purchaser at the Mortgage Loan Purchase Price; provided, however, that the Trust Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Auction Date unless the Trust Administrator reasonably believes that there is a reasonable likelihood of receiving a bid in excess of the Mortgage Loan Purchase Price.  The Trust Administrator shall give notice to the Rating Agencies and each Servicer that is servicing any of the Mortgage Loans of the sale of all of the Trust Collateral pursuant to this Section 11.01 (an “Auction Sale”) and of the Auction Date.  Notwithstanding anything to the contrary herein, the Auction Purchaser shall not be the Depositor or DLJMC or any of their respective affiliates.

SECTION 11.02

Determination of the Terminating Entity

(a)

With respect to the purchase of the Mortgage Loans, the Trust Administrator shall determine the “Terminating Entity” as follows:

(i) the Holder of the largest Percentage Interest of Class X Certificates, unless (1) the Holder of the largest Percentage Interest of Class X Certificates is the Depositor or an Affiliate of the Depositor and (2) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date;

(ii) the Holder of the next largest Percentage Interest of Class X Certificates, if  (1) the Holder of the largest Percentage Interest of Class X Certificates is the Depositor or an Affiliate of the Depositor and (2) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date;

(iii) the Majority Servicer on the Optional Termination Date, if (1) the Depositor or an Affiliate of the Depositor is the Holder of 100% of the Class X Certificates and (2) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date; or

(iv) the Certificate Insurer if it gives notice pursuant to Section 11.02(c) below.

(b)

If the Terminating Entity, as set forth in Section 11.02(a) above, elects to direct the Majority Servicer to purchase all Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan, on behalf of the Terminating Entity, such party must give written notice to the Trust Administrator no later than twenty (20) days prior to the first day of the Optional Termination Notice Period.  Upon receiving such notice, the Trust Administrator shall immediately request from DLJMC and DLJMC shall deliver no later than seventeen (17) days prior to the first day of the Optional Termination Notice Period a letter indicating whether or not DLJMC retains the servicing rights to any Mortgage Loan.  For the avoidance of doubt, the Majority Servicer may not elect to exercise an Optional Termination other than at the direction of the Terminating Entity.

(c)

If the Terminating Entity, as set forth in Section 11.02(a)(i) – (iii) above, does not elect to direct the Majority Servicer to purchase all Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan on behalf of the Terminating Entity, and either any Insured Certificate is outstanding or any Reimbursement Amounts owed to the Certificate Insurer are outstanding, then the Certificate Insurer may at its option become the Terminating Entity and direct the Majority Servicer to make such purchase on behalf of the Certificate Insurer pursuant to Section 11.03.

(d)

No later than fifteen (15) days prior to the first day of the Optional Termination Notice Period, the Trust Administrator shall provide notice to each Servicer that is a servicer of any of the Mortgage Loans of the identity of the Terminating Entity.

(e)

If a Holder of the Class X Certificate is the Terminating Entity and Wells Fargo is the Majority Servicer then such Terminating Entity shall remit an administrative fee in the amount of $2,500 to Wells Fargo, as Majority Servicer, in connection with the optional termination pursuant to Section 11.01(a).

SECTION 11.03

Procedure Upon Optional Termination or Auction Sale.

(a)

In case of any Optional Termination the Terminating Entity shall, no later than ten (10) days prior to the first day of the Optional Termination Notice Period notify the Trustee and Trust Administrator of such Optional Termination Date and of the Mortgage Loan Purchase Price.  Upon the purchase by the Majority Servicer on behalf of the Terminating Entity of any Mortgage Loans pursuant to Section 11.01, the Trust Administrator shall notify each Servicer that is servicing any of such Mortgage Loans of such purchase.

(b)

Any purchase of the Mortgage Loans by the Majority Servicer on behalf of the Terminating Entity shall be made on an Optional Termination Date by deposit of the Mortgage Loan Purchase Price into the Certificate Account before the Distribution Date on which such purchase is effected.  Upon receipt by the Trust Administrator of an Officer’s Certificate of the Terminating Entity certifying as to the deposit of such Mortgage Loan Purchase Price into the Certificate Account, the Trustee and the Trust Administrator and each co-trust administrator and separate trust administrator, if any, then acting as such under this Agreement, shall, at the direction of the Majority Servicer and at the expense of the Terminating Entity execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Majority Servicer and shall transfer or deliver to the Terminating Entity the purchased Mortgage Loans to, or as directed by, the Majority Servicer.  Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trust Administrator subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to the Terminating Entity.

(c)

If the Terminating Entity directs the Majority Servicer to exercise an Optional Termination on behalf of the Terminating Entity, the Terminating Entity shall (a) remit the Mortgage Loan Price to the Majority Servicer, who shall remit such amount to the Certificate Account on the Business Day prior to the Distribution Date for such Optional Termination by the Majority Servicer or (b) at the direction of the Majority Servicer, remit the Mortgage Loan Price to the Certificate Account on the Business Day prior to the Distribution Date for such Optional Termination.  The Terminating Entity shall be obligated to reimburse the Majority Servicer for its reasonable out-of-pocket expenses incurred in connection with any Optional Termination at the direction of the Terminating Entity and shall indemnify and hold harmless the Majority Servicer for any losses, liabilities or expense resulting from any claims directly resulting from or relating to the Majority Servicer’s Optional Termination at the direction of the Terminating Entity, except to the extent such losses, liabilities or expenses arise out of or result from the Majority Servicer’s negligence, bad faith or willful misconduct.

(d)

Any purchase of the Trust Collateral by the related Auction Purchaser shall be made on an Auction Date by receipt of the Trust Administrator of the related Mortgage Loan Auction Price from the Auction Purchaser, and deposit of the such Mortgage Loan Auction Price into the Certificate Account by the Trust Administrator before the Distribution Date on which such purchase is effected.  Upon deposit of such purchase price into the Certificate Account, the Trustee and the Trust Administrator and each co-trust administrator and separate trust administrator, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Auction Purchaser execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Auction Purchaser to vest title in the Auction Purchaser in the Trust Collateral so purchased and shall transfer or deliver to the Auction Purchaser the purchased Trust Collateral.

(e)

Notice of the Distribution Date on which the Trust Administrator anticipates that the final distribution shall be made on a Class of Certificates (whether upon Optional Termination, Auction Sale or otherwise), shall be given promptly by the Trust Administrator by first class mail to Holders of the affected Certificates.  Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the applicable Optional Termination Date, Auction Date or date of final distribution, as the case may be.  Such notice shall specify (i) the Distribution Date upon which final distribution on the affected Certificates will be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

(f)

In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trust Administrator shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

SECTION 11.04

Additional Termination Requirements.

(a)

In the event the Terminating Entity exercises an Optional Termination pursuant to Section 11.01(A) or an Auction Sale pursuant to Section 11.01(C), the REMIC holding the Mortgage Loans shall be liquidated in accordance with the following additional requirements, unless the Trustee, the Certificate Insurer and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC, as described in Section 860F of the Code, or (ii) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

within 90 days prior to the final Distribution Date set forth in the notice given by the Trust Administrator under Section 11.03, the Holder of the Class AR Certificates shall adopt a plan of complete liquidation of the Subsidiary REMIC that satisfies all requirements of a qualified liquidation when Section 860F of the Code, as evidenced by an Opinion of Counsel at the expense of the Terminating Entity; and

(ii)

at or after the time of adoption of any such plan of complete liquidation for such Subsidiary REMIC and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of such Subsidiary REMIC to the Terminating Entity for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of such REMIC prior to the close of that calendar quarter.

(b)

Upon the exercise of an Optional Termination by the Terminating Entity or upon the occurrence of an Auction Sale, in each case, pursuant to paragraph (a) of this Section, the Master REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC formed hereby, as described in Section 860F of the Code, or (ii) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

concurrently with the adoption of the plan of complete liquidation of the Subsidiary REMIC, as set forth in paragraph (a) of this Section, the Holder of the Class AR Certificates shall adopt a plan of complete liquidation of the Master REMIC that satisfies all requirements of a qualified liquidation when Section 860F of the Code, as evidenced by an Opinion of Counsel at the expense of the Terminating Entity; and

(ii)

at or after the time of adoption of any such plan of complete liquidation for the Master REMIC, and at or prior to the final Distribution Date of the Subsidiary REMIC, the Trustee shall sell all of the assets of the Master REMIC to the Depositor for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of the Master REMIC prior to the close of that calendar quarter.

(c)

By its acceptance of a Residual Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the Master REMIC and the Subsidiary REMIC.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01

Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Modification Oversight Agent, the Servicers, the Seller, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders,

(i)

to cure any error or ambiguity,

(ii)

to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or in the Prospectus Supplement,

(iii)

to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of any REMIC formed hereby as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of any REMIC formed hereby as a REMIC or adversely affect in any material respect the interests of any Certificateholder,

(iv)

in connection with the appointment of a successor servicer, to modify, eliminate or add to any of the servicing provisions, provided the Rating Agencies confirm the rating of the Certificates;

(v)

to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.  Any amendment pursuant to this Section 12.01(a)(v) shall not be deemed to adversely affect in any material respect the interests of any Certificateholders if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates;

(vi)

notwithstanding any other provision of this Agreement, no amendment shall be made affecting the rights of the Holders of the Class P Certificates to receive Assigned Prepayment Premiums, including any amendment to Section 3.22, without the consent of 100% of the Holders of the Class P Certificates; or

(vii)

to comply with the provisions of Regulation AB.

(b)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Modification Oversight Agent, the Servicers, the Seller, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans are required to be distributed with respect to any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than as set forth in (i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class, (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment without the consent of 100% of the Holders of Certificates of the Class affected thereby, (iv) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in Section 11.01(A) relating to optional termination of the Trust Fund, (v) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in the last two paragraphs of Section 11.01 relating to an Auction Sale or (vi) modify the provisions of this Section 12.01.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Notwithstanding the foregoing, the Certificate Insurer’s consent shall be required for any amendment pursuant to either subsection (a) or this subsection (b) that adversely affects in any respect the rights and interests hereunder of the Certificate Insurer or the Certificateholders of the Insured Certificates (without regard to the Policy) as long as there are Insured Certificates outstanding or any Reimbursement Amounts due to the Certificate Insurer.

(c)

Promptly after the execution of any amendment to this Agreement, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder and the Rating Agencies.

(d)

Prior to the execution of any amendment to this Agreement, each of the Trustee and the Trust Administrator shall receive and be entitled to conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement.  The Trustee and the Trust Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Trust Administrator’s own rights, duties or immunities under this Agreement.

(e)

The Master Servicer and the Trust Administrator may consent to any amendment of the Designated Servicing Agreement to make any other provisions with respect to matters or questions arising under the Designated Servicing Agreement or this Agreement that are not materially inconsistent with the provisions of the Designated Servicing Agreement and this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.  Any amendment pursuant to this Section 12.01(e) shall not be deemed to adversely affect in any material respect the interests of any Certificateholders if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

Neither the Master Servicer nor the Trust Administrator shall consent to any amendment of the Designated Servicing Agreement which shall adversely affect in any material respect the interests of the Holders of a Class of Certificates without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment of the Designated Servicing Agreement, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Promptly after the execution of any amendment to the Designated Servicing Agreement pursuant to this Section 12.01(e), the Trust Administrator shall furnish, upon written notice of such amendment, written notification of the substance of such amendment to each Certificateholder and the Rating Agencies.

Notwithstanding anything to the contrary in this Section 12.01, the Master Servicer, the Modification Oversight Agent, the Servicers, the Seller, the Trust Administrator and the Trustee shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

SECTION 12.02

Recordation of Agreement; Counterparts.

(a)

This Agreement (other than Schedule I) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere.  Such recordation, if any, shall be effected by the Depositor at its expense, but only upon direction by the Trustee (acting at the direction of the Holders of Certificates evidencing a majority of the aggregate Class Principal Balance) accompanied by an Opinion of Counsel (at the Depositor’s expense) to the effect that such non-recordation materially and adversely affects the interests of the Certificateholders.

(b)

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 12.03

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.04

Intention of Parties.

(a)

It is the express intent of the Depositor, the Seller, the Master Servicer, the Servicers, the Trust Administrator and the Trustee that (i) the conveyance by DLJMC of the Mortgage Loans to the Depositor pursuant to the Assignment and Assumption Agreement and (ii) the conveyance by the Depositor to the Trustee as provided for in Section 2.01 of each of the Seller’s and Depositor’s right, title and interest in and to the Mortgage Loans be, and be construed as, an absolute sale and assignment by DLJMC to the Depositor and by the Depositor to the Trustee of the Mortgage Loans for the benefit of the Certificateholders.  Further, it is not intended that any conveyance be deemed to be a pledge of the Mortgage Loans by DLJMC to the Depositor or by the Depositor to the Trustee to secure a debt or other obligation.  However, in the event that the Mortgage Loans are held to be property of DLJMC or the Depositor, as applicable, or if for any reason the Assignment and Assumption Agreement or this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in Section 2.01 shall be deemed to be a grant by each of the Seller and the Depositor to the Trustee on behalf of the Certificateholders, to secure payment in full of the Secured Obligations (as defined below), of a security interest in all of the Seller’s and the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related Insurance Policies and all other documents in the related Mortgage Files, and all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Note and related Mortgage, and all other documents in the related Trustee Mortgage Files, and including any Qualified Substitute Mortgage Loans; (B) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (C) the Certificate Account; (D) the Collection Account; (E) all amounts payable after the Cut-off Date to the holders of the Mortgage Loans in accordance with the terms thereof; (F) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; and (G) all cash and non-cash proceeds of any of the foregoing; (iii) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, documents, advices of credit, letters of credit, goods, certificated securities or chattel paper shall be deemed to be a “possession by the secured party”, or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-313, 8-313 or 8-321 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  “Secured Obligations” means (i) the rights of each Certificateholder to be paid any amount owed to it under this Agreement and (ii) all other obligations of the Seller and the Depositor under this Agreement and the Assignment and Assumption Agreement.

(b)

The Seller and the Depositor, and, at the Depositor’s direction, the Master Servicer or the Servicers, the Trustee and the Trust Administrator, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority as applicable.  The Depositor shall prepare and file, at the related Servicer’s expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or any Servicer or the Depositor in any Mortgage Loan.

SECTION 12.05

Notices.

In addition to other notices provided under this Agreement, the Trust Administrator shall notify the Rating Agencies in writing:  (a) of any substitution of any Mortgage Loan; (b) of any payment or draw on any Insurance Policy applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of Certificates; (d) any Event of Default under this Agreement; and (e) in the event any Mortgage Loan is purchased in accordance with this Agreement.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received:  (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Peter Sack (with a copy to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Bruce Kaiserman); (ii) in the case of the Trustee, the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee; (iii) in the case of Wells Fargo, as Master Servicer, Corporate Trust Office, 9062 Old Annapolis Road, Columbia, MD 21045, Attention: CSAB 2006-4 or such other address as may be hereafter furnished to the Depositor and the Trustee by Wells Fargo in writing; (iv) in the case of DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Peter Sack (with a copy to DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Bruce Kaiserman), or such other address as may be hereafter furnished to the Depositor and the Trustee by DLJMC in writing; (v) in the case of Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, 55 Water Street, New York, New York, Attention:  Justin Hansen; (vi) in the case of the Trust Administrator, the Corporate Trust Office; (vii) in the case of SPS, Select Portfolio Servicing, Inc, 3815 South West Temple, Salt Lake City, Utah, Attention: General Counsel; (viii) in the case of Wells Fargo, as a Servicer, to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, IA  50328-0001, Attention:  John Brown, MAC X2302-033, with a copy to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, IA  50328-0001, Attention: General Counsel MAC X2401-06T; (ix) in the case of any notice or notification required to be delivered by the Trust Administrator to the Depositor pursuant to Article XIV, to Credit Suisse Mortgage Securities Corporation via facsimile at (917) 362-7936 or via e-mail at bruce.kaiserman@credit-suisse.com; and (x) in the case of the Certificate Insurer, Financial Security Assurance Inc. 31 West 52nd Street, New York, NY 10019, Attention:  Managing Director – Transaction Oversight, Re: CSAB Mortgage-Backed Trust 2006-4, CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-4, Policy No:  51781-N, Telecopy No.: (212) 339-3518 Confirmation: (212) 826-0100.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid.

SECTION 12.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of an Event of Default and of the continuance thereof, as provided herein, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.07, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.08

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trust Administrator pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 12.09

Protection of Assets.

Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the trust created by this Agreement is not authorized and has no power to:

(i)

borrow money or issue debt;

(ii)

merge with another entity, reorganize, liquidate or sell assets; or

(iii)

engage in any business or activities.

Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

SECTION 12.10

Non-Solicitation.

From and after the date of this Agreement, each of the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, the Servicers, the Trust Administrator and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party's behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part.  Notwithstanding the foregoing, it is understood and agreed that neither (i) promotions undertaken by the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer, the Trust Administrator or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, radio and television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contact any party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section 12.10, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans.  None of the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, a Servicer, the Trust Administrator or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

ARTICLE XIII

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

SECTION 13.01

Exercise of Rights of Holder of the Insured Certificates.

Each of the Depositor, the Master Servicer, the Trust Administrator and the Trustee, and, by accepting its Insured Certificate, each Holder of an Insured Certificate, agrees that unless a Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Insured Certificates under this Agreement without any further consent of the Holders of the Insured Certificates, including, without limitation:  (i) the right to direct foreclosures upon Mortgage Loans upon failure of the Servicer to do so; (ii) the right to require the Seller to repurchase or substitute for Loans pursuant to Section 2.03; (iii) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer pursuant to Section 8.01; (iv) the right to direct the actions of the Trustee during the continuance of an Event of Default pursuant to Section 8.01; (v) the right to consent to or direct any waivers of Events of Default pursuant to Section 8.04; (vi) the right to direct the Trustee to investigate certain matters pursuant to Section 9.02(a)(v); and (vii) the right to remove the Trustee and the Trust Administrator pursuant to Sections 9.07 and 10.07 hereof, respectively.

In addition, each Holder of an Insured Certificate agrees that, unless a Certificate Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Holder of an Insured Certificate only with the prior written consent of the Certificate Insurer.

SECTION 13.02

Trustee and Trust Administrator to Act Solely with Consent of Certificate Insurer.

Unless a Certificate Insurer Default has occurred and is continuing, neither the Trustee nor the Trust Administrator shall:  (i) agree to any amendment pursuant to Section 12.01 which requires the consent of the Certificateholders or that has an adverse effect on the Certificate Insurer; or (ii) undertake any litigation pursuant to Section 9.02(a)(iii) or Section 10.02(a)(iii), as applicable, at the request or direction of the Certificateholders, without the prior written consent of the Certificate Insurer; provided, however, nothing contained herein shall prohibit or prevent the Trustee and the Trust Administrator from defending itself or the Trust Fund or taking any action related thereto.

SECTION 13.03

Trust Fund and Accounts Held for Benefit of Certificate Insurer.

The Trustee, or the Custodians on the Trustee’s behalf, shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer.

The Master Servicer hereby acknowledges and agrees that it shall master service and administer the related Mortgage Loans and any REO Properties and the Trust Administrator hereby acknowledges and agrees that it shall maintain the Certificate Account, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement (including, without limitation, in Section 3.01) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, neither the Master Servicer nor the Depositor shall undertake any litigation pursuant to Section 8.03 (other than litigation to enforce their respective rights hereunder or defend themselves against claims made against them) without the prior consent of the Certificate Insurer (which consent shall not be unreasonably withheld or delayed).

SECTION 13.04

Claims Upon the Policy; Policy Payments Account.

(a)

If, at or before 12:00 p.m., New York time, on the second Business Day prior to a Distribution Date, the Trust Administrator determines that the amounts on deposit in the Certificate Account available to be distributed to the Insured Certificates in accordance with Section 4.01 will be insufficient to pay the Guaranteed Distributions (as defined in the Policy) to the Holders of the Insured Certificates for such Distribution Date, the Trust Administrator on behalf of the Trustee shall give notice to the Certificate Insurer and the Fiscal Agent (as defined in the Policy) by telephone, electronic mail or telecopy of the amount of such deficiency.  Such notice of such deficiency shall be confirmed in writing by a notice executed and delivered by the Trust Administrator on behalf of the Trustee in the form set forth as Exhibit A to the Endorsement to the Policy, to the Certificate Insurer at or before 12:00 p.m. New York time on the second Business Day prior to such Distribution Date and will be accompanied by the monthly statement, if available, or such other data as requested, required to be prepared pursuant to the first paragraph of Section 4.04(a) for the Distribution Date for which the claim is made. The Trust Administrator shall forward a copy of each such notice simultaneously to the Certificate Insurer, the Trustee and the Fiscal Agent.    Following Receipt (as defined in the Policy) by the Certificate Insurer of such notice in such form, the Certificate Insurer will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon New York time on the second Business Day following such receipt and (ii) 12:00 noon New York time on the Distribution Date to which such claims relates, as provided in the Endorsement to the Policy.

(b)

The Trustee hereby appoints the Trust Administrator as its agent in connection with the receipt and distribution of all amounts required to be paid by the Certificate Insurer under the Policy and the providing of any notices required to be provided thereunder.  The Trust Administrator on behalf of the Trustee shall establish a segregated non-interest bearing trust account for the benefit of Holders of the Insured Certificates and the Certificate Insurer referred to herein as the “Policy Payments Account” over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Insured Certificates of the Insured Amounts or any amount in respect of a Preference Claim (as defined in the Policy) for which a claim under the Policy was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund.  Amounts paid under the Policy shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and disbursed by the Trust Administrator to Holders of Insured Certificates entitled to such amounts in accordance with Section 4.01 (or, in the case of an amount in respect of a Preference Claim, to the related Holders of Insured Certificates as contemplated in Section 13.04(d)). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the other distributions to be made to such Holders pursuant to Section 4.01.  However, the amount of any payment of principal of or interest on the Insured Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Insured Certificates pursuant to Section 4.04.  Funds held in the Policy Payments Account shall not be invested.

(c)

On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trust Administrator on behalf of the Trustee as a result of any claim under the Policy, to the extent required to pay the Insured Amount on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Certificate Account and applied by the Trust Administrator, directly to the payment in full of the Insured Amount due on the Insured Certificates. Funds received by the Trust Administrator on behalf of the Trustee as a result of any claim under the Policy shall be deposited by the Trust Administrator in the Policy Payments Account and used solely for payment to the Holders of the Insured Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant (and subject to receipt of) to the instructions of the Certificate Insurer, by the end of such Business Day.

(d)

The Trust Administrator shall keep complete and accurate records in respect of (i) all funds remitted to it by the Certificate Insurer and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Insured Certificates and (B) the amount of funds available to make distributions on the Insured Certificates pursuant to Section 4.01. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior notice to the Trust Administrator.

(e)

The Trust Administrator shall promptly notify the Certificate Insurer of:  (A) the commencement of any proceeding of which a Responsible Officer of the Trust Administrator has actual knowledge by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim of which a Responsible Officer of the Trust Administrator has actual knowledge in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Insured Certificates.  Each Holder of an Insured Certificate, by its purchase of such Certificate, the Master Servicer, the Trust Administrator and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights, if any, of the Master Servicer, Trust Administrator, the Trustee and each Holder of an Insured Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(f)

The Trustee and the Trust Administrator each acknowledge, and each Holder of an Insured Certificate by its acceptance of the Insured Certificate agrees, that, without the need for any further action on the part of the Certificate Insurer or the Trustee, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificates, the Certificate Insurer will be fully subrogated to the rights of the Holders of such Insured Certificates to receive such principal and interest from the Trust Fund.  The Holders of the Insured Certificates, by acceptance of the Insured Certificates, assign their rights as Holders of the Insured Certificates to the extent of the Certificate Insurer’s interest with respect to amounts paid under the Policy.  Anything herein to the contrary notwithstanding, solely for purposes of determining the Certificate Insurer Premium payable to the Certificate Insurer and the Certificate Insurer’s rights, as applicable, as subrogee for payments distributable pursuant to Section 4.01, any payment with respect to distributions to the Insured Certificates which is made with funds received pursuant to the terms of the Policy shall not be considered payment of the Insured Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Certificate Balance of the Insured Certificates within the meaning of Article IV.

(g)

Upon its becoming aware of the occurrence of an Event of Default, the Trust Administrator shall promptly notify the Certificate Insurer of such Event of Default. The Trustee, the Depositor, the Master Servicer and the Trust Administrator shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

(h)

The Master Servicer shall designate a contact person who shall be available within a reasonable period of time to the Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans.

(i)

[Reserved].

(j)

For so long as there is no continuing default by the Certificate Insurer under its obligations under the Policy (a “Certificate Insurer Default”), each Holder of an Insured Certificate agrees that the Certificate Insurer shall be treated by the Depositor, the Servicers, the Master Servicer, the Trust Administrator and the Trustee as if the Certificate Insurer were the Holder of all of the Insured Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Holders of the Insured Certificates hereunder.

(k)

With respect to this Article XIII, (i) the term “Receipt” and “Received” shall mean actual delivery to the Certificate Insurer and the Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day.  If any notice or certificate given under the Policy by the Trust Administrator is not in proper form or is not properly completed, executed or deliver, or contains any misstatement, it shall be deemed not to have been Received.  The Certificate Insurer or its Fiscal Agent, if any, shall promptly so advise the Trust Administrator, and the Trust Administrator may submit an amended notice, and (ii) “Business Day” means any day other than (A) a Saturday or Sunday or (B) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Master Servicer, the Trustee or the Trust Administrator is located, are authorized or obligated by law or executive order to be closed.

(l)

Each Certificateholder of an Insured Certificate, by its acceptance of such Insured Certificate or interest therein, hereby acknowledges and agrees that the Policy does not cover Prepayment Interest Shortfalls, Basis Risk Shortfalls or Interest Shortfalls due to the Relief Act nor does the Policy guarantee to the Holders of the Insured Certificates any particular rate of principal payment.  In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the trust, any REMIC, the Trust Administrator or the Trustee for withholding taxes due on the payments made to the Holders of the Insured Certificates, if any, (including interest and penalties in respect of any liability for withholding taxes) nor (i) any portion of a Guaranteed Distribution due to Holders of any Insured Certificates because a notice and certificate in proper form as required by the Policy was not timely Received by the Certificate Insurer and (ii) any portion of a Guaranteed Distribution due to Holders of any Insured Certificates representing interest on any unpaid interest accrued from and including the date of payment by the Certificate Insurer of the amount of such unpaid interest.   The Policy does not cover any reduction in the amount of the Interest Remittance Amount payable to the Holders of Insured Certificates on any Distribution Date due to the Net Funds Cap for such Insured Certificates being less than the fixed rate in the applicable definition of Pass-Through Rate.

(m)

The Trustee designates, appoints, authorizes and directs the Trust Administrator to administer to, and hold, and receive and make all payments under, the Policy and the Indemnification Agreement on behalf of the Holders of Insured Certificates and the Trustee in accordance with their terms and the provisions of this Agreement, including, without limitation, to deliver on behalf of the Trustee the notices in accordance with Section 13.04(a) and to make, on behalf of and with full power to bind the Trustee, any of the agreements or covenants of the Trustee contained therein. To the extent necessary, this Agreement shall constitute an irrevocable limited power of attorney, coupled with an interest, from the Trustee to the Trust Administrator, to accomplish the foregoing.

SECTION 13.05

Effect of Payments by Certificate Insurer; Subrogation.

Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any Insured Certificate which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of such Insured Certificate from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Insured Certificate within the meaning of Section 4.01. The Depositor, the Master Servicer, Trust Administrator and the Trustee each acknowledge, and each Holder of an Insured Certificate by its acceptance of a such Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer, Trust Administrator or the Trustee (i) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificate to the Holder of such Certificate, the Certificate Insurer will be fully subrogated to the rights of such Holder to receive such principal and interest from the Trust Fund and (ii) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

The Trustee, the Trust Administrator and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein; provided, however, that neither the Trustee nor the Trust Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, direction or order of the Certificate Insurer pursuant to the provisions of this Agreement, unless the Certificate Insurer shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

SECTION 13.06

Notices to Certificate Insurer.

The Trust Administrator will promptly provide copies to the Certificate Insurer of all reports or statements provided under this Agreement by any Servicer (upon request) or the Master Servicer.  The Trustee will promptly provide to the Certificate Insurer all certifications of collateral and document delivery on the date required to be provided by it to any other party in its possession.

All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Certificateholders shall also be sent to the Certificate Insurer.

SECTION 13.07

Third Party Beneficiary.

As long as there are Insured Certificates outstanding or any Reimbursement Amounts due to the Certificate Insurer, the Certificate Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

SECTION 13.08

Trust Administrator to Hold the Policy.

The Trust Administrator shall hold the Policy in trust as agent for the Holders of the Insured Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Upon the later of (i) the date upon which the Class Principal Balance of the Insured Certificates has been reduced to zero and all Guaranteed Distributions have been made and (ii) the date the Term of This Policy (as defined in the Policy) ends, the Trust Administrator shall surrender the Policy to the Certificate Insurer for cancellation. Neither the Policy nor the amounts paid under the Policy will constitute part of the Trust Fund or assets of any REMIC created by this Agreement. Each Holder of an Insured Certificate, by accepting its Insured Certificate, appoints the Trust Administrator as attorney-in-fact for the purpose of making claims on the Policy.

SECTION 13.09

Termination of Certain of Certificate Insurer’s Rights.

Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Certificate Insurer, except in the case of any right to indemnification hereunder, shall permanently cease to be operable upon the latest to occur of (A) the date upon which the Certificate Balance of each Insured Certificate has been reduced to zero, the Policy has been returned to the Certificate Insurer and all payments of Insured Amounts have been made, (B) the date the Term of This Policy (as defined in the Policy) ends and (C) the payment in full to the Certificate Insurer of all amounts paid under the Policy plus interest at the Late Payment Rate thereon from the date such payment was made, and any other amounts owing to the Certificate Insurer under this Agreement.

SECTION 13.10

Survival of Indemnification.

Any and all indemnities to be provided by any party to this Agreement shall survive the termination and resignation of any party hereto and the termination of this Agreement.

ARTICLE XIV

EXCHANGE ACT REPORTING

SECTION 14.01

Commission Reporting.

The Trust Administrator, each Servicer and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.  The Trust Administrator shall prepare on behalf of the Depositor any Forms 8-K, 10-D and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and, except as provided herein, the Depositor shall sign and the Trust Administrator shall file (via EDGAR) such forms on behalf of the Depositor.

Form 10-D and Form 10-K require the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days."  The Depositor hereby represents to the Trust Administrator that, as of the Closing Date, the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Trust Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be "no."  The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

SECTION 14.02

Form 10-D Reporting.

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Trust Administrator shall file each Form 10-D with a copy of the related monthly statement pursuant to Section 4.03 attached thereto.  Any disclosure in addition to such monthly statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit R hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit R hereto, within 5 calendar days after the related Distribution Date, (i) the parties set forth thereon shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible party thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an additional disclosure notification in the form of Exhibit V hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

After preparing the Form 10-D, the Trust Administrator shall forward electronically a copy of the Form 10-D to the Depositor by the 11th calendar day after the related Distribution Date.  Within two (2) Business Days after the receipt of such copy, but no later than the 12th calendar day after the related Distribution Date, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 14.05.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trust Administrator.  Each party to this Agreement acknowledges that the performance by the Trust Administrator of its duties under this Section 14.02 related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 14.02.  The Trust Administrator shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 14.03

Form 10-K Reporting.

On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement, the related Custodial Agreements and the Designated Servicing Agreement, (i) the Item 1123 Certificate for each Servicer, each Additional Servicer, the Master Servicer and Trust Administrator as described under Section 14.06, (ii)(A) the Assessment of Compliance with servicing criteria for each Servicer, each Servicing Function Participant, the Master Servicer, Trust Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), as described under Section 14.07, and (B) if any Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the Accountant’s Attestation for each Reporting Servicer, as described under Section 14.08, and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 14.09 (provided, however, that the Trust Administrator, at its discretion may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit W hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit W hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth on Exhibit W shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer,  a notice in the form of Exhibit V hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, the Trust Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three (3) Business Days of receipt, but in no event later than March 25, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form.  No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 14.05.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trust Administrator.  The Trust Administrator will notify the Certificate Insurer when the Form 10-K has been filed and is available on its internet website.  The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under this Section 14.03 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and the Custodians, the Designated Servicer and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under Article XIV.  The Trust Administrator shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 14.04

Form 8-K Reporting.

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trust Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit T hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit T hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, a notice in the form of Exhibit V attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Trust Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review.  Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 8-K.  No later than noon New York City time on the 4th Business Day after the Reportable Event, the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 14.05.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trust Administrator.  The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under this Section 14.04 related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 14.04.  The Trust Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 14.05

Delisting; Amendment; Late Filing of Reports.

On or before January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the trust under the Exchange Act.

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly, but no later than within one Business Day, notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A or 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended to include additional disclosure in connection with any additional Form 10-D disclosure (other than for the purpose of restating any monthly statement), additional Form 10-K or Form 8-K disclosure information, the Trust Administrator will electronically notify the Depositor and the affected parties and the Trust Administrator and the Depositor shall prepare and file, and such parties will cooperate in the preparation and filing of any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by the Depositor.  The parties to this Agreement acknowledge that the performance by the Trust Administrator and the Master Servicer of its duties under this Section 14.05 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  Neither the Trust Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 14.06

Annual Statements of Compliance.

The Master Servicer, the Trust Administrator, the Modification Oversight Agent and each Servicer shall deliver or otherwise make available (and the Master Servicer, the Trust Administrator, the Modification Oversight Agent and each Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Trust Administrator on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate (an “Item 1123 Certificate”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

The Master Servicer shall include all Item 1123 Certificates received by it from each Servicer with its Item 1123 Certificate to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator or any Additional Servicer engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of an Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant to this Section 14.06 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

The Master Servicer shall enforce any obligation of the Designated Servicer, to the extent set forth in the Designated Servicing Agreement, to deliver to the Master Servicer an Item 1123 Certificate as may be required pursuant to the Designated Servicing Agreement.  The Master Servicer shall include such Item 1123 Certificate with its own Item 1123 Certificate to be submitted to the Certificate Insurer, the Trust Administrator, the Depositor and the Trustee pursuant to this Section.

Notwithstanding anything to the contrary in this Section, Wells Fargo in its capacity as a Servicer shall deliver its Item 1123 Certificate to the Master Servicer (only so long as Wells Fargo is the Master Servicer) who in turn will forward such items to the appropriate parties.

SECTION 14.07

Annual Assessments of Compliance.

By March 15 of each year, commencing in March 2007, the Master Servicer, the Trust  Administrator, the Modification Oversight Agent and each Servicer, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Trust Administrator, the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 14.03, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, each Servicer and the Master Servicer shall each forward to the Trust Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Trust Administrator so long as the Master Servicer and the Trust Administrator are the same person).  When the Master Servicer, the Modification Oversight Agent and each Servicer (or any Servicing Function Participant engaged by them) submit their Assessments of Compliance to the Trust Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation), pursuant to Section 14.08, of each Servicing Function Participant engaged by it.

Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Trust Administrator, a Servicer, a Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Trust Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit Q and on any similar exhibit set forth in the Designated Servicing Agreement in respect of the Designated Servicer and notify the Depositor of any exceptions.  None of such parties will be required to deliver any such assessments until March 30 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

The Master Servicer shall include all Assessments of Compliance received by it from the Servicers with its own Assessment of Compliance to be submitted to the Trust Administrator and the Certificate Insurer pursuant to this Section.

In the event the Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 14.07, or to such other applicable agreement, notwithstanding any termination, assignment or resignation.

The Master Servicer shall enforce any obligation of the Designated Servicer and the Custodians, to the extent set forth in the Designated Servicing Agreement or Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the Designated Servicing Agreement or Custodial Agreement, as applicable.  The Master Servicer shall include such Assessment of Compliance with its own Assessment of Compliance to be submitted to the Trust Administrator and the Trustee pursuant to this Section.

Notwithstanding anything to the contrary in this Section, Wells Fargo, in its capacity as a Servicer shall deliver its Assessment of Compliance to the Master Servicer (only so long as Wells Fargo is the Master Servicer) who in turn will forward such items to the appropriate parties.

SECTION 14.08

Accountant’s Attestation.

By March 1 of each year, commencing in 2007, the Master Servicer, the Trust Administrator and each Servicer, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trust Administrator or a Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Trust Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such Accountant’s Attestations from the Master Servicer, each Servicer, the Designated Servicer, each Custodian, the Trust Administrator or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Trust Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such assessments until March 30 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the trust for the preceding calendar year.

The Master Servicer shall include each Accountant’s Attestation furnished to it by the Servicers with its own Accountant’s Attestation to be submitted to the Trust Administrator and Certificate Insurer pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, any Custodian, any Servicer or Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall at its own expense cause a registered public accounting firm to provide an Accountant’s Attestation pursuant to this Section 14.08, or other applicable agreement, notwithstanding any such termination, assignment or resignation.

The Master Servicer shall enforce any obligation of the Designated Servicer and the Custodians, to the extent set forth in the Designated Servicing Agreement and the related Custodial Agreement, as applicable, to deliver to the Master Servicer an attestation as may be required pursuant to, the Designated Servicing Agreement or Custodial Agreement as applicable.  The Master Servicer shall include each such attestation with its own Accountant’s Attestation to be submitted to the Trust Administrator pursuant to this Section.

SECTION 14.09

Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), required to be included therewith pursuant to the Sarbanes-Oxley Act.  Each Servicer, the Master Servicer and the Trust Administrator shall provide, and each Servicer, the Master Servicer and the Trust Administrator shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit U, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The Depositor shall serve as the Certifying Person on behalf of the Trust.  In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 14.09 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Designated Servicer, to the extent set forth in the Designated Servicing Agreement, to deliver to the Master Servicer a certification similar to the Back-Up Certification as may be required pursuant to the Designated Servicing Agreement.

SECTION 14.10

Indemnification.

Each party required to deliver an Assessment of Compliance and an Accountant’s Attestation and/or an Item 1123 Certificate under Article XIV (each, a “Responsible Party”) shall indemnify and hold harmless the Trust Administrator, the Master Servicer and the Depositor and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Responsible Party of any if its obligations under this Article XIV including particularly its obligation to provide any Back-Up Certification, any Assessment of Compliance and an Accountant’s Attestation and/or an Item 1123 Certificate or any information, data or materials required to be included in any Exchange Act report, (b) any misstatement or omission in any information, data or materials provided by such Responsible Party (or, in the case of the Trust Administrator or Master Servicer, any material misstatement or material omission in (i) any 1123 Certification, Assessment of Compliance or Accountant’s Attestation delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement or (ii) any additional Form 10-D, Form 10-K or Form 8-K disclosure concerning the Master Servicer or the Trust Administrator, or (c) the negligence, bad faith or willful misconduct of such Responsible Party in connection with the performance of any if its obligations hereunder.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Trust Administrator or the Depositor, then each Responsible Party agrees that it shall contribute to the amount paid or payable by Trust Administrator, the Master Servicer or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by the Master Servicer, the Trust Administrator or the Depositor, as applicable, in such proportion as is appropriate to reflect the relative fault of Trust Administrator or the Depositor, as applicable, on the one hand and such Responsible Party, on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, the Servicers, the Trustee and the Trust Administrator have caused their names to be signed hereto by their respective officer’s thereunto duly authorized all as of the first day of November 2006.

CREDIT SUISSE FIRST BOSTON MORTGAGE
SECURITIES CORP., as Depositor

By:/s/ Kevin Steele

Name: Kevin Steele

Title: Vice President

DLJ MORTGAGE CAPITAL, INC., as a Seller

By:/s/ Tim Kuo

Name: Tim Kuo

Title: Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator

By:/s/ Amy Doyle

Name: Amy Doyle

Title: Vice President

SELECT PORTFOLIO SERVICING, INC., as a Servicer

By:/s/ Timothy J. O’Brien

Name: Timothy J. O’Brien

Title: EVP of Operations

SELECT PORTFOLIO SERVICING, INC., as a Modification Oversight Agent

By: /s/ Timothy J. O’Brien

Name: Timothy J. O’Brien

Title: Executive Vice President of Operations

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:/s/ Charles F. Pedersen

Name: Charles F. Pedersen

Title: Vice President

WELLS FARGO BANK, N.A., as Servicer

By:/s/ Ruth M. Kovalski

Name: Ruth M. Kovalski

Title: Vice President

STATE OF NEW YORK

)

:  ss.:

COUNTY OF NEW YORK

)

On this 29th day of November 2006, before me, personally appeared               Kevin Steele, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities  Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

     /s/    Richard M. Peterson

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

:  ss.:

COUNTY OF NEW YORK

)

On the 29th day of November 2006 before me, personally appeared Tim Kuo, known to me to be a Vice President of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

     /s/    Richard M. Peterson

Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA

)

:  ss.:

COUNTY OF RAMSEY

)

On the 29th of November 2006 before me, a Notary Public in and for said State, personally appeared Charles F. Pedersen known to me to be a Vice President of U.S. Bank National Association, a New York banking corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

      /s/    Joshua K. Wilkening

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND                  )

:  ss.:

COUNTY OF HOWARD                   )

On the 27th of November 2006 before me, a Notary Public in and for said State, personally appeared Amy Doyle known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

    /s/     Graham M. Oglesby

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND                  )

:  ss.:

COUNTY OF FREDERICK              )

On the 29th of November 2006 before me, a Notary Public in and for said State, personally appeared Ruth M. Kovalski known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/   Susan M. Chicca

Notary Public

[NOTARIAL SEAL]

STATE OF UTAH

)

:  ss.:

COUNTY OF SALT LAKE

)

On the 22nd of November 2006 before me, a Notary Public in and for said State, personally appeared Timothy J. O’Brien known to me to be an EVP of Operations of Select Portfolio Servicing, Inc., the Utah corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

   /s/     Kristen M. Thompson

Notary Public

[NOTARIAL SEAL]